UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Kimberly-Clark Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

For 2016 Annual Meeting of Stockholders

March 11, 2016

Thomas J. Falk

Chairman of the Board and

Chief Executive Officer

FELLOW STOCKHOLDERS:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Kimberly-Clark Corporation. The meeting will be held on Wednesday, May 4, 2016, at 9:00 a.m. at our World Headquarters, which is located at 351 Phelps Drive, Irving, Texas.

At the Annual Meeting, stockholders will be asked to elect eleven directors for a one-year term, ratify the selection of Kimberly-Clark’s independent auditors, approve the compensation for our named executive officers, reapprove the performance goals under the Corporation’s 2011 Equity Participation Plan, and approve the amended and restated 2011 Outside Directors’ Compensation Plan. These matters are fully described in the accompanying Notice of Annual Meeting and proxy statement.

Your vote is important. Regardless of whether you plan to attend the meeting, I urge you to vote your shares as soon as possible. You may vote using the proxy form by completing, signing, and dating it, then returning it by mail. Also, most of our stockholders can submit their vote by telephone or through the Internet. If telephone or Internet voting is available to you, instructions will be included on your proxy form. Additional information about voting your shares is included in the proxy statement.

Sincerely,

2016 Proxy Statement

Notice of Annual Meeting of Stockholders TO BE HELD MAY 4, 2016 AT OUR WORLD HEADQUARTERS 351 Phelps Drive Irving, Texas

The Annual Meeting of Stockholders of Kimberly-Clark Corporation will be held at our World Headquarters, which is located at 351 Phelps Drive, Irving, Texas, on Wednesday, May 4, 2016, at 9:00 a.m. for the following purposes:

1.   To elect as directors the eleven nominees named in the accompanying proxy statement;

2.   To ratify the selection of Deloitte & Touche LLP as our independent auditors for 2016;

3.   To approve the compensation for our named executive officers in an advisory vote;

4.   To reapprove the performance goals under the Corporation’s 2011 Equity Participation Plan; and

5.   To approve the amended and restated 2011 Outside Directors’ Compensation Plan.

Stockholders also will take action upon any other business that may properly come before the meeting.

Stockholders of record at the close of business on March 7, 2016 are entitled to notice of and to vote at the meeting or any adjournments.

It is important that your shares be represented at the meeting. I urge you to vote promptly by using the Internet or telephone or by signing, dating and returning your proxy form.

The accompanying proxy statement also is being used to solicit voting instructions for shares of Kimberly-Clark common stock that are held by the trustees of our employee benefit and stock purchase plans for the benefit of the participants in the plans. It is important that participants in the plans indicate their preferences by using the Internet or telephone or by signing, dating and returning the voting instruction card, which is enclosed with the proxy statement, in the business reply envelope provided.

To attend in person, please register by following the instructions on page 11.

	March 11, 2016	By Order of the Board of Directors. Jeffrey P. Melucci Vice President— Deputy General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 4, 2016

The Proxy Statement and proxy card, as well as our Annual Report on

Form 10-K for the year ended December 31, 2015, are available at

http://www.kimberly-clark.com/investors.

2016 Proxy Statement	1

5	Proxy Summary

9	Information About Our Annual Meeting

9	How We Provide Proxy Materials

9	Who May Vote

9	How To Vote

10	How to Revoke or Change Your Vote

10	Votes Required

10	How Abstentions will be Counted

11	Effect of Not Instructing Your Broker

11	Direct Stock Purchase and Dividend Reinvestment Plan

11	Employee Benefit Plans

11	Attending the Annual Meeting

11	Costs of Solicitation

12	Corporate Governance

12	Board Leadership Structure

13	Director Independence

14	Board Meetings

14	Board Committees

19	Compensation Committee Interlocks and Insider Participation

19	Stockholder Rights

20	Communicating With Directors; Stockholder Engagement Policy

20	Investor Outreach

20	Other Corporate Governance Policies and Practices

23	Proposal 1. Election of Directors

23	Process for Director Elections

23	Process and Criteria for Nominating Directors

25	Committee Review of Attributes of Current Directors

25	Diversity of Directors

25	The Nominees

31	Director Compensation

32	2015 Outside Director Compensation

35	Proposal 2. Ratification of Auditors

36	Principal Accounting Firm Fees

2	2016 Proxy Statement

36	Audit Committee Approval of Audit and Non-Audit Services

37	Audit Committee Report

38	Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation

39	Compensation Discussion and Analysis

39	2015 Compensation Highlights

42	Executive Compensation Objectives and Policies

44	Components of Our Executive Compensation Program

45	Setting Annual Compensation

47	Executive Compensation for 2015

55	Benefits and Other Compensation

56	Executive Compensation for 2016

59	Additional Information About Our Compensation Practices

62	Management Development and Compensation Committee Report

63	Analysis of Compensation-Related Risks

64	Compensation Tables

64	Summary Compensation

68	Grants of Plan-Based Awards

69	Discussion of Summary Compensation and Plan-Based Awards Tables

70	Outstanding Equity Awards

72	Option Exercises and Stock Vested

72	Pension Benefits

75	Nonqualified Deferred Compensation

78	Potential Payments on Termination or Change of Control

85	Proposal 4. Reapproval of Performance Goals Under the 2011 Equity Participation Plan

85	Purpose

85	Plan Term

85	Administration

86	Eligibility

86	Shares Authorized; Share Limitations

87	Section 162(m)

87	Awards

89	Performance Goals

89	Vesting

89	Amendment of the 2011 Plan; Modifications of Awards

2016 Proxy Statement	3

90	Re-pricings and Cash Buyouts Prohibited

90	Effect of Change of Control

91	Non-Transferability of Awards

91	Use of Proceeds

91	U.S. Federal Income Tax Consequences

91	Closing Quotation

92	Equity Compensation Plan Information

93	Proposal 5. Approval of Amended and Restated 2011 Outside Directors’ Compensation Plan

93	Plan Term

93	Shares to be Granted

93	Annual Individual Limit

94	Awards

95	Administration; Termination

95	Amendment; Expiration

95	Effect of Section 409A of the Code

96	U.S. Federal Tax Consequences

96	Plan Benefits

97	Other Information

97	Security Ownership Information

99	Section 16(a) Beneficial Ownership Reporting Compliance

99	Transactions with Related Persons

100	Stockholders Sharing the Same Household

100	Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

100	Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement

100	Stockholder Director Nominees Not Included in Next Year’s Proxy Statement

101	Other Stockholder Proposals Not Included in Next Year’s Proxy Statement

102	Other Matters to be Presented at the Meeting

Appendices

A-1	Appendix A - 2011 Equity Participation Plan

B-1	Appendix B - 2011 Equity Participation Plan — U.S. Federal Income Tax Consequences

C-1	Appendix C - 2011 Outside Directors’ Compensation Plan

D-1	Appendix D - 2011 Outside Directors’ Compensation Plan — U.S. Federal Income Tax Consequences

4	2016 Proxy Statement

Proxy Summary

This section contains only selected information. Stockholders should review the entire Proxy Statement before casting their votes.

Matters for Stockholder Voting

Proposal		Description	Board voting recommendation

1	Election of Directors	Election of 11 directors to serve for a one-year term	FOR all nominees

2	Ratification of auditors for the coming year	Approval of the Audit Committee’s selection of Deloitte & Touche LLP as Kimberly-Clark’s independent auditor for 2016	FOR

3	Say-on-pay	Advisory approval of our named executive officers’ compensation	FOR

4	Reapproval of performance goals under 2011 Equity Participation Plan	Reapproval of performance goals in order to meet requirements of Section 162(m) of the Internal Revenue Code for performance-based compensation	FOR

5	Approval of amended and restated 2011 Outside Directors’ Compensation Plan	Approval of amendment to add an annual limit on compensation that can be paid to an individual director	FOR

2015 Performance and Compensation Highlights

The Management Development and Compensation Committee of our Board concluded that Kimberly-Clark’s management delivered financial performance in 2015 that was above-target from an overall perspective, as reflected in the financial metrics of our annual incentive program.

For details on how these measures are adjusted, see “Compensation Discussion and Analysis — Executive Compensation for 2015, 2015 Performance Goals, Performance Assessments and Payouts.”
Performance Measures	2015 Results	2015 Target

Net sales	$18.59 billion	$19.00 billion

Adjusted EPS	$5.76	$5.70

Adjusted OPROS improvement	+120 bps	+90 bps

2016 Proxy Statement	5

Proxy Summary

Based on this performance, the Committee approved annual cash incentives for 2015 slightly above the target amount, including an annual incentive payout for our Chief Executive Officer of 105 percent.

The chart at left shows the Total Shareholder Return for Kimberly-Clark, our Executive Compensation Peer Group (taken as a whole) and the S&P 500 for the previous five years. We believe this indicates that the execution of our global business plan and the oversight by our management and Board have been effective for the growth of Kimberly-Clark as well as for returning value to our stockholders.

Corporate Governance

In 2015, we took the following new governance actions:

adopted a proxy access By-Law amendment

adopted a formal stockholder engagement policy

adopted a policy prohibiting hedging and pledging of our common stock by directors, executive officers and other designated employees, and added Michael D. White, former Chairman, President and Chief Executive Officer of DIRECTV, to our Board of Directors.

The Corporate Governance section beginning on page 12 describes our governance framework, which includes the following:

Our Corporate Governance Profile

Independent Lead Director	Stockholders have Right to Call Special Meetings

Independent Board Committees	Proxy Access Rights

Annual Board and Committee Evaluations	Stockholder Engagement Policy and Robust Outreach Program

Annually Elected Directors	Anti-Hedging and Pledging Policy

Independent Directors Meet Without Management Present	Stock Ownership Guidelines for Directors and Executive Officers

Robust Succession Planning and Risk Oversight	Codes of Conduct for Directors, Officers and Employees

Majority Voting in Director Elections

6	2016 Proxy Statement

Proxy Summary

Our Board Nominees

Listed below are Kimberly-Clark’s Board nominees. We believe they collectively possess the necessary experience and attributes to effectively guide our company and reflect the diversity of our global consumers.

Name Main Occupation	Committee Roles*	Independent	Experience Highlights
Thomas J. Falk Chairman of the Board and CEO Kimberly-Clark Corporation	EC

▶  Meets NYSE financial literacy requirements; background in accounting

▶  Leadership experience as a CEO

▶   Industry knowledge

▶  International experience

▶  Marketing, compensation, governance, and public company board experience

John F. Bergstrom Chairman and CEO Bergstrom Corporation	AC	✓	▶ Audit Committee Financial Expert ▶ Leadership experience as a CEO ▶ Provides diversity of background/viewpoint ▶ Marketing, compensation, governance and public company board experience
Abelardo E. Bru Retired Vice Chairman Pepsico, Inc.	MDCC (Chair) EC	✓

▶  Meets NYSE financial literacy requirements

▶   Leadership experience as a CEO

▶   Industry knowledge

▶  International experience

▶  Provides diversity of background/viewpoint

▶   Marketing, compensation, governance and public company board experience

Robert W. Decherd Vice Chairman A.H. Belo Corporation	AC	✓	▶ Audit Committee Financial Expert ▶ Leadership experience as a CEO ▶ Provides diversity of background/viewpoint ▶ Marketing, compensation, governance and public company board experience
Fabian T. Garcia COO Global Innovation and Growth, Europe & Hill’s Pet Nutrition, Colgate-Palmolive Company	MDCC NCGC	✓

▶  Meets NYSE financial literacy requirements

▶   Leadership experience as a COO

▶   Industry knowledge

▶  International experience

▶  Provides diversity of background/viewpoint

▶   Marketing, compensation and governance experience

Mae C. Jemison, M.D. President The Jemison Group	MDCC NCGC	✓

▶  Meets NYSE financial literacy requirements

▶   Leadership experience with start-ups and non-profits

▶   International experience

▶   Provides diversity of background/viewpoint

▶   Compensation, governance and public company board experience

* AC	Audit Committee

* EC	Executive Committee

* MDCC	Management Development and Compensation Committee

* NCGC	Nominating and Corporate Governance Committee

2016 Proxy Statement	7

Proxy Summary

Our Board Nominees (continued)

Name Main Occupation	Committee Roles*	Independent	Experience Highlights
James M. Jenness Retired Chairman of the Board and CEO Kellogg Company	EC (Chair)	✓ Independent Lead Director	▶ Meets NYSE financial literacy requirements ▶ Leadership experience as a CEO ▶ Industry knowledge ▶ International experience ▶ Marketing, compensation, governance and public company board experience
Nancy J. Karch Retired Director McKinsey & Co.	NCGC (Chair) EC	✓

▶  Meets NYSE financial literacy requirements; background in finance

▶  Leadership experience as a Senior Executive

▶   Industry knowledge

▶  Provides diversity of background/viewpoint

▶  Compensation, governance and public company board experience

Ian C. Read Chairman of the Board and CEO Pfizer, Inc.	AC (Chair) EC	✓

▶  Audit Committee Financial Expert

▶   Leadership experience as a CEO

▶   International experience

▶   Provides diversity of background/viewpoint

▶   Marketing, compensation, governance and public company board experience

Marc J. Shapiro Retired Vice Chairman, JPMorgan Chase & Co.	MDCC NCGC	✓

▶  Meets NYSE financial literacy requirements; background in banking/finance

▶  Leadership experience as a CEO

▶   Provides diversity of background/viewpoint

▶   Compensation, governance and public company board experience

Michael D. White Former Chairman, President and Chief Executive Officer of DIRECTV	AC	✓

▶  Audit Committee Financial Expert

▶   Leadership experience as a CEO

▶   Provides diversity of background/viewpoint

▶   Marketing, compensation, governance and public company board experience

▶   Digital marketing and e-commerce experience

* AC	Audit Committee

* EC	Executive Committee

* MDCC	Management Development and Compensation Committee

* NCGC	Nominating and Corporate Governance Committee

8	2016 Proxy Statement

Information About Our

Annual Meeting

On behalf of the Board of Directors of Kimberly-Clark Corporation, we are soliciting your proxy for use at the 2016 Annual Meeting of Stockholders, to be held on May 4, 2016, at 9:00 a.m. at our World Headquarters in Irving, Texas.

How We Provide Proxy Materials

We began providing our proxy statement and form of proxy to stockholders on March 11, 2016.

As Securities and Exchange Commission (“SEC”) rules permit, we are making our proxy statement and our annual report available to many of our stockholders via the Internet rather than by mail. This reduces printing and delivery costs and supports our sustainability efforts. You may have received in the mail a “Notice of Electronic Availability” explaining how to access this proxy statement and our annual report on the Internet and how to vote online. If you received this Notice but would like to receive a paper copy of the proxy materials, you should follow the instructions contained in the notice for requesting these materials.

Who May Vote

If you were a stockholder of record at the close of business on the record date of March 7, 2016, you are eligible to vote at the meeting. Each share that you own entitles you to one vote.

As of the record date, 360,669,790 shares of our common stock were outstanding.

How To Vote

You may vote in person by attending the meeting, by using the Internet or telephone, or (if you received printed proxy materials) by completing and returning a proxy form by mail. If telephone or Internet voting is available to you, see the instructions on the notice of electronic availability or the proxy form and have the notice or proxy form available when you access the Internet website or place your telephone call. To vote your proxy by mail, mark your vote on the proxy form, then follow the instructions on the card.

Please note that if you received a notice of electronic availability as described above, you cannot vote your shares by filling out and returning the notice. Instead, you should follow the instructions contained in the notice on how to vote by using the Internet or telephone.

2016 Proxy Statement	9

Information About Our Annual Meeting How Abstentions will be Counted

The named proxies will vote your shares according to your directions. The voting results will be certified by independent Inspectors of Election.

If you sign and return your proxy form, or if you vote using the Internet or by telephone, but you do not specify how you want to vote your shares, the named proxies will vote your shares as follows:

FOR the election of directors named in this proxy statement

FOR ratification of the selection of our independent auditors

FOR approval of the compensation of our named executive officers

FOR reapproval of the performance goals under the 2011 Equity Participation Plan

FOR approval of the amended and restated 2011 Outside Directors’ Compensation Plan

How To Revoke or Change

Your Vote

There are several ways to revoke or change your vote:

Mail a revised proxy form to the Corporate Secretary of Kimberly-Clark (the form must be received before the meeting starts). Use the following address: 351 Phelps Drive, Irving, TX 75038

Use the Internet voting website

Use the telephone voting procedures

Attend the meeting and vote in person

Votes Required

There must be a quorum to conduct business at the Annual Meeting, which is established by having a majority of the shares of our common stock present in person or represented by proxy.

Election of Directors. A director nominee will be elected if he or she receives a majority of the votes cast at the meeting in person or by proxy. If any nominee does not receive a majority of the votes cast, then that nominee will be subject to the Board’s existing policy regarding resignations by directors who do not receive a majority of “for” votes.

Other Proposals or Matters. Approval requires the affirmative vote of a majority of shares that are present at the Annual Meeting in person or by proxy and are entitled to vote on the proposal or matter.

How Abstentions will be Counted

Election of Directors. Abstentions will have no impact on the outcome of the vote. They will not be counted for the purpose of determining the number of votes cast or as votes “for” or “against” a nominee.

Other Proposals. Abstentions will be counted:

as present in determining whether we have a quorum

in determining the total number of shares entitled to vote on a proposal as votes against a proposal

10	2016 Proxy Statement

Information About Our Annual Meeting Costs of Solicitation

Effect of Not Instructing Your Broker

Routine Matters. If your shares are held through a broker and you do not instruct the broker on how to vote your shares, your broker may choose to leave your shares unvoted or to vote your shares on routine matters. “Proposal 2. Ratification of Auditors” is the only routine matter on the agenda at this year’s Annual Meeting.

Non-Routine Matters. Without instructions, your broker cannot vote your shares on non-routine matters, resulting in what are known as “broker non-votes.” Broker non-votes will not be considered present or entitled to vote on non-routine matters and will also not be counted for the purpose of determining the number of votes cast on these proposals.

Direct Stock Purchase and Dividend Reinvestment Plan

If you participate in our Direct Stock Purchase and Dividend Reinvestment Plan, you will receive a proxy form that represents the number of full shares in your plan account plus any other shares registered in your name. There are no special instructions for voting shares held in the plan; simply use the normal voting methods described in this proxy statement.

Employee Benefit Plans

We are also sending or otherwise making this proxy statement and voting materials available to participants who hold Kimberly-Clark stock through any of our employee benefit and stock purchase plans. The trustee of each plan will vote whole shares of stock attributable to each participant’s interest in the plans in accordance with the participant’s directions. If a participant gives no directions, the plan committee will direct the voting of his or her shares.

Attending the Annual Meeting

If you are eligible to vote, you or a duly appointed representative may attend the Annual Meeting in person. If you do plan to attend, we ask that you inform us electronically, by telephone, or by checking the appropriate box on your proxy form. This will assist us with meeting preparations and help to expedite your admittance.

If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds your shares to provide you with written proof of your share ownership as of the record date. This will enable you to gain admission to the meeting.

If you need directions to the meeting, please contact Stockholder Services by telephone at (972) 281-5317 or by e-mail at stockholders@kcc.com.

Costs of Solicitation

Kimberly-Clark will bear all costs of this proxy solicitation, including the cost of preparing, printing and delivering materials, the cost of the proxy solicitation and the expenses of brokers, fiduciaries and other nominees who forward proxy materials to stockholders. In addition to mail and electronic means, our employees may solicit proxies by telephone or otherwise. We have retained D. F. King & Co., Inc. to aid in the solicitation at a cost of approximately $20,000 plus reimbursement of out-of-pocket expenses.

2016 Proxy Statement	11

Corporate Governance

Our governance structure and processes are based on a number of important governance documents including our Code of Conduct, Certificate of Incorporation, Corporate By-Laws, Corporate Governance Policies and our Board Committee Charters. These documents, which are available in the Investors section of our website at www.kimberly-clark.com, guide the Board and our management in the execution of their responsibilities.

Kimberly-Clark believes that there is a direct connection between good corporate governance and long-term, sustained business success, and we believe it is important to uphold sound governance practices. As such, the Board reviews its governance practices and documents on an ongoing basis, considering changing regulatory requirements, governance trends, and issues raised by our stockholders. After careful evaluation, we may periodically make changes to maintain or enhance current governance practices and promote stockholder value.

Board Leadership Structure

The Board has established a leadership structure that allocates responsibilities between our Chairman of the Board and Chief Executive Officer (CEO) and our Lead Director. The Board believes that this allocation provides for dynamic Board leadership while maintaining strong independence and oversight.

Consistent with this leadership structure, at least once a quarter our Lead Director, who is an independent director, chairs executive sessions of our non-management directors. Members of the company’s senior management team do not attend these sessions.

Chairman and Chief Executive Officer Positions

The Board’s current view is that a combined Chairman and CEO position, coupled with a predominantly independent board and a proactive, independent Lead Director, promotes candid discourse and responsible corporate governance. Mr. Falk serves as Chairman of the Board and CEO. The Board believes Mr. Falk’s thirty years of operational and management experience at Kimberly-Clark has demonstrated the leadership and vision necessary to lead the Board and Kimberly-Clark. Accordingly, Mr. Falk continues to serve in this combined role at the pleasure of the Board without an employment contract.

Lead Director

Mr. Jenness served as independent Lead Director in 2015. Our Corporate Governance Policies outline the significant role and responsibilities of the Lead Director, which include:

Chairing the Executive Committee

Chairing executive sessions at which non-management directors meet outside management’s presence, and providing feedback from such sessions to the Chief Executive Officer

Coordinating the activities of the Independent Directors

Providing input on agendas and schedules for Board meetings

Leading (with the Chairman of the Nominating and Corporate Governance Committee) the annual Board evaluation

12	2016 Proxy Statement

Corporate Governance Director Independence

Leading (with the Chairman of the Management Development and Compensation Committee) the Board’s review and discussion of the Chief Executive Officer’s performance

Providing feedback to individual directors following their periodic evaluations

Speaking on behalf of the Board and chairing Board meetings when the Chairman of the Board is unable to do so

Acting as a direct conduit to the Board for stockholders, employees and others according to the Board’s policies

Director Independence

Our By-Laws provide that a majority of our directors must be independent (“Independent Directors”). We believe our independent board helps ensure good corporate governance and strong internal controls.

Our Corporate Governance Policies, as adopted by the Board, provide independence standards consistent with the rules and regulations of the SEC and the listing standards of the New York Stock Exchange (“NYSE”). Our independence standards can be found in Section 17 of our Corporate Governance Policies.

The Board has determined that all directors and nominees, except for Thomas J. Falk, are Independent Directors and meet the independence standards in our Corporate Governance Policies. In addition, the Board previously reviewed the independence of former directors John R. Alm, who did not stand for re-election at our 2015 Annual Meeting, and Linda Johnson Rice, who resigned in August 2015, and found that Mr. Alm and Ms. Johnson Rice were also independent. In making these determinations, the Board considered the following:

We made charitable contributions of $132,000 in 2013 and $175,000 in 2014 and paid approximately $85,000 in 2013 for venue rental to the Fox Cities Performing Arts Center in Appleton, Wisconsin, where Mr. Bergstrom is a director. We have significant operations and a significant number of employees in the Fox Cities area of Wisconsin.

Companies majority-owned by Mr. Bergstrom paid us approximately $55,000 in 2013, $57,000 in 2014 and $57,000 in 2015 to lease excess hangar space at an airport near Appleton, Wisconsin and approximately $195,000 in 2013, $200,000 in 2014 and $205,000 in 2015 for pilot services pursuant to a pilot sharing contract. In addition, these companies paid us approximately $196,000 in 2013, $197,000 in 2014 and $201,000 in 2015 for scheduling and aircraft services for their airplane.

We paid approximately $111,000 in 2013, $78,600 in 2014 and $8,000 in 2015 for automobiles and related services to car dealerships in the Neenah, Wisconsin area that are majority-owned by Mr. Bergstrom.

We made a charitable contribution of $50,000 in 2013 to the Education is Freedom Foundation, where Mr. Bru is a director.

We purchased advertising totaling $43,000 in 2014 for advertising services from entities owned directly or indirectly by A.H. Belo Corporation, where Mr. Decherd serves as Vice Chairman of the Board.

We paid approximately $51,000 in 2013 and $16,000 in 2014 for the purchase of products for cooperative marketing to Colgate-Palmolive Company, where Mr. Garcia is Chief Operating Officer, Global Innovation and Growth, Europe & Hill’s Pet Nutrition.

Colgate-Palmolive Company paid us approximately $78,000 in 2013 for products.

2016 Proxy Statement	13

Corporate Governance Board Committees

Pfizer, Inc., for which Mr. Read serves as Chairman and Chief Executive Officer, paid us approximately $89,000 in 2013, $42,000 in 2014 and $77,000 in 2015 for products.

We made a charitable contribution of $25,000 in each of 2013, 2014 and 2015 to the United Negro College Fund, where Ms. Johnson Rice is a director.

We purchased advertising totaling $90,000 in 2013 and $20,000 in 2014 from entities owned directly or indirectly by Johnson Publishing Company, Inc., where Ms. Johnson Rice is Chairman. These amounts constituted less than five percent of the gross revenues of Johnson Publishing Company, Inc., for 2013 and 2014, respectively.

We paid approximately $645,000 in 2013, $665,000 in 2014 and $497,000 in 2015 to JPMorgan Chase & Co. (“JPMC”) for investment banking services. Mr. Shapiro serves as a consultant to JPMC and as non-executive Chairman of its Texas operations. We do not believe his relationship with JPMC gives him a direct or indirect material interest in our transactions with JPMC.

The NYSE listing standards and our own Corporate Governance Policies establish certain levels at which transactions are considered to have the potential to affect a director’s independence. The transactions listed above all fall below these levels.

Board Meetings

The Board of Directors met six times in 2015. All of the directors attended in excess of 75 percent of the total number of meetings of the Board and the committees on which they served.

All of our directors are encouraged to attend our annual meeting of stockholders. All of our directors attended the 2015 Annual Meeting, with the exception of Mr. Alm, who retired from the Board just prior to the 2015 Annual Meeting.

Board Committees

The standing committees of the Board include the Audit Committee, Management Development and Compensation Committee, Nominating and Corporate Governance Committee, and Executive Committee. In compliance with applicable NYSE corporate governance listing standards, the Board has adopted charters for all Committees except the Executive Committee.

Our Committee charters are available in the Investors section of our website at www.kimberly-clark.com.

As set forth in our Corporate Governance Policies, the Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees all have the authority to retain independent advisors and consultants, with all costs paid by Kimberly-Clark.

14	2016 Proxy Statement

Corporate Governance Board Committees

Audit Committee

Chairman: Ian C. Read

Other members: John F. Bergstrom, Robert W. Decherd, and Michael D. White

The Board has determined that each Audit Committee member is an “audit committee financial expert” under SEC rules and regulations. In addition, all Audit Committee members satisfy the NYSE’s financial literacy requirements and qualify as Independent Directors under the rules of the SEC and the NYSE, as well as under our Corporate Governance Policies. See “Corporate Governance - Director Independence” for additional information on Independent Directors.

No member of the Audit Committee serves on the audit committees of more than three public companies. Under our Audit Committee Charter and NYSE corporate governance listing standards, if a member were to serve on more than three such committees, the Board would then determine whether this situation impairs the member’s ability to serve effectively on our Audit Committee, and we would post information about this determination on the Investors section of our website at www.kimberly-clark.com.

During 2015 the Committee met eight times.

The Committee’s principal functions, as specified in its charter, include:

Overseeing:

the quality and integrity of our financial statements

our compliance programs

our hedging strategies and policies

the independence, qualification and performance of our independent auditors the performance of our internal auditors

Selecting and engaging our independent auditors, subject to stockholder ratification

Pre-approving all audit and non-audit services that our independent auditors provide

Reviewing the scope of audits and audit findings, including any comments or recommendations of our independent auditors

Establishing policies for our internal audit programs

Overseeing the company’s risk management program (including risks related to data privacy and cybersecurity) and receiving periodic reports from management on risk assessments, the risk management process, and issues related to the risks of managing our business

For additional information about the Audit Committee’s oversight activities in 2015, see “Proposal 2. Ratification of Auditors - Audit Committee Report.”

2016 Proxy Statement	15

Corporate Governance Board Committees

Management Development and Compensation Committee

Chairman: Abelardo E. Bru

Other members: Fabian T. Garcia, Mae C. Jemison, M.D. and Marc J. Shapiro

Each member of this Committee is an Independent Director under the rules of the SEC and the NYSE, as well as under our Corporate Governance Policies. The Committee met five times in 2015.

The Committee’s principal functions, as specified in its charter, include:

Establishing and administering the policies governing annual compensation and long-term compensation, including stock option awards, restricted stock awards and restricted share unit awards, such that the policies are designed to align compensation with our overall business strategy and performance

Setting, after an evaluation of his overall performance, the compensation level of the Chief Executive Officer

Determining, in consultation with the Chief Executive Officer, compensation levels and performance targets for the senior executive team

Overseeing:

leadership development for senior management and future senior management candidates a periodic review of our long-term and emergency succession planning for the Chief Executive Officer and other key officer positions, in conjunction with our Board key organizational effectiveness and engagement policies

Reviewing diversity and inclusion programs and related metrics

Annually reviewing our compensation policies and practices for the purpose of mitigating risks arising from these policies and practices that could reasonably have a material adverse effect

Roles of the Committee and the CEO in Compensation Decisions

Each year, the Committee reviews and sets the compensation of the officers that are elected by the Board (our “elected officers”), including our Chief Executive Officer and our other executive officers. The Committee’s charter does not permit the Committee to delegate to anyone the authority to establish any compensation policies or programs for elected officers, including our executive officers. With respect to officers that have been appointed to their position (our “non-elected officers”), our Chief Executive Officer has the authority to establish compensation programs and to approve equity grants. However, only the Committee may make grants to elected officers, including our executive officers.

Our Chief Executive Officer makes a recommendation to the Committee each year on the appropriate target annual compensation for each of the other executive officers. The Committee makes the final determination of the target annual compensation for each executive officer, including our Chief Executive Officer. While our Chief Executive Officer and Chief Human Resources Officer typically attend Committee meetings, none of the other executive officers is present during the portion of the Committee’s meetings when compensation for executive officers is set. In addition, our Chief Executive Officer is not present during the portion of the Committee’s meetings when his compensation is set.

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Corporate Governance Board Committees

For additional information on the Committee’s processes and procedures for determining executive compensation, and for a detailed discussion of our compensation policies, see “Compensation Discussion and Analysis.”

Use of Compensation Consultants

The Committee’s charter authorizes it to retain advisors, including compensation consultants, to assist it in its work. The Committee believes that compensation consultants can provide important market information and perspectives that can help it determine compensation programs that best meet the objectives of our compensation policies. In selecting a consultant, the Committee evaluates the independence of the firm as a whole and of the individual advisors who will be working with the Committee.

Independent Committee Consultant. In 2015, the Committee retained Semler Brossy Consulting Group as its independent executive compensation consultant. According to the Committee’s written policy, the independent Committee consultant provides services solely to the Committee and not to Kimberly-Clark. Semler Brossy has no other business relationship with Kimberly-Clark and receives no payments from us other than fees for services to the Committee. Semler Brossy reports directly to the Committee, and the Committee may replace it or hire additional consultants at any time. A representative of Semler Brossy attends Committee meetings and communicates with the Chairman of the Committee between meetings from time to time.

The scope of Semler Brossy’s engagement in 2015 included:

Conducting a review of the competitive market data (including base salary, annual incentive targets and long-term incentive targets) for our executive officers, including our Chief Executive Officer

Reviewing and commenting, as requested by the Committee, on recommendations by management and Mercer Human Resource Consulting (“Mercer”) concerning executive compensation programs, including program changes and redesign, special awards, change-of-control provisions, our executive compensation peer group, any executive contract provisions, promotions, retirement and related items

Reviewing and commenting on the Committee’s report for the proxy statement

Attending Committee meetings

Periodically consulting with the Chairman of the Committee

During 2015, at the request of the Committee, a representative of Semler Brossy attended all Committee meetings.

Kimberly-Clark Consultant. To assist management and the Committee in assessing our compensation programs and determining appropriate, competitive compensation for our executive officers, Kimberly-Clark annually engages an outside compensation consultant. In 2015, it retained Mercer for this purpose. Mercer has provided consulting services to Kimberly-Clark on a wide variety of human resources and compensation matters, both at the officer and non-officer levels. During 2015, Mercer provided advice and counsel on various matters relating to executive and director remuneration, including the following services:

Assessing our executive compensation peer group and recommending changes as necessary

Assessing compensation levels within our peer group for executive officer positions and other selected positions

Reviewing historic and projected performance for peer group companies under the metrics we use in our annual and long-term incentive plans

2016 Proxy Statement	17

Corporate Governance Board Committees

Assisting in incentive plan design and modifications, as requested

Providing market research on various issues as requested by management

Preparing for and participating in Committee meetings, as requested

Reviewing the Compensation Discussion and Analysis section of the proxy statement and other disclosures, as requested

Consulting with management on compensation matters

Committee Assessment of Consultant Conflicts of Interest. The Committee has reviewed whether the work provided by Semler Brossy and Mercer represents any conflict of interest. Factors considered by the Committee include: (1) other services provided to Kimberly-Clark by the consultant; (2) what percentage of the consultant’s total revenue is made up of fees from Kimberly-Clark; (3) policies or procedures of the consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Committee members; (5) any shares of Kimberly-Clark stock owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on its review, the Committee does not believe that any of the compensation consultants that performed services in 2015 has a conflict of interest with respect to the work performed for Kimberly-Clark or the Committee.

Committee Report

The Committee has reviewed the “Compensation Discussion and Analysis” section of this proxy statement and has recommended that it be included in this proxy statement. The Committee’s report is located at “Compensation Discussion and Analysis — Management Development and Compensation Committee Report.”

Nominating and Corporate Governance Committee

Chairman: Nancy J. Karch

Other Members: Fabian T. Garcia, Mae C. Jemison, M.D. and Marc J. Shapiro

Each member of this Committee is an Independent Director under the rules of the SEC and the NYSE, as well as under our Corporate Governance Policies. The Committee met four times in 2015.

The Committee’s principal functions, as specified in its charter, include the following:

Overseeing the process for Board nominations

Overseeing corporate governance matters, including developing and recommending to the Board changes to our Corporate Governance Policies

Advising the Board on:

Board organization, membership, function, performance and compensation committee structure and membership

policies and positions regarding significant stockholder relations issues

Reviewing director independence standards and making recommendations to the Board with respect to the determination of director independence

Monitoring and recommending improvements to the Board’s practices and procedures

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Corporate Governance Stockholder Rights

Reviewing stockholder proposals and considering how to respond to them

Overseeing matters relating to Kimberly-Clark’s corporate social responsibility and sustainability activities and providing input to management on these programs and their effectiveness

The Committee, in accordance with its charter and our Certificate of Incorporation, has established criteria and processes for director nominations, including those proposed by stockholders. Those criteria and processes are described in “Proposal 1. Election of Directors - Process and Criteria for Nominating Directors,” “Other Information - Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement” and “Other Information - Stockholder Director Nominees Not Included in Next Year’s Proxy Statement.”

Executive Committee

Chairman: James M. Jenness (Lead Independent Director)

Other Members: Abelardo E. Bru, Thomas J. Falk, Nancy J. Karch and Ian C. Read

The Committee met one time in 2015.

The Committee’s principal function is to exercise, when necessary between board meetings, the Board’s powers to direct our business and affairs.

Compensation Committee Interlocks and Insider Participation

None of the members of the Management Development and Compensation Committee is a current or former officer or employee of Kimberly-Clark. No interlocking relationship exists between the members of our Board of Directors or the Management Development and Compensation Committee and the board of directors or compensation committee of any other company.

Stockholder Rights

Proxy Access By-Law. In December 2015, our Board adopted a “proxy access” By-Law, which allows eligible stockholders to nominate candidates for election to the Board. Proxy access candidates will be included in our proxy materials. The proxy access By-Law permits a stockholder, or a group of up to 20 stockholders, owning three percent or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials directors constituting up to two individuals or 20 percent of the Board (whichever is greater). Our Board adopted the proxy access By-Law following thoughtful discussions with stockholders through our stockholder outreach program, including discussions of the key terms.

Stockholders who wish to nominate directors under our proxy access By-Law should follow the instructions under “Other Information - Stockholder Proposals for Inclusion in Next Year’s Proxy Statement.”

Special Stockholder Meetings. Our Certificate of Incorporation allows the holders of 25 percent or more of our issued and outstanding shares of capital stock to request that a special meeting of stockholders be called, subject to procedures and other requirements set forth in our By-Laws.

Board Policy on Stockholder Rights Plans. We do not have a “poison pill” or stockholder rights plan. If we were to adopt a stockholder rights plan, the Board would seek prior stockholder approval of the plan unless, due to timing constraints or other reasons, a majority of Independent Directors of the Board determines that it would be in the best interests of stockholders to adopt a plan before obtaining stockholder approval. If a stockholder rights plan is adopted without prior stockholder approval, the plan must either be ratified by stockholders or must expire, without being renewed or replaced, within one year. The Nominating and Corporate Governance Committee reviews this

2016 Proxy Statement	19

Corporate Governance Other Corporate Governance Policies and Practices

policy statement periodically and reports to the Board on any recommendations it may have concerning the policy.

Simple Majority Voting Provisions. Our Certificate of Incorporation does not include supermajority voting provisions.

Communicating with Directors; Stockholder Engagement Policy

The Board has established a process by which stockholders and other interested parties may communicate with the Board, including the Lead Director. That process can be found in the Investors section of our website at www.kimberly-clark.com.

In 2015, we adopted a stockholder engagement policy, set forth in our Corporate Governance Policies, which formalizes the Board’s commitment to interact directly with stockholders, as appropriate. Under the policy, stockholders who wish to meet directly with members of our Board may send a meeting request to our Lead Director who will consider the request in consultation with the Corporate Secretary. Requests should include information about the party (including the number of shares held), the reason for requesting the meeting and the topics to be discussed.

Investor Outreach

We conduct extensive meetings with investors throughout the year on corporate governance matters. This ensures that management and the Board understand and consider the issues that matter most to our stockholders and enables the Corporation to address them effectively. For 2015, after considering feedback received from investors, the Board determined to adopt a proxy access By-Law, as described in “Stockholder Rights” above.

Other Corporate Governance Policies and Practices

Corporate Governance Policies. The Board of Directors first adopted Corporate Governance Policies in 1994, and has amended them from time to time as rules and regulations change and governance practices develop. These policies guide Kimberly-Clark and the Board on matters of corporate governance, including: director responsibilities, Board committees and their charters, director independence, director compensation, performance assessments of the Board and individual directors, director orientation and education, director access to management, Board access to outside financial, business and legal advisors, management development and succession planning, and Board interaction with stockholders. To see these policies, go to the Investors section of our website at www.kimberly-clark.com.

Board and Committee Evaluations. The Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively and whether its governing documents continue to remain appropriate. Each Board member is periodically evaluated on an individual basis. The process is designed and overseen by our Lead Director and our Nominating and Corporate Governance Committee, and the results of the evaluations are discussed by the full Board.

Each committee annually reviews its own performance and assesses the adequacy of its charter, and reports the results and any recommendations to the Board. The Nominating and Corporate Governance Committee oversees and reports annually to the Board its assessment of each committee’s performance evaluation process.

Code of Conduct. Kimberly-Clark has a Code of Conduct that applies to all of our directors, executive officers and employees, including our Chief Executive Officer, Chief Financial Officer and Vice President and Controller. It is available in the Investors section of our website at www.kimberly-clark.com. Any amendments to or waivers of our Code of Conduct applicable to our Chief Executive Officer, Chief Financial Officer or Vice President and Controller will also be posted at that location.

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Corporate Governance Other Corporate Governance Policies and Practices

Board and Management Roles in Risk Oversight. The Board is responsible for providing risk oversight with respect to our operations. In connection with this oversight, the Board particularly focuses on our strategic and operational risks, as well as related risk mitigation. In addition, the Board reviews and oversees management’s response to key risks facing Kimberly-Clark.

The Board’s committees review particular risk areas to assist the Board in its overall risk oversight of Kimberly-Clark:

The Audit Committee oversees our risk management program, with a particular focus on our internal controls, compliance programs, financial statement integrity and fraud risks, data privacy and cybersecurity, and related risk mitigation. In connection with this oversight, the Audit Committee receives regular reports from management on risk assessments, the risk management process, and issues related to the risks of managing our business. The Audit Committee also receives an annual enterprise risk management update, which describes our key financial, strategic, operational and compliance risks.

The Management Development and Compensation Committee reviews the risk profile of our compensation policies and practices. This process includes a review of an assessment of our compensation programs, as described in “Compensation Discussion and Analysis — Analysis of Compensation-Related Risks.”

The Nominating and Corporate Governance Committee monitors risks relating to governance matters and recommends appropriate actions in response to those risks. In addition, it provides oversight of our Corporate Social Responsibility programs and sustainability activities and receives regular updates on the effectiveness of these programs.

Complementing the Board’s overall risk oversight, our senior executive team identifies and monitors key enterprise-wide and business unit risks, providing the basis for the Board’s risk review and oversight process. We have a Global Risk Oversight Committee, consisting of management members from core business units and from our finance, treasury, global risk management, compliance and legal functions. This committee identifies significant risks for review and updates our policies for risk management in areas such as hedging, foreign currency and country risks, product liability, property and casualty risks, data privacy and cybersecurity risks, and supplier and customer risks. The Board believes the allocation of risk management responsibilities described above supplements the Board’s leadership structure by allocating risk areas to an appropriate committee for oversight, allows for an orderly escalation of issues as necessary, and helps the Board satisfy its risk oversight responsibilities.

Whistleblower Procedures. The Audit Committee has established procedures for receiving, recording and addressing any complaints we receive regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission, by our employees or others, of any concerns about our accounting or auditing practices. We also maintain a toll-free Code of Conduct telephone line and a website, each allowing our employees and others to voice their concerns anonymously.

Chief Compliance Officer. Our Vice President and Chief Compliance Officer oversees our compliance programs. His duties include: regularly updating the Audit Committee on the effectiveness of our compliance programs, providing periodic reports to the Board, and working closely with our various compliance functions to promote coordination and sharing of best practices across these functions. Our Vice President and Chief Compliance Officer is also a member of our Global Risk Oversight Committee.

Management Succession Planning. In conjunction with the Board, the Management Development and Compensation Committee is responsible for periodically reviewing the long-term management development plans and succession plans for the Chief Executive Officer and other key officers, as well as the emergency succession plan for the Chief Executive Officer and other key officers if any of these officers unexpectedly becomes unable to perform his or her duties.

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Corporate Governance Other Corporate Governance Policies and Practices

Disclosure Committee. We have established a Disclosure Committee to assist in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing our periodic securities filings with the SEC. This committee is composed of members of management and is chaired by our Vice President and Controller.

No Executive Loans. We do not extend loans to our executive officers or directors and therefore do not have any such loans outstanding.

Charitable Contributions. The Nominating and Corporate Governance Committee has adopted guidelines for the review and approval of charitable contributions by Kimberly-Clark (or any foundation under the common control of Kimberly-Clark) to organizations or entities with which a Director or an executive officer may be affiliated. We will disclose in the Investors section of our website at www.kimberly-clark.com any contributions made by us to a tax-exempt organization under the following circumstances:

An Independent Director serves as an executive officer of the tax-exempt organization; and

If within the preceding three years, contributions in any single year from Kimberly-Clark to the organization exceeded the greater of $1 million or 2 percent of the tax-exempt organization’s consolidated gross revenues.

22	2016 Proxy Statement

Proposal 1.

Election of Directors

As of the date of this proxy statement, the Board of Directors consists of eleven members. Each director’s term will expire at this year’s Annual Meeting. All the nominees standing for election at the Annual Meeting are being nominated to serve until the 2017 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. All nominees have advised us that they will serve if elected; however, should any nominee become unable to serve, proxies may be voted for another person designated by the Board.

Given the independent status of the nominees, if all nominees are elected at the Annual Meeting, ten of the eleven directors on our Board will be Independent Directors.

Process for Director Elections

Our Certificate of Incorporation provides that all of our directors must be elected annually. Our By-Laws provide that, in uncontested elections, directors must be elected by a majority of votes cast rather than by a plurality. If any incumbent director does not receive a majority of votes, he or she is required to tender his or her resignation for consideration by the Board.

Process and Criteria for Nominating Directors

The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board and Chief Executive Officer and the Lead Director. The Committee therefore recommends to the Board any new appointments and nominees for election as directors at our annual meeting of stockholders. It also recommends nominees to fill any vacancies. As provided in our Certificate of Incorporation, the Board of Directors has the authority to determine the size of the Board and to fill any vacancies that occur between annual meetings of stockholders.

The Committee may receive recommendations for Board candidates from various sources, including our directors, management and stockholders. The Nominating and Corporate Governance Committee periodically retains a search firm to assist it in identifying and recruiting director candidates meeting the criteria specified by the Committee. The Committee utilized a search firm in connection with Mr. White’s nomination. In addition, as described in “Corporate Governance – Stockholder Rights,” our By-Laws provide for proxy access stockholder nominations of director candidates. Stockholders who wish to nominate directors under our proxy access By-Law should follow the instructions under “Other Information – Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement.” Stockholders who wish to nominate directors who are not intended to be included in the Corporation’s proxy materials should follow the instructions under “Other Information – Stockholder Director Nominees Not Included in Next Year’s Proxy Statement.”

The Committee believes that the criteria for director nominees should foster effective corporate governance, support our strategies and businesses, take diversity into account and ensure that our directors, as a group, have an overall mix of the attributes needed for an effective Board. The criteria should also support the successful recruitment of qualified candidates.

2016 Proxy Statement	23

Proposal 1. Election of Directors Process and Criteria for Nominating Directors

Qualified candidates for director are those who, in the judgment of the Committee, possess all of the personal attributes and a sufficient mix of the experience attributes listed below to ensure effective service on the Board.

PERSONAL ATTRIBUTES

Leadership Lead in personal and professional lives.	Collaborative Actively participate in Board and committee matters.	Ability to communicate Possess good interpersonal skills.

Ethical Character Possess high standards for ethical behavior.	Independence Independent of management and Kimberly-Clark (for non-management directors only).	Effectiveness Bring a proactive and solution-oriented approach.

EXPERIENCE ATTRIBUTES

ATTRIBUTE	FACTORS THAT MAY BE CONSIDERED
Financial acumen Has good knowledge of business finance and financial statements	Satisfies the financial literacy requirements of the NYSE Qualifies as an audit committee financial expert under the rules and regulations of the SEC Has an accounting, finance or banking background
General business experience Possesses experience that will aid in judgments concerning business issues	Has leadership experience as a chief or senior executive officer Has experience setting compensation
Industry knowledge Possesses knowledge about our industries	Has marketing expertise, with digital marketing and e-commerce experience Has governance/public company board experience
Diversity of background and viewpoint Brings to the Board an appropriate level of diversity

  Brings a diverse viewpoint that is representative of our customer, consumer, employee and stockholder base

  Provides a different perspective (stemming, for example, from an academic background or experience from outside the consumer packaged goods industry)

Special business experience Possesses global management experience and experience with branded consumer packaged goods	Has international experience Has branded consumer packaged goods experience

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Proposal 1. Election of Directors The Nominees

Committee Review of Attributes of Current Directors

The Nominating and Corporate Governance Committee has reviewed the background of each of our current directors and their service on the Board in light of the personal and experience attributes described above. The Committee has determined that each director possesses all of the personal attributes as well as a sufficient mix of the experience attributes.

For details about each nominee’s specific experience attributes, see “The Nominees” below.

Diversity of Directors

As noted above, the Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for directors. As a result, the Committee seeks to have a diverse Board that is representative of our customer, consumer, employee and stockholder base. While the Committee carefully considers this diversity when considering nominees for director, the Committee has not established a formal policy regarding diversity in identifying director nominees. Our Board currently includes individuals of differing ages, races and genders.

The Nominees

Director since 1987

Age 69

John F. Bergstrom

Chairman and Chief Executive Officer, Bergstrom Corporation

Mr. Bergstrom has served as Chairman and Chief Executive Officer of Bergstrom Corporation, Neenah, Wisconsin, for more than the past five years. Bergstrom Corporation owns and operates automobile sales and leasing businesses and a credit life insurance company based in Wisconsin.

Public company boards served on since 2011: Advance Auto Parts, Inc., Associated Banc-Corp, WEC Energy Group, Inc. and Wisconsin Electric Power Company.

Experience attributes: Mr. Bergstrom has been determined by our Board to be an “audit committee financial expert” under the SEC’s rules and regulations, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, and has marketing, compensation, governance and public company board experience.

2016 Proxy Statement	25

Proposal 1. Election of Directors The Nominees

Director since 2005

Age 67

Abelardo E. Bru

Retired Vice Chairman, PepsiCo, Inc.

Mr. Bru retired as Vice Chairman of PepsiCo, a food and beverage company, in 2005. He joined PepsiCo in 1976. Mr. Bru served from 1999 to 2003 as President and Chief Executive Officer and in 2003 to 2004 as Chief Executive Officer and Chairman of Frito-Lay Inc., a division of PepsiCo. Prior to leading Frito-Lay, Mr. Bru led PepsiCo’s largest international business, Sabritas Mexico, as President and General Manager from 1992 to 1999. Mr. Bru is a member of the board of directors of the Education is Freedom Foundation.

Public company boards served on since 2011: DIRECTV (from May 2013 through July 2015), Kraft Foods Group, Inc. (from October 2012 through July 2015).

Experience attributes: Mr. Bru satisfies the financial literacy requirements of the NYSE, has leadership experience as a chief executive officer, has knowledge about our industries, provides diversity of background and viewpoint, has international experience and experience with branded consumer packaged goods, and has marketing, compensation, governance and public company board experience.

Director since 1996

Age 65

Robert W. Decherd

Vice Chairman, A. H. Belo Corporation

Mr. Decherd has served as Vice Chairman of the Board of A. H. Belo Corporation, a newspaper publishing and Internet company, since September 2013. Prior to that, he served as Chairman of the Board, President and Chief Executive Officer of A. H. Belo Corporation since it was spun off from Belo Corp. in February 2008. Prior to February 2008, Mr. Decherd was Chief Executive Officer of Belo Corp., a broadcasting and newspaper publishing company, for 21 years. Mr. Decherd has served as a member of the Advisory Council for the Harvard University Center for Ethics and the Board of Visitors of the Columbia Graduate School of Journalism. He is presently Chairman of Parks for Downtown Dallas, a civic organization.

Public company boards served on since 2011: A. H. Belo Corporation and Belo Corp. (through December 2013).

Experience attributes: Mr. Decherd has been determined by our Board to be an “audit committee financial expert” under the SEC’s rules and regulations, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, and has marketing, compensation, governance and public company board experience.

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Proposal 1. Election of Directors The Nominees

Director since 1999

Age 57

Thomas J. Falk

Chairman of the Board and Chief Executive Officer

Mr. Falk was elected Chairman of the Board and Chief Executive Officer in 2003 and President and Chief Executive Officer in 2002. Prior to that, he served as President and Chief Operating Officer since 1999. Mr. Falk previously had been elected Group President — Global Tissue, Pulp and Paper in 1998, where he was responsible for Kimberly-Clark’s global tissue businesses. Earlier in his career, Mr. Falk had responsibility for Kimberly-Clark’s North American Infant Care, Child Care and Wet Wipes businesses. Mr. Falk joined Kimberly-Clark in 1983 and has held other senior management positions. He has been a director of Kimberly-Clark since 1999. He also serves on the board of directors of Catalyst Inc., the University of Wisconsin Foundation, and the Consumer Goods Forum, and serves as a governor of the Boys & Girls Clubs of America.

Public company boards served on since 2011: Lockheed Martin Corporation.

Experience attributes: Mr. Falk satisfies the financial literacy requirements of the NYSE and has a background in accounting, has leadership experience as a chief executive officer, has knowledge about our industries, has international experience and experience with branded consumer packaged goods, and has marketing, compensation, governance and public company board experience.

Director since 2011

Age 56

Fabian T. Garcia

Chief Operating Officer, Global Innovation and Growth, Europe & Hill’s Pet Nutrition, Colgate-Palmolive Company

Mr. Garcia has served as Chief Operating Officer, Global Innovation and Growth, Europe and Hill’s Pet Nutrition (added responsibility in 2012), of Colgate-Palmolive Company, a household, health care and personal products company, since 2010. From 2007 to 2010, he served as Executive Vice President and President, Colgate – Latin America and Global Sustainability. He joined Colgate-Palmolive in 2003 as President, Colgate Greater Asia Pacific.

Experience attributes: Mr. Garcia satisfies the financial literacy requirements of the NYSE, has leadership experience as a chief operating officer, provides diversity of background and viewpoint, has knowledge about our industries, has international experience and experience with branded consumer packaged goods, and has marketing, compensation and governance experience.

2016 Proxy Statement	27

Proposal 1. Election of Directors The Nominees

Director since 2002

Age 59

Mae C. Jemison, M.D.

President, The Jemison Group

Dr. Jemison is founder and President of The Jemison Group, Inc., a technology consulting company, and is also the Principal for the 100 Year Starship Project, a new initiative started by DARPA that focuses on human space travel to another star within the next 100 years. She was President and founder of BioSentient Corporation, a medical devices company from 2000 to 2012. Dr. Jemison founded the Dorothy Jemison Foundation for Excellence and developed The Earth We Share international science camp. Dr. Jemison served as a professor of Environmental Studies at Dartmouth College from 1995 to 2002. From 1987 to 1993, she served as a National Aeronautics and Space Administration (NASA) astronaut. Dr. Jemison is a member of the National Academy of Sciences’ Institute of Medicine and the Greater Houston Partnership. She chaired the State of Texas Product Development and Small Business Incubator Board, and was a member of the National Advisory Council for Biomedical Imaging and Bioengineering.

Public company boards served on since 2011: Scholastic Corporation (through September 2015) and Valspar Corporation.

Experience attributes: Dr. Jemison satisfies the financial literacy requirements of the NYSE, has international experience and leadership experience of entrepreneurial start-up enterprises and non-profit organizations, provides diversity of background and viewpoint, and has compensation, governance and public company board experience.

Director since 2007

Age 69

James M. Jenness

Retired Chairman of the Board and CEO, Kellogg Company

Mr. Jenness has served as a Director of Kellogg Company, a producer of cereal and convenience foods, since 2000. From 2005 to 2014 he was Executive Chairman of the Board of Kellogg and he served as Chief Executive Officer of Kellogg from February 2005 through 2006. Mr. Jenness was Chief Executive Officer of Integrated Merchandising Systems LLC, a market leader in outsource management for retail promotion and branded merchandising, from 1997 to 2004. He served in various positions of increasing responsibility at Leo Burnett Company, Kellogg’s major advertising agency partner, from 1974 to 1997, including as Vice Chairman, Chief Operating Officer and Director. He serves as a Trustee of DePaul University and serves on DePaul’s College of Admissions Advisory Council. He is a Regent for Mercy Home for Boys and Girls.

Public company boards served on since 2011: Kellogg Company, Prestige Brands Holdings, Inc. (since May 2015).

Experience attributes: Mr. Jenness satisfies the financial literacy requirements of the NYSE, has leadership experience as a chief executive officer, has knowledge about our industries, has international experience and experience with branded consumer packaged goods, and has marketing, compensation, governance and public company board experience.

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Proposal 1. Election of Directors The Nominees

Director since 2010

Age 68

Nancy J. Karch

Retired Director, McKinsey & Co.

Ms. Karch served as a Director (senior partner) of McKinsey & Co., an independent consulting firm, from 1988 until her retirement in 2000. She had served in various executive capacities at McKinsey since 1974. Ms. Karch is Director Emeritus of McKinsey’s Stamford, Connecticut office, and serves on the boards of Northern Westchester Hospital and Northwell Health, both of which are not-for-profit entities.

Public company boards served on since 2011: CEB Inc. (through January 2015), Genworth Financial, Inc., Kate Spade & Company and Mastercard Incorporated.

Experience attributes: Ms. Karch satisfies the financial literacy requirements of the NYSE and has a background in finance, has leadership experience as a senior executive officer, provides diversity of background and viewpoint, has knowledge about our industries, has experience with branded consumer packaged goods, and has compensation, governance and public company board experience.

Director since 2007

Age 62

Ian C. Read

Chairman of the Board and Chief Executive Officer, Pfizer, Inc.

Mr. Read was elected Chairman of the Board and Chief Executive Officer in December 2011 and President and Chief Executive Officer in December 2010, of Pfizer, Inc., a drug manufacturer. Mr. Read joined Pfizer in 1978 in its financial organization. He worked in Latin America through 1995, holding positions of increasing responsibility, and was appointed President of the Pfizer International Pharmaceuticals Group, Latin America/Canada in 1996. In 2000, Mr. Read was named Executive Vice President of Europe/Canada and was named a corporate Vice President in 2001. In 2006, he was named Senior Vice President of Pfizer, as well as Group President of its Worldwide Biopharmaceutical Businesses.

Public company boards served on since 2011: Pfizer, Inc.

Experience attributes: Mr. Read has been determined by our Board to be an “audit committee financial expert” under the SEC’s rules and regulations and has a background in finance, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, has international experience, and has marketing, compensation, governance and public company board experience.

2016 Proxy Statement	29

Proposal 1. Election of Directors The Nominees

Director since 2001

Age 68

Marc J. Shapiro

Retired Vice Chairman, JPMorgan Chase & Co.

Mr. Shapiro retired in 2003 as Vice Chairman of JPMorgan Chase & Co., a financial services company. Before becoming Vice Chairman of JPMorgan Chase & Co. in 1997, Mr. Shapiro was Chairman and Chief Executive Officer of Chase Bank of Texas, a wholly-owned subsidiary of JPMorgan Chase & Co., from 1989 until 1997. He now serves as a consultant to JPMorgan Chase & Co. and as non-executive Chairman of its Texas operations. Mr. Shapiro serves on the boards of the Baylor College of Medicine, the Baylor St. Luke’s Medical Center Hospital, the M.D. Anderson Cancer Center, and the Baker Institute at Rice University.

Public company boards served on since 2011: The Mexico Fund and Weingarten Realty Investors.

Experience attributes: Mr. Shapiro satisfies the financial literacy requirements of the NYSE and has a banking and finance background, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, and has compensation, governance and public company board experience.

Director since September 2015

Age 64

Michael D. White

Former Chairman of the Board, President and Chief Executive Officer of DIRECTV

Mr. White served as Chairman of the Board, President and Chief Executive Officer of DIRECTV, a leading provider of digital television entertainment services, from 2010 to July 2015. From 2003 until 2009, Mr. White was Chief Executive Officer of PepsiCo International and Vice Chairman, PepsiCo, Inc. after holding positions of increasing importance with PepsiCo since 1990. Mr. White is a member of the Boston College Board of Trustees and is Chairman of the Partnership for Drug-Free Kids.

Public company boards served on since 2011: DIRECTV (through July 2015) and Whirlpool Corporation.

Experience attributes: Mr. White has been determined by our Board to be an “audit committee financial expert” under the SEC’s rules and regulations, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, and has marketing, digital marketing, e-commerce, compensation, governance and public company board experience.

The Board of Directors unanimously recommends a vote FOR the election of each of the eleven nominees for director.

30	2016 Proxy Statement

Proposal 1. Election of Directors Director Compensation

Director Compensation

Directors who are not officers or employees of Kimberly-Clark or any of our subsidiaries, affiliates or equity companies are “Outside Directors” for compensation purposes and are compensated for their services under our 2011 Outside Directors’ Compensation Plan. All Independent Directors currently on our Board are Outside Directors and are compensated under this Plan.

Our objectives for Outside Director Compensation are:

▶	to remain competitive with the median compensation paid to outside directors of comparable companies

▶	to keep pace with changes in practices in director compensation

▶	to attract qualified candidates for Board service

▶	to reinforce our practice of encouraging stock ownership by our directors

In 2014, the Nominating and Corporate Governance Committee assessed our Outside Director compensation against the median non-management director compensation for our peers. Based on this review, the Committee recommended an increase in Outside Director compensation for 2015, and the Board agreed with the Committee’s recommendation.

The table below shows how we structured Outside Director compensation in 2015:

Board Members

Cash retainer: $100,000 annually, paid in four quarterly payments at the beginning of each quarter.

Restricted share units: Annual grant with a value of $165,000, awarded and valued on the first business day of the year

Committee Chairs	Additional annual grant of restricted share units with a value of $20,000, awarded and valued on the first business day of the year
Lead Director	Additional grant of restricted share units with a value of $30,000, awarded and valued on the first business day of the year
Stockholder Alignment	Restricted share units are not paid out until retirement or other termination of Board service

New Outside Directors receive the full quarterly amount of the annual retainer for the quarter in which they join the Board. Their annual grant of restricted share units is pro-rated based on the date when they joined.

We also reimburse Outside Directors for expenses incurred in attending Board or committee meetings.

Restricted share units are not shares of our common stock. Rather, restricted share units represent the right to receive a pre-determined number of shares of our common stock within 90 days following a “restricted period” that begins on the date of grant and expires on the date the Outside Director retires from or otherwise terminates service on the Board. In this way, they align the director’s interests with the interests of our stockholders. Outside Directors may not dispose of the units or use them in a pledge or similar transaction. Outside Directors also receive additional restricted share units equivalent in value to the dividends that would have been paid to them if the restricted share units granted to them were shares of our common stock.

2016 Proxy Statement	31

Proposal 1. Election of Directors 2015 Outside Director Compensation

2015 Outside Director Compensation

The following table shows the compensation paid to each Outside Director for his or her service in 2015.

Name(1)	Fees Earned or Paid in Cash($)	Stock Awards ($)(2)(3)(4)	All Other Compensation ($)(5)	Total($)(6)
John R. Alm	50,000	185,000	—	235,000
John F. Bergstrom	100,000	165,000	10,000	275,000
Abelardo E. Bru	100,000	185,000	10,000	295,000
Robert W. Decherd	100,000	165,000	10,000	275,000
Fabian T. Garcia	100,000	165,000	—	265,000
Mae C. Jemison, M.D.	100,000	165,000	—	265,000
James M. Jenness	100,000	195,000	—	295,000
Nancy J. Karch	100,000	165,000	7,000	272,000
Ian C. Read	100,000	185,000	9,000	294,000
Linda Johnson Rice	75,000	165,000	—	240,000
Marc J. Shapiro	100,000	165,000	10,000	275,000
Michael D. White	50,000	55,000	—	105,000

(1)	Mr. Alm served as a director until his retirement on April 30, 2015 and received fees for two quarters. Ms. Johnson Rice served as a director until her resignation on August 17, 2015 and received fees for three quarters. Mr. White joined the Board on September 1, 2015 and received a pro-rated stock award as well as fees for two quarters.

(2)	Amounts shown reflect the grant date fair value of those grants, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 — Stock Compensation (“ASC Topic 718”) for restricted share unit awards granted pursuant to our 2011 Outside Directors’ Compensation Plan. See Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for 2015 for the assumptions used in valuing these restricted share units.

(3)	Restricted share unit awards were granted to the Outside Directors on January 2, 2015, except for Mr. White, who joined the Board and received a grant on September 1, 2015. The number of restricted share units granted is set forth below:

Name	Restricted Share Unit Grants in 2015(#)
John R. Alm	1,601
John F. Bergstrom	1,428
Abelardo E. Bru	1,601
Robert W. Decherd	1,428
Fabian T. Garcia	1,428
Mae C. Jemison, M.D.	1,428
James M. Jenness	1,688
Nancy J. Karch	1,428
Ian C. Read	1,601
Linda Johnson Rice	1,428
Marc J. Shapiro	1,428
Michael D. White	529

32	2016 Proxy Statement

Proposal 1. Election of Directors 2015 Outside Director Compensation

(4)	As of December 31, 2015, Outside Directors had the following stock awards outstanding:

Name	Restricted Stock(#)	Restricted Share Units(#)
John R. Alm	—	—
John F. Bergstrom	3,000	32,548
Abelardo E. Bru	—	26,397
Robert W. Decherd	3,000	35,760
Fabian T. Garcia	—	8,221
Mae C. Jemison, M.D.	—	32,548
James M. Jenness	—	24,100
Nancy J. Karch	—	11,779
Ian C. Read	—	20,705
Linda Johnson Rice	—	—
Marc J. Shapiro	—	36,689
Michael D. White	—	533

Note that Mr. Alm’s and Ms. Johnson Rice’s stock awards were settled upon the termination of Board service, in accordance with the terms of the awards.

(5)	Reflects charitable matching gifts paid in 2015 under the Kimberly-Clark Foundation’s Matching Gifts Program to a charity designated by the director. This program is available to all our employees and directors. Under the program, the Kimberly-Clark Foundation matches employees’ and directors’ financial contributions to qualified educational and charitable organizations in the United States on a dollar-for-dollar basis, up to $10,000 per person per calendar year. Amounts paid in 2015 in connection with matching gifts for Messrs. Bergstrom, Bru, Read and Shapiro and Ms. Karch reflect donations made in 2014. Not included in this column is the value of retirement gifts to Mr. Alm, which had a value of less than $1,000. In addition, we made a charitable contribution of $50,000 in honor of Mr. Alm. This contribution was made directly by Kimberly-Clark to a charitable organization selected by Kimberly-Clark and was not made in the name or at the direction of Mr. Alm. Mr. Alm did not receive any personal benefit from this contribution and accordingly, the amount of the contribution has been excluded from the Director Compensation table.

(6)	During 2015, Outside Directors received credit for cash dividends on restricted stock held by them. These dividends are credited to interest bearing accounts maintained by us on behalf of those Outside Directors with restricted stock. Earnings on those accounts are not included in the Outside Director Compensation Table because the earnings were not above market or preferential. Also in 2015, Outside Directors received additional restricted share units with a value equal to the cash dividends paid during the year on our common stock on the restricted share units held by them. Because we factor the value of the right to receive dividends into the grant date fair value of the restricted stock and restricted share units awards, the dividends and dividend equivalents received by Outside Directors are not included in the Outside Director Compensation table. The dividends and other amounts credited on restricted stock and additional restricted share units credited in 2015 were as follows:

Name	Dividends Credited on Restricted Stock($)	Number of Restricted Share Units Credited in 2015(#)	Grant Date Fair Value of Restricted Share Units Credited($)
John R. Alm	—	373.23	41,270
John F. Bergstrom	10,440	1,003.75	109,845
Abelardo E. Bru	—	810.87	88,719
Robert W. Decherd	10,440	1,103.83	120,803
Fabian T. Garcia	—	245.78	26,856
Mae C. Jemison, M.D.	—	1,003.75	109,845
James M. Jenness	—	738.64	80,806
Nancy J. Karch	—	356.64	38,994
Ian C. Read	—	633.51	69,299
Linda Johnson Rice	7,800	784.34	85,918
Marc J. Shapiro	—	1,132.80	123,975
Michael D. White	—	4.27	466

Other than the cash retainer, grants of restricted share units and the other compensation previously described, no Outside Director received any compensation or perquisites from Kimberly-Clark for services as a director in 2015.

2016 Proxy Statement	33

Proposal 1. Election of Directors 2015 Outside Director Compensation

A director who is not an Outside Director does not receive any compensation for services as a member of the Board or any committee, but is reimbursed for expenses incurred as a result of the services.

The Nominating and Corporate Governance Committee did not make any changes to our Outside Director compensation for 2016.

In Proposal 5 of this Proxy Statement, the Board is requesting stockholder approval of an amendment to the 2011 Outside Directors’ Compensation Plan to add a limit on the amount of equity and cash compensation that can be paid to an Outside Director in a calendar year.

34	2016 Proxy Statement

Proposal 2.

Ratification of Auditors

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. The Audit Committee is also responsible for overseeing the negotiation of the audit fees associated with retaining our independent auditors. To assure continuing auditor independence, the Audit Committee periodically considers whether a different audit firm should perform our independent audit work. Also, in connection with the mandated rotation of the independent auditor’s lead engagement partner, the Audit Committee and its chairman are directly involved in the selection of the new lead engagement partner.

For 2016, the Audit Committee has selected Deloitte & Touche LLP (along with its member firms and affiliates, “Deloitte”) as the independent registered public accounting firm to audit our financial statements. In engaging Deloitte for 2016, the Audit Committee utilized a review and selection process that included the following:

▶	a review of management’s assessment of the services Deloitte provided in 2015 and a comparison of this assessment to prior years’ reviews

▶	discussions, in executive session, with the Chief Financial Officer and the Vice President and Controller regarding their viewpoints on the selection of the 2016 independent auditors and on Deloitte’s performance

▶	discussions, in executive session, with representatives of Deloitte about their possible engagement

▶	Audit Committee discussions, in executive session, about the selection of the 2016 independent auditors

▶	a review and approval of Deloitte’s proposed estimated fees for 2016

▶	a review and assessment of Deloitte’s independence

▶	the Audit Committee’s consideration of the fact that Deloitte has served as our independent auditors since 1928, and its conclusion that this service does not impact Deloitte’s independence

The Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent auditor is in the best interests of Kimberly-Clark and its stockholders, and they recommend that stockholders ratify this selection. If the stockholders do not ratify the selection of Deloitte, the Audit Committee will consider the selection of other independent auditors.

Representatives of Deloitte are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of Deloitte’s selection as Kimberly-Clark’s auditor for 2016.

2016 Proxy Statement	35

Proposal 2. Ratification of Auditors Audit Committee Approval of Audit and Non-Audit Services

Principal Accounting Firm Fees

Our aggregate fees to Deloitte (excluding value added taxes) with respect to the fiscal years ended December 31, 2015 and 2014, were as follows:

	2015($)	2014($)
Audit Fees(1)	11,346,900	13,701,800
Audit-Related Fees(2)	774,000	4,730,000
Tax Fees(3)	2,208,000	2,926,500
All Other Fees	—	—

(1)	These amounts represent fees billed or expected to be billed for professional services rendered by Deloitte for the audit of Kimberly-Clark’s annual financial statements for the fiscal years ended December 31, 2015 and December 31, 2014, reviews of the financial statements included in Kimberly-Clark’s Forms 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for each of those fiscal years, including: fees for consolidated financial audits, statutory audits, comfort letters, attest services, consents, assistance with and review of SEC filings and other related matters. These amounts also include fees for an audit of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Fees in 2014 include $1,074,000 for audits related to the recasted financial statements to reflect discontinued operations as required due to the spin-off of our health care business.

(2)	These amounts represent aggregate fees billed or expected to be billed by Deloitte for assurance and related services reasonably related to the performance of the audit or review of our financial statements for the fiscal years ended December 31, 2015 and 2014, that are not included in the audit fees listed above. These services include engagements related to employee benefit plans, due diligence assistance and other matters. Fees in 2014 include $3,875,000 for audits of the combined financial statements of the health care business as required for the Form 10 registration statement and other audit-related services associated with the spin-off of our health care business.

(3)	These amounts represent Deloitte’s aggregate fees for tax compliance, tax advice and tax planning for 2015 and 2014. For 2015, approximately $310,000 was for tax compliance/preparation fees.

Audit Committee Approval of Audit and Non-Audit Services

Using the following procedures, the Audit Committee pre-approves all audit and non-audit services provided by Deloitte to Kimberly-Clark:

▶	At the first face-to-face Audit Committee meeting each year, our Chief Financial Officer presents a proposal, including fees, to engage Deloitte for audit services;

▶	Before the first face-to-face Audit Committee meeting of the year, our Vice President and Controller oversees the preparation of a detailed memorandum regarding non-audit services to be provided by Deloitte during the year. This memorandum includes the services to be provided, the estimated cost of these services, reasons why it is appropriate to have Deloitte provide these services, and reasons why the requested service is not inconsistent with applicable auditor independence rules; and

▶	Before each subsequent meeting of the Audit Committee, our Vice President and Controller oversees the preparation of an additional memorandum that includes updated information regarding the approved services and highlights any new audit and non-audit services to be provided by Deloitte. All new non-audit services to be provided are described in individual requests for services.

The Audit Committee reviews the requests presented in these proposals and memoranda and approves all services it finds acceptable.

To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees between meetings, as long as the additional or amended services do not affect Deloitte’s independence under applicable rules. Any actions taken under this authority are reported to the Audit Committee at its next face-to-face Committee meeting.

All Deloitte services and fees in 2015 and 2014 were pre-approved by the Audit Committee or the Audit Committee Chairman.

36	2016 Proxy Statement

Proposal 2. Ratification of Auditors Audit Committee Report

Audit Committee Report

In accordance with its charter adopted by the Board, the Audit Committee assists the Board in overseeing the quality and integrity of Kimberly-Clark’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility for the audit process, the Audit Committee obtained from the independent registered public accounting firm (the “auditors”) a formal written statement describing all relationships between the auditors and Kimberly-Clark that might bear on the auditors’ independence, as required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors, and the auditors, the quality and adequacy of Kimberly-Clark’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the auditors and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the auditors all communications required by the PCAOB’s auditing standards, including those required by PCAOB AS 16, “Communication with Audit Committees.” Also, with and without management present, it discussed and reviewed the results of the auditors’ examination of our financial statements and our internal control over financial reporting. The Committee also discussed the results of internal audit examinations.

Management is responsible for preparing Kimberly-Clark’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and for establishing and maintaining Kimberly-Clark’s internal control over financial reporting. The auditors have the responsibility for performing an independent audit of Kimberly-Clark’s financial statements and internal control over financial reporting, and expressing opinions on the conformity of Kimberly-Clark’s financial statements with GAAP and the effectiveness of internal control over financial reporting. The Audit Committee discussed and reviewed Kimberly-Clark’s audited financial statements as of and for the fiscal year ended December 31, 2015, with management and the auditors. The Audit Committee also reviewed management’s assessment of the effectiveness of internal controls as of December 31, 2015, and discussed the auditors’ examination of the effectiveness of Kimberly-Clark’s internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and the auditors, the Audit Committee recommended to the Board that Kimberly-Clark’s audited financial statements be included in Kimberly-Clark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC. The Audit Committee also has selected and recommended to stockholders for ratification the reappointment of Deloitte as the independent registered public accounting firm for 2016.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Ian C. Read, Chairman

John F. Bergstrom

Robert W. Decherd

Michael D. White

2016 Proxy Statement	37

Proposal 3. Advisory Vote

to Approve Named Executive

Officer Compensation

In the Compensation Discussion and Analysis that follows, we describe in detail our executive compensation program, including its objectives, policies and components. As discussed in that section, our executive compensation program seeks to align the compensation of our executives with the objectives of our Global Business Plan. To this end, the Management Development and Compensation Committee (the “Committee”) has adopted executive compensation policies that are designed to achieve the following objectives:

▶	Pay-for-Performance. Support a performance-oriented environment that rewards achievement of our financial and non-financial goals.

▶	Focus on Long-Term Success. Reward executives for long-term strategic management and stockholder value enhancement.

▶	Stockholder Alignment. Align the financial interests of our executives with those of our stockholders.

▶	Quality of Talent. Attract and retain executives whose abilities are considered essential to our long-term success.

For a more detailed discussion of how our executive compensation program reflects these objectives and policies, including information about the fiscal year 2015 compensation of our named executive officers, see “Compensation Discussion and Analysis,” below.

We are asking our stockholders to support our executive compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the objectives, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved by the Corporation’s stockholders on an advisory basis.

The say-on-pay vote is advisory and is therefore not binding on Kimberly-Clark, the Committee or our Board. Nonetheless, the Committee and our Board value the opinions of our stockholders. Therefore, to the extent there is any significant vote against the executive compensation as disclosed in this proxy statement, the Committee and our Board will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

At our 2011 Annual Meeting, stockholders voted to adopt the recommendation of our Board to vote on the say-on-pay proposal every year at our annual meeting. As a result, we will continue to submit our say-on-pay proposal to our stockholders at each annual meeting, until stockholders next vote on the frequency for the proposal in 2017.

The Board of Directors unanimously recommends a vote FOR the approval of named executive officer compensation, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

38	2016 Proxy Statement

Compensation Discussion

and Analysis

This Compensation Discussion and Analysis is intended to provide investors with an understanding of our compensation policies and decisions regarding 2015 compensation for our named executive officers.

For 2015, our named executive officers are:

Named Executive Officer	Title

Thomas J. Falk	Chairman of the Board and Chief Executive Officer

Maria G. Henry	Senior Vice President and Chief Financial Officer*

Michael D. Hsu	Group President – K-C North America

Sandra J. MacQuillan	Senior Vice President and Chief Supply Chain Officer**

Elane B. Stock	Group President – K-C International

Mark A. Buthman	Former Chief Financial Officer*

*	In February 2015, Mr. Buthman announced his intention to retire at the end of 2015. On April 27, 2015, Ms. Henry joined Kimberly-Clark and succeeded Mr. Buthman as Chief Financial Officer. On that date, Mr. Buthman assumed the title of Executive Vice President and served during a management transition period until he retired on December 31, 2015.

**	Ms. MacQuillan joined Kimberly-Clark on April 20, 2015.

2015 Compensation Highlights

As measured under our annual incentive program, we delivered the results below in net sales, adjusted earnings per share (EPS) and adjusted operating profit return on sales (OPROS).

Performance Measure*	2015 Results	2015 Target

Net sales	$18.59 billion	$19.00 billion

Adjusted EPS	$5.76	$5.70

Adjusted OPROS Improvement	+120 bps	+90 bps

*	See “2015 Performance Goals, Performance Assessments and Payouts” for additional information on how we use these measures to promote our pay-for-performance culture.

Based on our 2015 performance, the Management Development and Compensation Committee of our Board (the “Committee”) concluded that:

▶	management delivered a strong financial performance in 2015 with below target level net sales and above target adjusted earnings per share and adjusted OPROS growth, as well as solid organic sales growth highlighted by a 4 percent increase in volumes, and

▶	management continues to make good progress executing strategies for our long-term success, including:

▶	focusing on targeted growth initiatives and product innovations,

▶	generating cost savings to help fund brand investments and improve margins, and

▶	focusing on cash generation and allocating capital in stockholder-friendly ways.

2016 Proxy Statement	39

Compensation Discussion and Analysis 2015 Compensation Highlights

Based on this performance, the Committee approved annual cash incentives for 2015 at slightly above the target amount, including an annual incentive payout for the Chief Executive Officer of 105 percent of his target payment amount.

Performance-Based Compensation

Pay-for-performance is a key objective of our compensation programs. Consistent with that objective, performance-based compensation constituted a significant portion of our named executive officers’ direct annual compensation targets for 2015. Also, to further align the financial interests of our executives with those of our stockholders, a majority of our executives’ target direct annual compensation for 2015 was equity-based.

Committee Consideration of 2015 Stockholder Advisory Vote

At our 2015 Annual Meeting, our executive compensation program received the support of approximately 94 percent of shares represented at the meeting. The Committee has considered the results of this vote and views this outcome as evidence of stockholder support of its executive compensation decisions and policies. Accordingly, the Committee has not made any substantial changes to its executive compensation policies for 2016. The Committee will continue to review the annual stockholder votes on our executive compensation program and determine whether to make any changes in light of the results.

40	2016 Proxy Statement

Compensation Discussion and Analysis 2015 Compensation Highlights

CEO Target Direct Compensation and Realizable Direct Compensation

The following chart compares the Chief Executive Officer’s target direct annual compensation and realizable direct compensation over the last three years. Realizable direct compensation reflects the actual compensation received for base salary and annual cash incentive plus the intrinsic value of the long-term equity incentives granted in that year, determined as follows:

▶	For stock options, intrinsic value is the amount by which our 2015 year-end stock price ($127.30) exceeds the exercise price, multiplied by the number of options granted, and

▶	For performance-based restricted share units, intrinsic value is the number of units that were paid out based on actual performance (for the grant made in 2013) or are expected to be paid out based on projected performance (for the grants made in 2014 and 2015), multiplied by our 2015 year-end stock price.

(Where applicable, the stock option exercise prices and numbers of stock options throughout this proxy statement have been adjusted for our Halyard Health spin-off on October 31, 2014. Also, on October 31, 2014, all outstanding performance-based restricted share units received a dividend equivalent for the Halyard Health spin-off, as described on page 71 (footnote 4).)

Key factors causing realizable direct compensation to differ from target direct annual compensation over these three years are:

▶	Improved performance that resulted in annual cash incentives to be paid out at 132 percent of target (2013), 105 percent of target (2014) and 105 percent of target (2015), and

▶	A rising stock price over the last three years that significantly impacted the intrinsic value of stock options and the dollar value of performance-based restricted share units granted in each year. Our stock prices on the dates stock options were granted to our Chief Executive Officer were $98.92 (2013), $107.51 (2014) and $110.72 (2015) (as adjusted for our Halyard Health spin-off in the case of options granted in 2013 and 2014).

The Committee believes that this chart demonstrates that our Chief Executive Officer’s realizable direct compensation varies from his target direct annual compensation based on our performance and stock price consistent with our pay-for-performance philosophy.

2016 Proxy Statement	41

Compensation Discussion and Analysis Executive Compensation Objectives and Policies

Executive Compensation Objectives and Policies

The Committee is responsible for establishing and administering our policies governing the compensation of our elected officers, including our named executive officers. The Committee reviews its compensation philosophy annually, including determining whether this philosophy supports our business objectives and is consistent with the Committee’s charter.

The Committee has adopted executive compensation policies that are designed to achieve the following objectives:

Objective	Description	Related Policies
Pay-for-Performance	Support a performance-oriented environment that rewards achievement of our financial and non-financial goals.

The majority of our named executive officers’ pay varies with the levels at which annual and long-term performance goals are achieved. The Committee chooses performance goals that align with our strategies for sustained growth and profitability.

Focus on Long-Term Success	Reward executives for long-term strategic management and stockholder value enhancement.

The largest single component of our named executive officers’ annual target compensation is in the form of performance-based restricted share units. The number of shares actually received on payout of these units depends on our performance over a three-year period.

42	2016 Proxy Statement

Compensation Discussion and Analysis Executive Compensation Objectives and Policies

Objective	Description	Related Policies
Stockholder Alignment	Align the financial interests of our executives with those of our stockholders.

Equity-based awards make up the largest part of our named executive officers’ annual target compensation. As part of this, named executive officers receive stock options, which vest over time and have value only if our stock value rises after the option grants are made. We also have other policies that link our executives’ interests with those of our stockholders, including target stock ownership guidelines.

Quality of Talent

Attract and retain highly skilled executives whose abilities are considered essential to our long-term success as a global company operating our personal care, consumer tissue and K-C professional businesses.

The Committee reviews peer group data to ensure our executive compensation program remains competitive so we can continue to attract and retain this talent.

These compensation objectives and policies seek to align the compensation of our elected officers, including our named executive officers, with the objectives of our Global Business Plan. Our Global Business Plan, established by our senior management and the Board, is designed to make Kimberly-Clark a stronger and more competitive company and to increase our total return to stockholders by:

▶	managing our business portfolio to balance growth, margin and cash flow

▶	investing in brands, innovation and growth initiatives

▶	delivering sustainable cost reduction

▶	providing disciplined capital management to improve return on invested capital and return cash to stockholders

2016 Proxy Statement	43

Compensation Discussion and Analysis Components of Our Executive Compensation Program

Components of Our Executive Compensation Program

The table below gives an overview of the compensation components used in our program and matches each with one or more of the objectives described above.

Component	Objectives	Purpose	Target Competitive Position
Base salary	Quality of talent Pay-for-performance	Provide annual cash income based on: ▶ level of responsibility, experience and performance ▶ comparison to market pay information	▶ Compared to median of peer group ▶ Actual base salary will vary based on the individual’s level of responsibility, experience in the position and performance
Annual cash incentive	Pay-for-performance

Motivate and reward achievement of the following annual performance goals:

▶  corporate key financial goals

▶   other corporate financial and strategic performance goals

▶   performance of the business unit or staff function of the individual

▶ Target compared to median of peer group ▶ Actual payout will vary based on actual corporate and business unit or staff function performance
Long-term equity incentive	Stockholder alignment Focus on long-term success Pay-for-performance Quality of talent

Provide an incentive to deliver stockholder value and to achieve our long-term objectives, through awards of:

▶  performance-based restricted share units

▶   stock options

Time-vested restricted share units may be granted from time to time for recruiting, retention or other purposes

▶  Target compared to median of peer group

▶   Actual payout of performance-based restricted share units will vary based on actual corporate performance

▶   Actual payout will also vary based on actual stock price performance

Retirement benefits	Quality of talent	Provide competitive retirement plan benefits through 401(k) plan and other defined contribution plans	▶ Benefits comparable to those of peer group
Perquisites	Quality of talent	Provide minimal market-based additional benefits	▶ Subject to review and approval by the Committee
Post- termination compensation (severance and change of control)	Quality of talent

Encourage attraction and retention of executives critical to our long-term success and competitiveness:

▶  Severance Pay Plan, which provides eligible employees, including executives, with payments and benefits in the event of certain involuntary terminations

▶  Executive Severance Plan, which provides eligible employees, including executives, payments in the event of a qualified separation of service following a change of control

▶ Subject to review and approval by the Committee

44	2016 Proxy Statement

Compensation Discussion and Analysis Setting Annual Compensation

Setting Annual Compensation

This section describes how the Committee thinks about annual compensation and the processes that it followed in setting 2015 target annual compensation for our named executive officers.

Focus on Direct Annual Compensation

In setting 2015 compensation for our executive officers, including our Chief Executive Officer, the Committee focused on direct annual compensation, which consists of annual cash compensation (base salary and annual cash incentive) and long-term equity incentive compensation (performance-based restricted share units and stock options). The Committee considered annual cash and long-term equity incentive compensation both separately and as a package to help ensure that our executive compensation objectives are met.

Executive Compensation Peer Group

To ensure that our executive compensation programs are reasonable and competitive in the marketplace, the Committee compares our programs to those at other companies. In setting compensation in February 2015 for our named executive officers, the Committee used a peer group consisting of the following consumer goods and business to business companies:

2015 Executive Compensation Peer Group
▶ 3M ▶ Avon Products ▶ Campbell Soup ▶ Clorox ▶ Coca-Cola ▶ Colgate-Palmolive ▶ ConAgra Foods	▶ DuPont ▶ General Mills ▶ Hershey ▶ Honeywell International ▶ Johnson & Johnson ▶ Kellogg	▶ Kraft Foods ▶ Mondelēz International ▶ Newell Rubbermaid ▶ Nike ▶ PepsiCo ▶ Procter & Gamble

The Committee generally seeks to select companies with whom Kimberly-Clark competes for talent. We believe that we generally compete for talent with consumer goods and business-to-business companies with annual revenues ranging from approximately one-half to two times our annual revenues. However, the Committee concluded that it was appropriate also to include certain companies outside of this annual revenue range because we directly compete with them for talent.

In developing the peer group, the Committee does not consider individual company compensation practices, and no company has been included or excluded because it is known to pay above-average or below-average compensation. The Committee (working with compensation consultants retained separately by the Committee and the company), reviews the peer group annually to ensure that it continues to serve as an appropriate comparison for our compensation program.

For purposes of setting executive compensation for 2016, the Committee did not make any changes to the peer group. Kraft Foods merged with H.J. Heinz in July 2015 and the surviving company, Kraft Heinz, remained in the peer group.

Process for Setting Direct Annual Compensation Targets

In setting the direct annual compensation of our executive officers, the Committee evaluates both market data provided by the compensation consultants and information on the performance of each executive officer for prior years. To remain competitive in the marketplace for executive talent, the target levels for the executive officers’ compensation components, including our Chief Executive Officer, are compared to the median of the peer group.

2016 Proxy Statement	45

Compensation Discussion and Analysis Setting Annual Compensation

To reinforce a pay-for-performance culture, targets for individual executive officers may be set above or below this median depending on the individual’s performance in prior years and experience in the position. The Committee believes that comparing target levels to the median, setting targets as described above, and providing incentive compensation opportunities that will enable executives to earn above-target compensation if they deliver above-target performance on their performance goals, are consistent with the objectives of our compensation policies. In particular, the Committee believes that this approach enables us to attract and retain skilled and talented executives to guide and lead our businesses and supports a pay-for-performance culture. At times, the Committee may award long-term equity incentive compensation to key individuals to address retention concerns.

When setting annual compensation for our executive officers, the Committee considers each compensation component (base salary, annual cash incentive and long-term equity incentive), but its decision regarding a particular component does not necessarily impact its decision about other components.

In setting compensation for executive officers that join us from other companies, the Committee evaluates both market data for the position to be filled and the candidate’s compensation history. The Committee recognizes that in order to successfully recruit a candidate to leave his or her current position and to join Kimberly-Clark, the candidate’s compensation package may have to exceed his or her current compensation, resulting in a package above the median of our peer group.

CEO Direct Annual Compensation

The Committee determines Mr. Falk’s direct annual compensation in the same manner as the direct annual compensation of the other named executive officers. Mr. Falk’s direct annual target compensation is at or near the median of direct annual compensation of chief executive officers of companies included in the peer group.

The difference between Mr. Falk’s compensation and that of the other named executive officers reflects the significant difference in their relative responsibilities. Mr. Falk’s responsibilities for management and oversight of a global enterprise are significantly greater than those of the other executive officers. As a result, the market pay level for Mr. Falk is appropriately higher than the market pay for our other executive officer positions.

Direct Annual Compensation Targets for 2015

Consistent with its focus on direct annual compensation, the Committee approved 2015 direct annual compensation targets for each of our named executive officers. The Committee believes that these target amounts, which formed the basis for the Committee’s compensation decisions for 2015, were appropriate and consistent with our executive compensation objectives:

Name	2015 Direct Annual Compensation Target($)
Thomas J. Falk	12,510,000

Maria G. Henry	3,625,000

Michael D. Hsu	3,948,500

Sandra J. MacQuillan	1,702,000

Elane B. Stock	3,948,500

Mark A. Buthman	3,920,000

46	2016 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2015

These 2015 direct annual compensation target amounts differ from the amounts set forth in the Summary Compensation Table in the following ways:

▶	Base salaries are adjusted on April 1 of each year, while the Summary Compensation Table includes salaries for the calendar year. See “Executive Compensation for 2015 – Base Salary.”

▶	Annual cash incentive compensation is included at the target level, while the Summary Compensation Table reflects the actual amount earned for 2015.

▶	As described below under “Long-Term Equity Incentive Compensation – 2015 Stock Option Awards,” for compensation purposes the Committee values stock options differently than the way they are required to be reflected in the Summary Compensation Table. Also, target-level annual long-term incentive compensation amounts do not include off-cycle awards such as the one-time sign-on award to Ms. MacQuillan reported in the Summary Compensation Table.

▶	In setting direct annual compensation targets, the Committee does not include increases in pension or deferred compensation earnings or other compensation, while those amounts are required to be included in the Summary Compensation Table.

Executive Compensation for 2015

To help achieve the objectives discussed above, our executive compensation program for 2015 consists of fixed and performance-based components, as well as short-term and long-term components.

Base Salary

To attract and retain high caliber executives, we pay our executives an annual fixed salary that the Committee considers competitive in the marketplace.

Salary ranges and individual salaries for executive officers are reviewed annually, and salary adjustments generally are effective on April 1 of each year. In determining individual salaries, the Committee considers the salary levels for similar positions at our peer group companies, as well as the executive’s performance and experience in his or her position. This performance evaluation is based on how the executive performs during the year against results-based objectives established at the beginning of the year. In general, an experienced executive who is performing at a satisfactory level will receive a base salary at or around the median of our peer group companies. However, executives may be paid above or below the median depending on their experience and performance. From time to time, if warranted, executives and other employees may receive additional salary increases because of promotions, changes in duties and responsibilities, retention concerns or market conditions.

For purposes of setting 2015 base salaries, each executive’s leadership performance was measured against the following set of behaviors viewed as characteristic of executives who are adept at leading the strategic, operational and organizational aspects of our global business:

▶	building trust

▶	making decisions

▶	winning consistently

▶	thinking customer

▶	continuously improving

▶	building talent

2016 Proxy Statement	47

Compensation Discussion and Analysis Executive Compensation for 2015

In the case of Ms. Henry and Ms. MacQuillan, the Committee determined base salaries when the company extended employment offers to these officers, taking into account their prior salaries, prior experience and peer company data.

The Committee approved the following base salaries for our named executive officers, effective April 2015:

Name	2015 Base Salary($)

Thomas J. Falk	1,300,000

Maria G. Henry	750,000

Michael D. Hsu	815,000

Sandra J. MacQuillan	560,000

Elane B. Stock	815,000

Mark A. Buthman	800,000

Annual Cash Incentive Program

Consistent with our pay-for-performance compensation objective, our executive compensation program includes an annual cash incentive program to motivate and reward executives in achieving annual performance objectives.

2015 Targets

The target payment amount for annual cash incentives is a percentage of the executive’s base salary. The Committee determines this target payment amount as described above under “Setting Annual Compensation – Process for Setting Direct Annual Compensation Targets.” The range of possible payouts is expressed as a percentage of the target payment amount. The Committee sets this range based on competitive factors.

TARGET PAYMENT AMOUNTS AND RANGE OF POSSIBLE PAYOUTS

FOR 2015 ANNUAL CASH INCENTIVE PROGRAM

	Target Payment Amount	Potential Payout
Chief Executive Officer	170% of base salary	0% - 200% of target payment amount
Senior Vice President and Chief Supply Chain Officer	70% of base salary	0% - 200% of target payment amount
Other Named Executive Officers	90% of base salary	0% - 200% of target payment amount

2015 Performance Goals, Performance Assessments and Payouts

Payment amounts under the annual cash incentive program are dependent on performance measured against corporate goals and business unit or staff function goals established by the Committee at the beginning of each year. These performance goals, which are communicated to our executives at the beginning of each year, are derived from our financial and strategic goals.

As shown in the table below, the Committee established goals for three different performance elements for 2015. It then weighted the three elements for each executive (note that the business unit or staff function performance goals did not apply to our CEO because his responsibilities are company-wide). As it does each year, the Committee chose weightings that are intended to strike an appropriate balance between aligning each executive’s individual objectives with our overall corporate objectives and holding the executive accountable for performance in the executive’s particular area of responsibility.

48	2016 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2015

*	Mr. Buthman served as Chief Financial Officer until April 27, 2015, when he assumed the title of Executive Vice President. As Executive Vice President, Mr. Buthman’s goals were weighted 70% for Element 1 and 30% for Element 2. Mr. Buthman’s 2015 payout amount was prorated between the two weighting structures.

Below we describe the three elements of performance, explain how performance was assessed for each element, and show the payouts that were determined in each case.

■ ELEMENT 1: CORPORATE KEY FINANCIAL GOALS

For 2015, the Committee chose the following as corporate key financial goals for the annual cash incentive program:

2015 Goal	Explanation	Reason for Use as a Performance Measure

Net sales	Net sales for 2015	A key indicator of our overall growth

Adjusted EPS

Consists of diluted net income per share that is then adjusted to eliminate the effect of items or events that the Committee determines in its discretion should be excluded for compensation purposes(1)

A key indicator of our overall performance

Adjusted OPROS	After net sales and adjusted EPS are determined as described above, a multiplier based on adjusted OPROS is applied to the calculation result to determine the final payout percentage(2)	A measure of margin efficiency and a helpful method of tracking our cost structure performance

(1)	In 2015 the following adjustments were made to diluted net income per share to determine adjusted EPS:

Diluted Net Income Per Share	$2.77
Adjustment for:
Add—Charges related to Venezuelan operations	$0.40
Add—Charges related to uncertain tax positions	$0.13
Add—Charges related to 2014 organization restructuring	$0.11
Add—Charges related to restructuring in Turkey	$0.06
Add—Charges related to pension settlements	$2.28
Rounding	$0.01

Adjusted EPS	$5.76

For more information regarding these adjustments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2015 Annual Report on Form 10-K.

2016 Proxy Statement	49

Compensation Discussion and Analysis Executive Compensation for 2015

(2)	For purposes of determining annual cash incentive amounts, we calculate adjusted OPROS using our reported financial results, adjusted for the same items described above in determining adjusted EPS.

Because Element 1 represents key company-wide goals, it produces the same payout percentage for each named executive officer. To determine this percentage, the Committee follows the following process.

First, it determines an initial payout percentage based on how Kimberly-Clark performed against the net sales and adjusted EPS goals established in February of each year. For 2015, the Committee set these goals and the corresponding initial payout percentages at the following levels:

Measure (each weighted 50%)	Range of Performance Levels
	Threshold	Target	Maximum

Net sales (billions)	$17.48	$19.00	$20.52
Adjusted EPS	$5.25	$5.70	$6.15

Initial Payout Percentage	0%	100%	200%

Second, it applies a multiplier to this initial payout percentage. The multiplier is based on how Kimberly-Clark performed against the adjusted OPROS goals also established in February. Depending on the level of basis point improvement, the multiplier may either decrease or increase the initial payout percentage (but the amount of the final payout percentage cannot exceed a 200 percent cap).

For 2015, the Committee set the following ranges for this adjusted OPROS multiplier:

Range of Performance Levels

	Threshold	Target	Maximum

Adjusted OPROS (bps improvement)	+40 bps	+90 bps	+140 bps

Adjusted OPROS Multiplier Applied to Initial Payout Percentage	0.8 x	1.0 x	1.2 x

Actual results. For 2015, our net sales result was $18.59 billion and our adjusted EPS result was $5.76. Based on these results, the initial payout percentage was determined to be 93 percent. To this percentage, we then applied an adjusted OPROS multiplier of 1.12, which was based on the actual 2015 improvement of 120 bps.

The resulting 2015 payout percentage for achieving the corporate key financial goals was 104 percent of each named executive officer’s target payment amount.

■ ELEMENT 2: ADDITIONAL CORPORATE FINANCIAL AND STRATEGIC PERFORMANCE GOALS

At the beginning of 2015, the Committee also established additional corporate financial and non-financial strategic performance goals that are intended to challenge our executives to exceed our long-term objectives. At the end of the year, it determined a payout percentage based on its assessment of the degree to which these goals are achieved.

The Committee does not use a formula to assess the performance of these goals but instead takes a holistic approach and considers performance of all the goals collectively. Although it does review each goal separately, the key consideration for the Committee is how it views Kimberly-Clark’s performance for the year in all of these categories, taken as a whole.

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Compensation Discussion and Analysis Executive Compensation for 2015

The chart below shows the 2015 goals and how the Committee assessed Kimberly-Clark’s performance against each one:

Additional Corporate Financial and Strategic Performance Goals for 2015		Final Result

		Below Goal	At Goal	Above Goal
Quality of earnings:	▶ Gross profit growth percentage exceeding the net sales growth rate.			X

	▶ Advertising spending growth percentage exceeding the net sales growth rate.	X

	▶ Attaining cost savings goals.			X

	▶ Operating profit growth percentage exceeding the net sales growth rate.			X
Brand equity and market performance:	▶ Increasing market share in select markets.		X
Innovation:	▶ Attaining net sales from innovation goals (based on a rolling three-year review) in new products and line extensions in 2015.	X

	▶ Attaining net sales from innovation goals (based on launches in 2015).			X
Diversity and inclusion	▶ Making progress on goals for women in senior roles globally and ethnic minorities in senior roles in the United States.			X

Actual payout percentage. After taking into account performance on all of these goals, the Committee determined that the payout percentage for achieving these other financial and strategic goals should be 105 percent of target.

■ ELEMENT 3: BUSINESS UNIT OR STAFF FUNCTION PERFORMANCE GOALS

In addition to the performance goals established by the Committee, our CEO establishes individual business unit or staff function performance goals that are intended to challenge the executives to exceed the objectives for that unit or function. These objectives include strategic performance goals for the business units and staff functions, as well as financial goals for the business units.

Following the end of the year, the executives’ performance is analyzed to determine whether performance for the goals was above target, on target or below target. Our CEO then provides the Committee with an assessment of each individual business unit’s or staff function’s performance against the objectives for that unit or function.

Actual payout percentages. Based on the assessed performance of the relevant business unit or staff function against its pre-established performance goals, and taking into account the CEO’s recommendations, the Committee determined the following payout percentages for business unit or staff function performance for our named executive officers:

Name	2015 Business Unit/Staff Function Payout Percentage
Thomas J. Falk	N/A
Maria G. Henry	110%
Michael D. Hsu	138%
Sandra J. MacQuillan	116%
Elane B. Stock	106%
Mark A. Buthman (prior to April 27)	111%

2016 Proxy Statement	51

Compensation Discussion and Analysis Executive Compensation for 2015

Annual Cash Incentive Payouts for 2015

The following table shows the payout opportunities and the actual payouts of annual cash incentives for 2015 for each of our named executive officers. Payouts were based on the payout percentages for each element, weighted for each executive as shown on page 49.

Name	Annual Incentive Target		Annual Incentive Maximum		2015 Annual Incentive Payout
	% of Base Salary	Amount($)	% of Target	Amount($)	% of Target	Amount($)
Thomas J. Falk	170%	2,210,000	200%	4,420,000	105%	2,310,615
Maria G. Henry	90%	675,000	200%	1,350,000	106%	712,483
Michael D. Hsu	90%	733,500	200%	1,467,000	121%	890,683
Sandra J. MacQuillan	70%	392,000	200%	784,000	107%	418,668
Elane B. Stock	90%	733,500	200%	1,467,000	105%	771,904
Mark A. Buthman	90%	720,000	200%	1,440,000	105%	755,780

Summary of Annual Cash Incentive Payouts: 2010 through 2015

Generally, the Committee seeks to set the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year. From 2010 through 2015, total payout percentages (including business unit or staff function performance) for our named executive officers in those years ranged from 58 percent to 132 percent of each executive’s target award opportunity. The Committee believes that these payouts are consistent with how Kimberly-Clark performed during these years and reflect the pay-for-performance objectives of our executive compensation.

PAYOUTS FOR CORPORATE GOALS AND AVERAGE TOTAL

PAYOUT PERCENTAGES FOR NAMED EXECUTIVE OFFICERS

	2015	2014	2013	2012	2011	2010	Average
Payout for Corporate Goals	105%	105%	132%	129%	75%	67%	102%
Combination of corporate key financial goals and additional corporate financial and strategic performance goals

Average Total Payout Percentages	108%	105%	128%	123%	79%	77%	103%
(including business unit or staff function performance) for named executive officers

Long-Term Equity Incentive Compensation

The Committee awards long-term equity incentive grants to executive officers as part of their overall compensation package. These awards are consistent with the Committee’s objectives of aligning our senior leaders’ interests with the financial interests of our stockholders, focusing on our long-term success, supporting our performance-oriented environment and offering competitive compensation packages.

Information regarding long-term equity incentive awards granted to our named executive officers can be found under “Summary Compensation,” “Grants of Plan-Based Awards,” and “Discussion of Summary Compensation and Plan-Based Awards Tables.”

52	2016 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2015

2015 Grants

In determining the 2015 long-term equity incentive award amounts for our named executive officers, the Committee considered the following factors, among others: the specific responsibilities and performance of the executive, our business performance, retention needs, our stock price performance and other market factors. Because these awards are part of our annual compensation program that compares direct annual compensation to the median of our peer group comparison, grants from prior years were not considered when setting 2015 targets or granting awards.

To determine target values, it first compared each executive’s direct annual compensation to the median of our peer group, and then considered individual performance and the other factors listed above, as applicable. Target grant values were approved in February 2015 and were divided into two types:

▶	Performance-based restricted share units (75 percent of the target grant value). For valuation purposes, each unit is assigned the same value as one share of our common stock on the date of grant.

▶	Stock options (25 percent of the target grant value). For valuation purposes, one option has the same value as 10 percent of the price of one share of our common stock on the date of grant of the stock option.

The Committee believes this allocation between performance-based restricted share units and stock options supports the pay-for-performance and stockholder alignment objectives of its executive compensation program.

In addition to her annual long-term incentive award, the Committee granted a one-time time-vested restricted share unit award to Ms. MacQuillan as an incentive to join the company and to replace certain compensation and benefits she forfeited upon leaving her former employer.

Performance Goals and Potential Payouts for

2015 - 2017 Performance-Based Restricted Share Units

For the performance-based restricted share unit awards granted in 2015, the actual number of shares to be received by our named executive officers can range from zero to 200 percent of the target levels established by the Committee for each executive, depending on the degree to which the performance objectives for these awards are met over a three-year period.

The performance objectives for the 2015 awards are based on average annual net sales growth and the average adjusted return on invested capital (ROIC) for the period January 1, 2015 through December 31, 2017. Adjusted ROIC is a measure of the return we earn on the capital invested in our businesses. It is calculated using our reported financial results, adjusted for the same items that we use in determining adjusted EPS. The formula we use to calculate adjusted ROIC can be found under the Investors section of our website at www.kimberly-clark.com. The performance objectives for the awards reflect assumed annual organic sales growth of 3 to 5 percent for 2015 through 2017, with significantly unfavorable foreign exchange rate effects in 2015.

2015 - 2017 PERFORMANCE-BASED RESTRICTED SHARE UNITS:

POTENTIAL PAYOUTS AT VARYING PERFORMANCE LEVELS

Goals (Each weighted 50%)	Performance Levels

Annual net sales growth	(1.40)%	(0.15)%	1.10%	2.35%	3.60%

Adjusted ROIC	20.25%	20.75%	21.25%	21.75%	22.25%
Potential Payout (as a percentage of target)	0%	50%	100%	150%	200%

2016 Proxy Statement	53

Compensation Discussion and Analysis Executive Compensation for 2015

Payout of 2012 - 2014 Performance-Based Restricted Share Units

In February 2015, the Committee evaluated the results of the three-year performance period for the performance-based restricted share units that were granted in 2012. The performance objectives for these 2012 awards were based on average annual adjusted net sales growth and average adjusted ROIC for the period January 1, 2012 through December 31, 2014, each weighted equally.

Goals (Each weighted 50%)	Performance Levels

Annual adjusted net sales growth*	1.00%	2.25%	3.50%	4.75%	6.00%	1.52%

Adjusted ROIC**	14.50%	15.00%	15.50%	16.00%	16.50%	17.01%
Potential Payout (as a percentage of target)	0%	50%	100%	150%	200%	Actual

*	For purposes of calculating annual adjusted net sales growth, the Committee added $1.59 billion to 2014 net sales to neutralize the impact of the Halyard Health spin-off on October 31, 2014. The adjustment represents the estimated net sales that our health care business would have contributed in 2014 had the spin-off not occurred. The adjustment represents, (1) for January through October, the actual results for our health care business (which are reported as discontinued operations in our 2014 Annual Report on Form 10-K) and (2) for November and December, pro-forma results determined by multiplying our health care business actual year-to-date performance for January through October, expressed as a percentage of target, by the target performance level attributable to November and December.

**	For purposes of calculating average adjusted ROIC, the Committee (1) added $29.8 million of lost earnings to 2014 operating profit to neutralize the impact of the Halyard Health spin-off and (2) excluded from the calculation of operating profit and invested capital the impacts of charges related to (a) the Halyard Health spin-off, (b) an exchange rate change in Venezuela, (c) our 2014 organization restructuring, (d) a regulatory dispute in the Middle East and (e) our European restructurings.

Based on this review, the Committee determined that we achieved our performance goal for adjusted ROIC but did not achieve our performance goal for adjusted net sales growth. As a result, the payout percentage for the share units was 111 percent of target. The following table includes information about the opportunities and payouts (including reinvested dividends) regarding these grants to our named executive officers:

	Share Amount		2012 - 2014 Performance-Based Restricted Share Unit Award (Paid in February 2015)
Name	Target	Maximum	% of Target	Amount of Shares(#)	Value of Shares on Date Received($)
Thomas J. Falk	90,114	180,228	111%	100,026	10,968,851

Maria G. Henry*	—	—	—	—	—

Michael D. Hsu*	—	—	—	—	—

Sandra J. MacQuillan*	—	—	—	—	—

Elane B. Stock	7,209	14,418	111%	8,002	877,499

Mark A. Buthman	21,627	43,254	111%	24,006	2,632,498

*	Mmes. Henry and MacQuillan and Mr. Hsu joined Kimberly-Clark after these grants were made.

The Committee believes that these payouts further highlight the link between pay and performance established by our compensation program, which seeks to align actual compensation paid to our named executive officers with our long-term performance.

The shares underlying these performance-based restricted share unit awards were distributed to our named executive officers in February 2015 and are included in the table below entitled “Option Exercises and Stock Vested in 2015.”

Vesting Levels of Outstanding Performance-Based Restricted Share Unit Awards

As of February 10, 2016, the performance-based restricted share units granted in 2015 and 2014 were on pace to vest at 100 percent.

The Committee has determined that the 2013 award vested at 100 percent. Payouts under these awards will be reflected in 2016 compensation.

54	2016 Proxy Statement

Compensation Discussion and Analysis Benefits and Other Compensation

2015 Stock Option Awards

As noted above, 25 percent of the annual long-term equity incentive grants to executive officers in 2015 consisted of stock options. Stock option grants vest in three annual installments of 30 percent, 30 percent and 40 percent, beginning on the first anniversary of the grant date. The Committee believes that stock options help further align our executives’ interest with those of our stockholders and encourage executives to remain with the company through the multi-year vesting schedule.

For purposes of determining the number of options to be granted, stock options are valued on the basis that one option has the same value as 10 percent of the price of one share of our common stock on the date of grant. The value we use for this purpose differs from, and in April 2015 was higher than, the value of approximately 6.7 percent that we use for financial statement purposes (resulting in fewer options being granted than if the financial statement value had been used). The Committee believes that this value is an appropriate way to determine the number of options to be granted because it provides more consistent application and is not subject to the volatility inherent in the valuation method (Black-Scholes-Merton) used for financial statement purposes. Information regarding stock options granted to our named executive officers can be found under “Summary Compensation,” “Grants of Plan-Based Awards,” and “Discussion of Summary Compensation and Plan-Based Awards Tables.”

Benefits and

Other Compensation

Retirement Benefits

Our named executive officers receive contributions from us under the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan (the “401(k) Profit Sharing Plan”) and the Kimberly-Clark Supplemental Retirement 401(k) and Profit Sharing Plan (the “Supplemental 401(k) Plan”) and some executive officers participate in our frozen defined benefit pension plans depending on their hire date. These plans are consistent with those maintained by our peer group companies and are therefore necessary to remain competitive with them for recruiting and retaining executive talent. The Committee believes that these retirement benefits are important parts of our compensation program. For more information, see “Nonqualified Deferred Compensation – 401(k) Profit Sharing Plan and Supplemental 401(k) Plan” and “Pension Benefits.”

Other Compensation

A review conducted in 2014 indicated that perquisites provided to our executive officers are below the median of those provided by our peer group. In addition, the Committee has adopted a policy providing that executive officers will no longer receive tax reimbursement and a related gross-up for perquisites (including personal use of corporate aircraft), except for certain relocation benefits.

Perquisites include personal financial planning services under our Executive Financial Counseling Program, an executive health screening program where executives may receive comprehensive physical examinations from an independent health care provider, and permitted personal use of corporate aircraft consistent with our policy. The personal financial planning program is designed to provide executives with access to knowledgeable financial advisors that understand our compensation and benefit plans and can assist our executives in efficiently and effectively managing their financial and tax planning issues. Our Chief Executive Officer does not receive personal financial planning services pursuant to this program. The executive health screening program provides executives with additional services that help maintain their overall health.

Under an executive security program for our Chief Executive Officer, approved by the Board of Directors, our Chief Executive Officer is expected to use our corporate aircraft for all business and personal travel, consistent with our policy, and security services are provided for him at all times, including at his office, other company locations and his residences. Periodically, an independent security consultant conducts a security assessment, and the Board reviews the program, to ensure that security measures provided by us are appropriate. The Board considers these security

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Compensation Discussion and Analysis Executive Compensation for 2016

arrangements to be appropriate and reasonable in light of the security risks identified in the independent security assessment. In addition, if a corporate aircraft is already scheduled for business purposes and can accommodate additional passengers, executive officers and their guests may, under certain circumstances, join flights for personal travel. The incremental cost to us of providing security services at Mr. Falk’s residences and personal travel for Mr. Falk and his guests on our corporate aircraft is included in “All Other Compensation” in the Summary Compensation Table.

Post-Termination Benefits

We maintain two severance plans that cover our executive officers: the Severance Pay Plan and the Executive Severance Plan. An executive officer may not receive severance payments under more than one severance plan. Benefits under these plans are payable only if the executive’s employment terminates under the conditions specified in the applicable plan. We believe that our severance plans are consistent with those maintained by our peer group companies and that they are therefore important for attracting and retaining executives who are critical to our long-term success and competitiveness. For more information about these severance plans and their terms, see “Potential Payments on Termination or Change of Control – Severance Benefits.”

Severance Pay Plan

Our Severance Pay Plan provides severance benefits to most of our U.S. hourly and salaried employees, including our named executive officers, who are involuntarily terminated under the circumstances described in the plan. The objective of this plan is to facilitate the employee’s transition to his or her next position, and it is not intended to serve as a reward for the employee’s past service.

Executive Severance Plan

Our Executive Severance Plan provides severance benefits to eligible employees, including our named executive officers, in the event of a qualified termination of employment (as defined in the plan) in connection with a change of control. For an eligible employee to receive a payment under this plan, two things must occur: there must be a change of control of Kimberly-Clark, and the employee must have been involuntarily terminated without cause or have resigned for good reason (as defined in the plan) within two years of the change of control (often referred to as a “double trigger”). Each of our named executive officers has entered into an agreement under the plan that expires on December 31, 2017.

Executive Compensation for 2016

2016 Base Salary

In February 2016, the Committee approved the following base salaries for our named executive officers, effective April 1, 2016:

Name	2016 Base Salary($)
Thomas J. Falk	1,325,000
Maria G. Henry	780,000
Michael D. Hsu	840,000
Sandra J. MacQuillan	570,000
Elane B. Stock	840,000

56	2016 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2016

2016 Annual Cash Incentive Targets

In February 2016, the Committee also established objectives for 2016 annual cash incentives, which will be payable in 2017. The target payment amounts and range of possible payouts for 2016 were as follows:

	Target Payment Amount	Possible Payout
Thomas J. Falk	170% of base salary	0% - 200% of target payment amount
Maria G. Henry	90% of base salary	0% - 200% of target payment amount
Michael D. Hsu	90% of base salary	0% - 200% of target payment amount
Sandra J. MacQuillan	70% of base salary	0% - 200% of target payment amount
Elane B. Stock	90% of base salary	0% - 200% of target payment amount

As discussed in “2015 Performance Goals, Performance Assessments and Payouts” above, the Committee sets the appropriate split among the different elements of performance that make up our performance goals. The following are the 2016 performance goals and relative weights for our named executive officers:

The corporate key financial goals for 2016 are designed to encourage a continued focus on executing our long-term Global Business Plan objectives and include achieving net sales, adjusted EPS and adjusted OPROS goals.

The Committee also established other corporate financial and non-financial goals for 2016. These goals, intended to further align compensation with achieving our Global Business Plan, include:

▶	Focusing on gross profit growth, advertising spending growth, cost savings and operating profit growth

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Compensation Discussion and Analysis Executive Compensation for 2016

▶	Focusing on market share improvement in global markets

▶	Driving innovation

▶	Diversity and inclusion

In addition, goals have been established for each named executive officer, other than our Chief Executive Officer, relating to his or her business unit or specific staff function.

2016 Long-Term Equity Compensation Incentive Awards

In February 2016, the Committee approved long-term incentive compensation awards for the named executive officers consisting of awards of performance-based restricted share units with a value equal to 75 percent of the target grant value for long-term equity incentive compensation, with the balance of the value to be granted in stock options. The performance objectives for the performance-based restricted share unit awards granted in 2016 are based on average annual net sales growth and average adjusted ROIC improvement for the period January 1, 2016 through December 31, 2018. The actual number of shares to be received by our named executive officers will range from zero to 200 percent of the target levels established by the Committee for each executive, depending on the degree to which the performance objectives are met.

PERFORMANCE-BASED RESTRICTED SHARE UNITS GRANTED IN 2016

Name	Target Amount of Shares(#)	Maximum Amount of Shares(#)

Thomas J. Falk	57,559	115,118

Maria G. Henry	13,814	27,628

Michael D. Hsu	15,253	30,506

Sandra J. MacQuillan	4,893	9,786

Elane B. Stock	15,253	30,506

In February 2016, the Committee also approved the dollar amount of stock options to be granted to our named executive officers in May 2016, along with our annual stock option grants to other employees. The number of options they will receive will be based on the fair market value of our stock on the date of grant.

Name	Value of Stock Options to be Granted($)

Thomas J. Falk	2,500,000

Maria G. Henry	600,000

Michael D. Hsu	662,500

Sandra J. MacQuillan	212,500

Elane B. Stock	662,500

58	2016 Proxy Statement

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

Additional Information about Our Compensation Practices

As a matter of sound governance, we follow certain practices with respect to our compensation program. We regularly review and evaluate our compensation practices in light of regulatory developments, market standards and other considerations.

Use of Independent Compensation Consultant

As previously discussed, the Committee engaged Semler Brossy Consulting Group as its independent consultant to assist it in determining the appropriate executive officer compensation in 2015 under our compensation policies described above. Consistent with the Committee’s policy in which its independent consultant may provide services only to the Committee, Semler Brossy had no other business relationship with Kimberly-Clark and received no payments from us other than fees and expenses for services to the Committee. See “Corporate Governance - Management Development and Compensation Committee” for information about the use of compensation consultants.

Adjustment of Financial Measures for Annual and Long-Term Equity Incentives

Financial measures for the annual and long-term equity incentive programs are developed based on expectations about our planned activities and reasonable assumptions about the performance of our key business drivers for the applicable period. From time to time, however, discrete items or events may arise that were not contemplated by these plans or assumptions. These could include accounting and tax law changes, tax credits or charges from items not within the ordinary course of our business operations, charges relating to currency exchange rate changes, restructuring and write-off charges, significant acquisitions or dispositions, and significant gains or losses from litigation settlements.

Under the Committee’s exception guidelines regarding our annual and long-term equity incentive program measures, the Committee has adjusted in the past, and may adjust in the future, the calculation of financial measures for these incentive programs to eliminate the effect of the types of items or events described above. In making these adjustments, the Committee’s policy is to seek to neutralize the impact of the unexpected or unplanned items or events, whether positive or negative, in order to provide consistent and equitable incentive payments that the Committee believes are reflective of our performance. In considering whether to make a particular adjustment under its guidelines, the Committee will review whether the item or event was one for which management was responsible and accountable, treatment of similar items in prior periods, the extent of the item’s or event’s impact on the financial measure, and the item’s or event’s characteristics relative to normal and customary business practices. Generally, the Committee will apply an adjustment to all compensation that is subject to that financial measure.

Pricing and Timing of Stock Option Grants and

Timing of Performance-Based Equity Grants

Our policies and the 2011 Plan require stock options to be granted at no less than the closing price of our common stock on the date of grant. Stock option grants to our elected officers, including our executive officers, are generally made annually at a meeting of the Committee that is scheduled at least one year in advance, and the grants are effective on the date of this meeting. However, if the meeting occurs during the period beginning on the first day of the final month of a calendar quarter and ending on the date of our earnings release, the stock option grants will not be effective until the first business day following the earnings release. Our executives are not permitted to choose the grant date for their individual stock option grants.

The Chairman of the Board and Chief Executive Officer has been delegated the authority to approve equity grants, including stock options, to employees who are not elected officers of Kimberly-Clark. These grants include scheduled annual grants, which are subject to an annual limit set by the

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Compensation Discussion and Analysis Additional Information about Our Compensation Practices

Committee, and recruiting and special employee recognition and retention grants, which may not exceed 200,000 shares in any calendar year. The Chairman of the Board and Chief Executive Officer is not permitted to make any grants to any of our elected officers, including our executive officers.

Annual stock option grants to non-elected officers are effective on the same date as the annual stock option grants to our elected officers. Recruiting, special recognition and retention stock-based awards are made on a pre-determined date following our quarterly earnings release. In April 2015, our Chief Executive Officer authorized an aggregate of 1.69 million options, performance-based restricted share units and time-vested restricted share units to employees who are not elected officers. In 2015, our Chief Executive Officer also authorized an aggregate of 27,301 shares underlying recruiting and retention grants, consisting of options, performance-based restricted share units and time-vested restricted share units.

With respect to grants of performance-based restricted share units to executive officers, the Committee’s current practice is to approve the grants at its February meeting and the grants are effective on the last business day of February. (Prior to 2016, grants were effective on the date of the Committee’s February meeting.) We believe this practice is consistent with award practices at other large public companies. Our executives are not permitted to choose the grant date for their individual restricted stock or restricted share unit awards.

Policy on Incentive Compensation Clawback

As described in detail above, a significant percentage of our executive officer compensation is incentive-based. The determination of the extent to which the incentive objectives are achieved is based in part on the Committee’s discretion and in part on our published financial results. The Committee has the right to reassess its determination of the performance awards if the financial statements on which it relied are restated. The Committee has the right to direct Kimberly-Clark to seek to recover from any executive officer any amounts determined to have been inappropriately received by the individual executive officer. In addition, under the 2011 Plan, the Committee may require awards with performance goals under the 2011 Plan to be subject to any policy we may adopt relating to the recovery of that award to the extent it is determined that performance goals relating to the awards were not actually achieved. Further, the Sarbanes-Oxley Act of 2002 mandates that the chief executive officer and the chief financial officer reimburse us for any bonus or other incentive-based or equity-based compensation paid to them in a year following the issuance of financial statements that are later required to be restated as a result of misconduct. The Committee intends to review and revise the incentive compensation clawback policy once the SEC issues final regulations on clawbacks under the Dodd-Frank legislation enacted in 2010.

Stock Ownership Guidelines

We strongly believe that the financial interests of our executives should be aligned with those of our stockholders. Accordingly, the Committee has established stock ownership guidelines for our elected officers, including our named executive officers.

TARGET STOCK OWNERSHIP AMOUNTS

Position	Ownership Level
Chief Executive Officer	Six times annual base salary

Other named executive officers	Three times annual base salary

Failure to attain these targeted stock ownership levels within five years from date of hire for, or appointment to, an eligible position can result in the reduction of part or all of the executive’s annual cash incentive (with a corresponding grant of time-vested restricted share units or restricted stock in that amount), or a reduction in future long-term equity incentive awards, either of which may continue until the ownership guideline is achieved. In determining whether our stock ownership

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Compensation Discussion and Analysis Additional Information about Our Compensation Practices guidelines have been met, any time-vested restricted share units held are counted as owned, but performance-based restricted share units are excluded until they vest. Executive officer stock ownership levels were reviewed in 2015 for compliance with these guidelines. Based on our stock price as of the compliance date for this review, the stock ownership levels specified by the guidelines have been met or exceeded by each of our named executive officers.

Insider Trading Policy; Anti-Hedging and Pledging Policy

We require all executive officers to pre-clear transactions involving our common stock (and other securities related to our common stock) with our Legal Department.

Our insider trading policy prohibits any director, executive officer or any other officer or employee subject to its terms (approximately 200 people) from entering into short sales or derivative transactions to hedge their economic exposure to our common stock. In addition, these directors, officers and employees are prohibited from pledging our stock, including through holding our stock in margin accounts.

Committee Exercise of Discretion to Reduce Annual Cash Incentive Payment

In establishing performance goals and target levels under the annual cash incentive program, the Committee is exercising its discretion to limit the amount of the incentive payments, consistent with our pay-for-performance objective. In the absence of this exercise of discretion, each of the executive officers would be entitled to an award equal to 0.3 percent of our earnings before unusual items; however, the Committee has exercised its discretion to limit the amount of the incentive payments each year of the program, and this potential maximum award has never been paid to any of the executive officers.

Corporate Tax Deduction for Executive Compensation

The United States income tax laws generally limit the deductibility of compensation paid to the chief executive officer and each of the three highest-paid executive officers (not including the chief financial officer) to $1,000,000 per annum. However, an exception exists for performance-based compensation that meets certain regulatory requirements. Several classes of our executive compensation, including option awards and portions of our long-term equity grants to executive officers, are designed to meet the requirements for deductibility. Other classes of our executive compensation, including portions of the long-term equity grants described above, may be subject to the $1,000,000 deductibility limit.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. In the Committee’s view, meeting the compensation objectives set forth above is more important than the benefit of being able to deduct the compensation for tax purposes.

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Compensation Discussion and Analysis Management Development and Compensation Committee Report

Management Development and Compensation Committee Report

In accordance with its written charter adopted by the Board, the Management Development and Compensation Committee has oversight of compensation policies designed to align elected officers’ compensation with our overall business strategy, values and management initiatives. In discharging its oversight responsibility, the Committee has retained an independent compensation consultant to advise the Committee regarding market and general compensation trends.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2015.

MANAGEMENT DEVELOPMENT AND COMPENSATION

COMMITTEE OF THE BOARD OF DIRECTORS

Abelardo E. Bru, Chairman

Fabian T. Garcia

Mae C. Jemison, M.D.

Marc J. Shapiro

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Compensation Discussion and Analysis Analysis of Compensation-Related Risks

Analysis of Compensation- Related Risks

The Committee, with the assistance of its independent consultant and Kimberly-Clark’s compensation consultant, has reviewed an assessment of our compensation programs for our employees, including our executive officers, to analyze the risks arising from our compensation systems.

Based on this assessment, the Committee believes that the design of our compensation programs, including our executive compensation program, does not encourage our executives or employees to take excessive risks and that the risks arising from these programs are not reasonably likely to have a material adverse effect on Kimberly-Clark.

Several factors contributed to the Committee’s conclusion, including:

▶	The Committee believes Kimberly-Clark maintains a values-driven, ethics-based culture supported by a strong tone at the top.

▶	The performance targets for annual cash incentive programs are selected to ensure that they are reasonably attainable in a manner consistent with our Global Business Plan without encouraging executives or employees to take inappropriate risks.

▶	An analysis by Kimberly-Clark’s consultant indicated that our compensation programs are consistent with those of our peer group. In addition, the analysis noted that target levels for direct annual compensation are compared to the median of our peer group.

▶	The Committee believes the allocation among the components of direct annual compensation provides an appropriate balance between annual and long-term incentives and between fixed and performance-based compensation.

▶	Annual cash incentives and long-term performance-based restricted share unit awards under our executive compensation program are capped at 200 percent of the target award, and all other material non-executive cash incentive programs are capped at reasonable levels, which the Committee believes protects against disproportionately large incentives.

▶	The Committee believes the performance measures and the multi-year vesting features of the long-term equity incentive compensation component encourage participants to seek sustainable growth and value creation.

▶	The Committee believes inclusion of share-based compensation through the long-term equity incentive compensation component encourages appropriate decision-making that is aligned with the long-term interests of stockholders.

▶	Our stock ownership guidelines further align the interests of management and stockholders.

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Compensation Tables

Summary Compensation

The following table contains information concerning compensation awarded to, earned by, or paid to our named executive officers in the last three years. Additional information regarding the items reflected in each column appears below the table and on page 69.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compen- sation($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings($)(1)	All Other Compen- sation($)	Total($)
Thomas J. Falk Chairman of the Board and Chief Executive Officer	2015 2014 2013	1,300,000 1,300,000 1,300,000	6,749,972 6,749,976 5,999,979	1,501,759 1,601,556 1,384,455	2,310,615 2,328,677 2,908,360	— 3,057,191 —	298,147 357,781 321,210	12,160,493 15,395,181 11,914,004
Maria G. Henry(2) Senior Vice President and Chief Financial Officer	2015	511,364	1,649,949	367,098	712,483	—	205,333	3,446,227

Michael D. Hsu Group President – K-C North America	2015 2014 2013	805,000 746,250 657,500	1,800,015 1,500,044 1,237,481	400,471 355,899 285,542	890,683 671,545 692,031	— — —	112,835 113,808 66,395	4,009,004 3,387,546 2,938,949
Sandra J. MacQuillan(2)	2015	392,424	2,262,453	125,150	418,668	—	232,943	3,431,638
Senior Vice President and Chief Supply Chain Officer
Elane B. Stock(2) Group President – K-C International	2015 2014	805,000 718,750	1,800,015 1,500,044	400,471 355,899	771,904 752,650	— —	118,593 89,434	3,895,983 3,416,777
Mark A. Buthman Former Senior Vice President and Chief Financial Officer	2015 2014 2013	800,000 796,250 781,250	1,800,015 1,649,960 1,350,046	400,471 391,494 311,504	755,780 767,650 873,097	— 618,724 —	123,303 127,439 116,719	3,879,569 4,351,517 3,432,616

(1)	For 2015, the aggregate value of pension benefits for Messrs. Falk and Buthman decreased by $614,183 and $157,264, respectively. For 2013, the aggregate values for these officers decreased by $1,735,962 and $378,044, respectively. Because these amounts decreased, they have been excluded from the table above under the SEC’s regulations. Mmes. Henry, MacQuillan and Stock and Mr. Hsu are not participants in our pension plans.

(2)	Mmes. Henry and MacQuillan were not named executive officers in 2013 or 2014 and Ms. Stock was not a named executive officer in 2013. Therefore, no compensation information for these years appears in this table for these officers.

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Compensation Tables

Salary. The amounts in this column represent base salary earned during the year.

Stock Awards and Option Awards. The amounts in these columns reflect the dollar value of restricted share unit awards and stock options, respectively, granted under our stockholder-approved 2011 Equity Participation Plan (the “2011 Plan”).

The restricted share unit awards either vest over time or are based on the achievement of performance-based standards.

The amounts for each year represent the grant date fair value of the awards, computed in accordance with ASC Topic 718. See Notes 8, 10, and 9 to our audited consolidated financial statements included in our Annual Reports on Form 10-K for 2015, 2014 and 2013, respectively, for the assumptions we used in valuing and expensing these restricted share units and stock option awards in accordance with ASC Topic 718.

For awards that are subject to performance conditions, the value is based on the probable outcome of the conditions at grant date. This value, as well as the value of the awards at the grant date assuming the highest level of performance conditions will be achieved and using the grant date stock price, is set forth below:

Name	Year	Stock Awards at Grant Date Value($)	Stock Awards at Highest Level of Performance Conditions($)
Thomas J. Falk	2015	6,749,972	13,499,944
	2014	6,749,976	13,499,952
	2013	5,999,979	11,999,958
Maria G. Henry	2015	1,649,949	3,299,898
Michael D. Hsu	2015	1,800,015	3,600,030
	2014	1,500,044	3,000,088
	2013	1,237,481	2,474,962
Sandra J. MacQuillan	2015	562,458	1,124,916
Elane B. Stock	2015	1,800,015	3,600,030
	2014	1,500,044	3,000,088
Mark A. Buthman	2015	1,800,015	3,600,030
	2014	1,649,960	3,299,920
	2013	1,350,046	2,700,092

Non-Equity Incentive Plan Compensation. The amounts in this column are the annual cash incentive payments described in “Compensation Discussion and Analysis.” These amounts were earned during the years indicated and were paid to our named executive officers in February of the following year.

Change In Pension Value and Nonqualified Deferred Compensation Earnings. The amounts in this column reflect the aggregate change during the year in actuarial present value of accumulated benefits under all defined benefit and actuarial plans (including supplemental pension plans). With respect to the supplemental pension plans, amounts have been calculated to reflect an approximate 30-year Treasury bond rate to determine the amount of the earlier retirement age lump sum benefit in a manner consistent with our financial statements. We describe the assumptions we used in determining the amounts and provide additional information about these plans in “Pension Benefits.”

Mr. Falk has compensation from before 2005 that he elected to defer pursuant to a Deferred Compensation Plan then in effect. Beginning in 2010, each of our named executive officers participates in the Supplemental 401(k) Plan, a non-qualified defined contribution plan, and prior to

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Compensation Tables

2010, Mr. Buthman participated in its predecessor plan, the supplemental Retirement Contribution Program. Earnings on each of these plans are not included in the Summary Compensation Table because the earnings were not above-market or preferential. See “Nonqualified Deferred Compensation” for a discussion of these plans and each named executive officer’s earnings under these plans in 2015.

All Other Compensation. All other compensation consists of the following:

Name	Year	Perquisites ($)(1)	Defined Contribution Plan Amounts($)(2)	Tax Gross-Ups($)(3)	Total ($)(4)
Thomas J. Falk	2015	40,511	257,636	—	298,147
	2014	63,196	294,585	—	357,781
	2013	22,823	298,387	—	321,210
Maria G. Henry	2015	148,326	36,207	20,800	205,333
Michael D. Hsu	2015	8,000	104,835	—	112,835
	2014	13,128	100,680	—	113,808
	2013	10,522	55,873	—	66,395
Sandra J. MacQuillan	2015	143,392	27,862	61,689	232,943
Elane B. Stock	2015	8,000	110,593	—	118,593
	2014	8,000	81,434	—	89,434
Mark A. Buthman	2015	12,000	111,303	—	123,303
	2014	10,585	116,854	—	127,439
	2013	1,872	114,847	—	116,719

(1)	Perquisites. For a description of the perquisites we provide executive officers, and the reasons why, see “Compensation Discussion and Analysis – Benefits and Other Compensation – Other Compensation.” Perquisites for our named executive officers in 2015 included the following:

Name	Executive Financial Counseling Program($)(a)	Personal Use of Corporate Aircraft($)	Security Services($)	Executive Health Screening Program($)	Relocation Expenses($)	Total($)
Thomas J. Falk	—	29,900	10,611	—	—	40,511
Maria G. Henry	—	—	—	3,802	144,524	148,326
Michael D. Hsu	8,000	—	—	—	—	8,000
Sandra J. MacQuillan	—	—	—	—	143,392	143,392
Elane B. Stock	8,000	—	—	—	—	8,000
Mark A. Buthman	12,000	—	—	—	—	12,000

(a)	Our Chief Executive Officer does not receive personal financial counseling under this program.

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Compensation Tables

(2)	Defined Contribution Plan Amounts. Matching contributions were made under the 401(k) Profit Sharing Plan and accrued under the Supplemental 401(k) Plan in 2015, 2014 and 2013 for all named executive officers, as applicable. A profit-sharing contribution was also made under the 401(k) Profit Sharing Plan and the Supplemental 401(k) Plan in February 2016, 2015 and 2014 with respect to our performance in 2015, 2014 and 2013, respectively, for the named executive officers as follows:

Name	Performance Year	Profit Sharing Contribution($)

Thomas J. Falk	2015	112,489

	2014	126,251

	2013	132,617

Maria G. Henry	2015	15,852

Michael D. Hsu	2015	45,773

	2014	43,148

	2013	24,832

Sandra J. MacQuillan	2015	12,165

Elane B. Stock	2015	48,287

	2014	34,900

Mark A. Buthman	2015	48,597

	2014	50,080

	2013	51,043

See “Nonqualified Deferred Compensation” for a discussion of these plans. The profit sharing contribution varies depending on our performance for the applicable year, contributing to fluctuations from year to year in the amounts in the All Other Compensation column.

(3)	Tax Gross Ups. The amounts shown for Mmes. Henry and MacQuillan reflect tax reimbursement for moving and related expenses incurred for a relocation in connection with joining the company.

(4)	Certain Dividends. Dividend equivalents on unvested performance-based and time-vested restricted share units are accumulated and will be paid in additional shares after the restricted share units vest, based on the actual number of shares that vest. See “Outstanding Equity Awards” for information on these reinvested dividend equivalents. In connection with the Halyard Health spin-off on October 31, 2014, performance-based restricted share units and time-vested restricted share units (and the dividend equivalents credited to these restricted share units equal to cash dividends on our Common Stock as described above) were credited with reinvested dividend equivalents equal to the value of the Halyard Health stock dividend distributed on our common stock to maintain the value of the awards before and after the spin-off.

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Compensation Tables

Grants of Plan-Based Awards

The following table sets forth plan-based awards granted to our named executive officers during 2015 on a grant-by-grant basis.

GRANTS OF PLAN-BASED AWARDS IN 2015

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas J. Falk	Annual cash incentive award		—	2,210,000	4,420,000
	Performance-based RSU	2/17/2015				—	60,663	121,326				6,749,972
	Time-vested stock option	4/29/2015								203,215	110.72	1,501,759

Maria G. Henry	Annual cash incentive award		—	675,000	1,350,000
	Performance-based RSU	4/29/2015				—	14,902	29,804				1,649,949
	Time-vested stock option	4/29/2015								49,675	110.72	367,098

Michael D. Hsu	Annual cash incentive award		—	733,500	1,467,000
	Performance-based RSU	2/17/2015				—	16,177	32,354				1,800,015
	Time-vested stock option	4/29/2015								54,191	110.72	400,471

Sandra J. MacQuillan	Annual cash incentive award		—	392,000	784,000
	Performance-based RSU	4/29/2015				—	5,080	10,160				562,458
	Time-vested stock option	4/29/2015								16,935	110.72	125,150
	Time-vested RSU	4/29/2015							15,354			1,699,995

Elane B. Stock	Annual cash incentive award		—	733,500	1,467,000
	Performance-based RSU	2/17/2015				—	16,177	32,354				1,800,015
	Time-vested stock option	4/29/2015								54,191	110.72	400,471

Mark A. Buthman	Annual cash incentive award		—	720,000	1,440,000
	Performance-based RSU	2/17/2015				—	16,177	32,354				1,800,015
	Time-vested stock option	4/29/2015								54,191	110.72	400,471

(1)	Represents the potential annual performance-based incentive cash payments each named executive officer could earn in 2015. These awards were granted under our Executive Officer Achievement Award Program, which is our annual cash incentive program for executive officers, which was approved by stockholders in 2002. Actual amounts earned in 2015 were based on the 2015 objectives established by the Management Development and Compensation Committee at its February 17, 2015 meeting. See “Compensation Discussion and Analysis – Executive Compensation for 2015 – Annual Cash Incentive Program.” At the time of the grant, the incentive payment could range from the threshold amount to the maximum amount depending on the extent to which the 2015 objectives were met. The actual amounts paid in 2016 based on the 2015 objectives are set forth in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Performance-based restricted share units granted under the 2011 Plan to our named executive officers on February 17, 2015, except for the grants to Mmes. Henry and MacQuillan, which occurred on April 29, 2015. The number of performance-based restricted share units granted in 2015 that will ultimately vest on the third anniversary of the grant date could range from the threshold number to the maximum number depending on the extent to which the average annual net sales growth and average adjusted ROIC performance objectives for those awards are met. See “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation – 2015 Grants.”

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Compensation Tables

(3)	Time-vested restricted stock units granted under the 2001 Plan to Ms. MacQuillan on April 29, 2015.

(4)	Time-vested stock options granted under the 2011 Plan to our named executive officers on April 29, 2015.

(5)	Grant date fair value is determined in accordance with ASC Topic 718 and, for performance-based restricted share units, is the value at grant date based on the probable outcome of the performance condition and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date, excluding the effect of estimated forfeitures. See Notes 8, 10, and 9 to our audited consolidated financial statements included in our Annual Reports on Form 10-K for 2015, 2014 and 2013, respectively, for the assumptions used in valuing and expensing these restricted share units and stock option awards in accordance with ASC Topic 718.

Discussion of Summary Compensation and Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards in 2015 table was paid or awarded, are described under “Compensation Discussion and Analysis.”

Other than the executive severance plans described below, none of our named executive officers has an employment agreement with us. See “Potential Payments on Termination or Change of Control.”

Executive officers may receive long-term equity incentive awards of stock options, restricted stock or restricted share units, or a combination of stock options, restricted stock and restricted share units under the 2011 Plan, which was approved by stockholders in 2011. The 2011 Plan provides the Committee with discretion to require performance-based standards to be met before awards vest. The Committee awarded time-vested restricted share units to Ms. MacQuillan in 2015 in connection with her hire which vest in one-fifth increments on each of the first through fifth anniversaries of the grant date. In 2014, the Committee did not award time-vested restricted share units to our named executive officers. In 2013, the Committee awarded time-vested restricted share units to Ms. Stock for retention purposes which vest on the third anniversary of the date of grant. In 2015, each named executive officer received grants of stock options and performance-based restricted share units under the 2011 Plan.

For grants of stock options, the 2011 Plan provides that the option price per share shall be no less than the closing price per share of our common stock at the grant date. The term of any option is no more than ten years from the grant date. Options granted in 2015 become exercisable in three annual installments of 30 percent, 30 percent and 40 percent, beginning on the first anniversary of the grant date; however, all of the options become exercisable for three years upon death or total and permanent disability, and for the earlier of five years or the remaining term of the options, upon retirement of the officer. In addition, options generally become exercisable upon a termination of employment following a change of control, and certain options granted to our named executive officers are subject to our Executive Severance Plan. See “Potential Payments on Termination or Change of Control.” The officers may transfer the options to family members or certain entities in which family members have interests.

Performance-based restricted share unit awards granted in 2015 vest three years following the grant date in a range from zero to 200 percent of the target levels based on our average annual net sales growth and average adjusted ROIC performance during the three years. As of February 10, 2016, the performance-based restricted share units granted in 2015 and 2014 were on pace to vest at 100 percent. The Committee has determined that the 2013 award vested at 100 percent.

Dividend equivalents on unvested performance-based restricted share units equal to cash dividends on our common stock are accumulated and will be paid in additional shares after the performance-based restricted share units vest, based on the actual number of shares that vest. Dividend equivalents on the time-vested restricted share units granted to Ms. MacQuillan in 2015 and Ms. Stock in 2013, will be accumulated and paid in additional shares when the time-vested restricted share units vest.

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Compensation Tables

Outstanding Equity Awards

The following table sets forth information concerning outstanding equity awards for our named executive officers as of December 31, 2015. Option awards were granted for ten-year terms, ending on the option expiration date set forth in the table. Stock awards were granted as indicated in the footnotes to the table. Where applicable, the numbers of shares subject to option awards and option exercise prices in this table and throughout this proxy statement reflect adjustments for the Halyard Health spin-off on October 31, 2014.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2015(1)

		Option Awards(2)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(4)(5)	Market Value of Shares or Units of Stock That Have Not Vested($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Thomas J. Falk
	4/29/2015	—	203,215	110.72	4/29/2025
	2/17/2015							62,159	7,912,841
	4/30/2014	62,786	146,505	107.51	4/30/2024
	2/25/2014							67,593	8,604,589
	5/1/2013	—	80,871	98.92	5/1/2023
	2/20/2013							74,428	9,474,684
Maria G. Henry
	4/29/2015	—	49,675	110.72	4/29/2025
	4/29/2015							15,145	1,927,959
Michael D. Hsu
	4/29/2015	—	54,191	110.72	4/29/2025
	2/17/2015							16,576	2,110,125
	4/30/2014	13,951	32,557	107.51	4/30/2024
	2/25/2014							15,021	1,912,173
	5/1/2013	25,017	16,681	98.92	5/1/2023
	2/20/2013							15,351	1,954,182
Sandra J. MacQuillan
	4/29/2015	—	16,935	110.72	4/29/2025
	4/29/2015							5,163	657,250
	4/29/2015					15,604	1,986,389
Elane B. Stock
	4/29/2015	—	54,191	110.72	4/29/2025
	4/29/2015							16,576	2,110,125
	4/30/2014	13,951	32,557	107.51	4/30/2024
	2/25/2014							15,021	1,912,173
	5/1/2013	15,162	10,110	98.92	5/1/2023
	2/20/2013					3,101	394,757
	2/20/2013							9,303	1,184,272
	5/2/2012	11,168	—	75.22	5/2/2022
	4/26/2011	6,767	—	62.07	4/26/2021
Mark A. Buthman
	4/29/2015	—	54,191	110.72	4/29/2025
	4/29/2015							16,576	2,110,125
	4/30/2014	15,347	35,813	107.51	4/30/2024
	2/25/2014							16,522	2,103,251
	5/1/2013	27,292	18,197	98.92	5/1/2023
	2/20/2013							16,747	2,131,893

(1)	The amounts shown reflect outstanding equity awards granted under the 2011 Plan. Under the 2011 Plan, an executive officer may receive awards of stock options, restricted stock or restricted share units, or a combination of stock options, restricted stock and restricted share units.

(2)

Stock options granted under the 2011 Plan become exercisable in three annual installments of 30 percent, 30 percent and 40 percent, beginning on the first anniversary of the grant date; however, all of the options become exercisable for three years upon death or total and

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permanent disability and for the earlier of five years or the remaining term of the options, upon retirement of the officer. In addition, options generally become exercisable upon a termination of employment following a change of control, and certain options granted to our named executive officers are subject to our Executive Severance Plan. See “Potential Payments on Termination or Change of Control.” The officers may transfer the options to family members or certain entities in which family members have interests.

In connection with the Halyard Health spin-off on October 31, 2014 the numbers of stock options were increased and the exercise prices were decreased to maintain the fair value of outstanding options immediately before and after the spin-off. Specifically, for each stock option held by a Kimberly-Clark employee, officer, or director, the exercise price was divided by 1.044134 (the “Adjustment Ratio”) and the number of shares subject to the outstanding stock option was multiplied by the Adjustment Ratio, with fractional shares rounded down to the nearest whole share. No incremental fair value was generated as a result of the adjustments.

(3)	The 2011 Plan provides that the option price per share shall be no less than the closing price per share of our common stock at grant date.

(4)	In connection with the Halyard Health spin-off on October 31, 2014, performance-based restricted share units and time-vested restricted share units (and the dividend equivalents credited to these restricted share units equal to cash dividends on our Common Stock as described in footnotes 5 and 6 below) were credited with reinvested dividend equivalents equal to the value of the Halyard Health stock dividend distributed on our common stock (approximately $4.69 per share) to maintain the value of the awards before and after the spin-off.

(5)	The amounts shown represent awards of time-vested restricted share units. Subject to accelerated vesting as described in “Potential Payments on Termination or Change of Control,” time-vested restricted share unit awards vest (a) in the case of Ms. MacQuillan’s units, in one-fifth increments on each of the first through fifth anniversaries of the grant date and (b) in the case of Ms. Stock’s units, on the third anniversary of the grant date. Dividend equivalents on these time-vested restricted share units equal to cash dividends on our Common Stock will be accumulated and paid in additional shares when the time-vested restricted share units vest. The units listed include the following amount of dividend equivalents on time-vested restricted share units granted to our named executive officers on the dates indicated:

Name	Grant Date	Dividend Equivalents
Sandra J. MacQuillan	4/29/2015	250
Elane B. Stock	2/20/2013	376

(6)	The values shown in this column are based on the closing price of our common stock on December 31, 2015 of $127.30 per share.

(7)	The amounts shown represent awards of performance-based restricted share units granted to our named executive officers in February 2013, 2014 and 2015. Subject to accelerated vesting as described in “Potential Payments on Termination or Change of Control,” performance-based restricted share unit awards granted in 2013, 2014 and 2015 vest on February 20, 2016, February 25, 2017, and February 17, 2018, respectively, in a range from zero to 200 percent of the target levels indicated based on the achievement of specific performance goals. Based on the current vesting pace of these awards, the amounts shown represent the target level for all awards. See “Discussion of Summary Compensation and Plan-Based Awards Tables.” The units listed include the following amounts of dividend equivalents on performance-based restricted share units granted to our named executive officers (a) equal to cash dividends on our Common Stock and (b) with respect to awards prior to 2015, equal to the value of the stock dividend in connection with the Halyard Health spin-off, in each case, based on the target level.

Name	Year	Dividend Equivalents
Thomas J. Falk	2015	1,496
	2014	6,224
	2013	9,026
Maria G. Henry	2015	243
Michael D. Hsu	2015	399
	2014	1,383
	2013	1,862
Sandra J. MacQuillan	2015	83
Elane B. Stock	2015	399
	2014	1,383
Mark A. Buthman	2015	399
	2014	1,521
	2013	2,031

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Compensation Tables

Option Exercises and Stock Vested

The following table sets forth information concerning stock options exercised and stock awards vested during 2015 for our named executive officers.

OPTION EXERCISES AND STOCK VESTED IN 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Thomas J. Falk	357,558	11,048,319	100,026	10,968,851
Maria G. Henry	—	—	—	—
Michael D. Hsu	—	—	6,846	803,116
Sandra J. MacQuillan	—	—	—	—
Elane B. Stock	—	—	12,392	1,364,914
Mark A. Buthman	57,991	2,364,395	24,006	2,632,498

(1)	The dollar amount reflects the total pre-tax value realized by our named executive officers (number of shares exercised times the difference between the fair market value on the exercise date and the exercise price). It is not the grant date fair value disclosed in other locations in this proxy statement. Value from these option exercises was only realized to the extent our stock price increased relative to the stock price at grant (the exercise price).

(2)	The dollar amount reflects the total pre-tax value received by our named executive officers upon the vesting of time-vested restricted share units or performance-based restricted share units (number of shares vested times the closing price of our common stock on the vesting date), including cash paid in lieu of fractional shares. It is not the grant date fair value disclosed in other locations in this proxy statement.

Pension Benefits

The following table sets forth information as of December 31, 2015 concerning potential payments to our named executive officers under our pension plan and supplemental pension plans. Information about these plans follows the table.

2015 PENSION BENEFITS

Name(1)	Plan Name	Number of Years Credited Service(#)(3)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)(4)
Thomas J. Falk(2)	Pension Plan	26.5	1,069,640	—
	Supplemental Pension Plans	26.5	17,764,546	—
Mark A. Buthman(2)	Pension Plan	15.2	554,399	—
	Supplemental Pension Plans	15.2	2,841,797	106,377

(1)	Because Mr. Hsu and Mmes. Henry, MacQuillan and Stock joined Kimberly-Clark after January 1, 1997, they are not eligible to participate in our defined benefit pension plans.

(2)	Mr. Falk is currently eligible for early retirement under the plans and would be eligible to receive the early retirement benefit described in the table below. At the time of Mr. Buthman’s departure on December 31, 2015, he was eligible for early retirement under the plans.

(3)	Mr. Falk has 32.4 years of actual service. Beginning in 2010, the number of years of credited service was frozen at the amounts set forth in the table, as a result of our ceasing to accrue compensation and benefit service under the plans. Mr. Buthman had 33.5 years of actual service upon his departure on December 31, 2015. In 1997, he elected to participate in our defined contribution plans instead of accruing additional years of service under our defined benefit pension plans. This election reduces his benefits under our defined benefit pension plans, in accordance with the terms of those plans.

(4)	The amount shown represents a distribution to Mr. Buthman for required income and payroll taxes withheld in 2015.

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                               9

Employees who joined Kimberly-Clark prior to January 1, 1997 are eligible to participate in our pension plans, which provide benefits based on years of service as of December 31, 2009 and pay (annual cash compensation), integrated with social security benefits. Our pension plans are comprised of the Kimberly-Clark Pension Plan and the Supplemental Benefit Plans. We stopped accruing compensation and benefit service for participants under our pension plans for most of our U.S. employees, including our named executive officers, for plan years after 2009. These changes do not affect benefits earned by participants prior to January 1, 2010.

The following is an overview of these plans.

	Pension Plan		Supplemental Pension Plans
Reason for Plan	Provide eligible participants with a competitive level of retirement benefits based on pay and years of service.		Provide eligible participants with benefits as are necessary to fulfill the intent of the pension plan without regard to limitations imposed by the Internal Revenue Code.
Eligible Participants	Salaried employees who joined Kimberly-Clark prior to January 1, 1997.		Salaried employees impacted by limitations imposed by the Internal Revenue Code on payments under the pension plan.
Payment Form	Normal benefit:		Accrued benefits prior to 2005:
	▶	Single-life annuity payable monthly	▶ Monthly payments or a lump sum after age 55
	Other optional forms of benefit are available, including a joint and survivor and a lump sum benefit.		Accrued benefits for 2005 and after:
▶ Lump sum six months after termination of employment
Retirement Eligibility	Full unreduced benefit:		Same
	▶ ▶ ▶ ▶	Normal retirement age of 65 Age 62 with 10 years of service Age 60 with 30 years of service Disability retirement
Early retirement benefit:
	▶	Age 55 with five years of service. The amount of the benefit is reduced according to the number of years the participant retires before the age the participant is eligible for a full, unreduced benefit. The amount of the reduction is based on age and years of vesting service.
Benefits Payable	Service and earnings frozen as of December 31, 2009. Benefit depends on the participant’s years of service under our plan and monthly average earnings over the last 60 months of service or, if higher, the monthly average earnings for the five calendar years in his or her last fifteen years of service for which earnings were the highest.		Same

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	Pension Plan	Supplemental Pension Plans
Benefit Formula for Salaried Employees (As of December 31, 2009) (Payable in the form of a single life annuity)	Unreduced monthly benefit = 1/12 of ((1.125% x final average annual earnings (up to 2/3 of the Social Security Taxable Wage Base)) + (1.425% x final average annual earnings (in excess of 2/3 of the Social Security Taxable Wage Base up to Taxable Wage Base)) + (1.5% x final average annual earnings (over the Social Security Taxable Wage Base))) multiplied by the years of credited service	Same
Pensionable Earnings	Annual cash compensation. Long-term equity compensation is not included.	Same
Change of control or reduction in our long-term credit rating (below investment grade)	Not applicable	Participants have the option of receiving the present value of their accrued benefits prior to 2005 in the supplemental pension plans in a lump sum, reduced by 10 percent and 5 percent for active and former employees, respectively.

The estimated actuarial present value of the retirement benefits accrued through December 31, 2015 appears in the 2015 Pension Benefits table. For purposes of determining the present value of accumulated benefits, we have used the potential earlier retirement ages as described above rather than the normal retirement age under the plans, which is 65. For a discussion of how we value these obligations and the assumptions we use in that valuation, see Note 9 to our audited consolidated financial statements included in our 2015 Annual Report on Form 10-K. The calculation of actuarial present value generally is consistent with the methodology and assumptions outlined in our audited consolidated financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. Present values for the qualified plan are based on the RP-2014 annuitant table, as adjusted for company experience and generational improvements, and for the supplemental plans were calculated using the 2014 417(e) mortality table. With respect to the supplemental pension plans, the amount of the earlier retirement age lump sum benefit was determined using an approximate 30-year Treasury Bond rate of 3.14%, consistent with the methodology used for purposes of our consolidated financial statements; any actual lump sum benefit would be calculated using the 30-year Treasury Bond rate in effect as of the beginning of the month prior to termination. Present value amounts were determined based on the financial accounting discount rate for United States pension plans of 4.64% as of December 31, 2015.

The actuarial decrease in 2015 of the projected retirement benefits can be found in footnote 1 to the Summary Compensation Table under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings.” Other than the payment to Mr. Buthman described above, no payments were made to our named executive officers under our pension plans during 2015.

While the supplemental pension plans remain unfunded, in 1994 the Board approved the establishment of a trust and authorized us to make contributions to this trust in order to provide a source of funds to assist us in meeting our liabilities under our supplemental defined benefit plans. For additional information regarding these plans, see “Compensation Discussion and Analysis – Benefits and Other Compensation – Retirement Benefits.”

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Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified defined contribution and deferred compensation plans for our named executive officers during 2015.

2015 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Company Contributions in 2015($)(1)	Aggregate Earnings in 2015($)(2)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at December 31, 2015($)(3)
Thomas J. Falk	Supplemental 401(k) Plan	238,821	(25,485)	—	1,687,526

	Deferred Compensation Plan	—	4,629	—	2,370,340
Maria G. Henry	Supplemental 401(k) Plan	17,492	(51)	—	17,441
	Deferred Compensation Plan	—	—	—	—
Michael D. Hsu	Supplemental 401(k) Plan	86,020	(3,251)	—	207,279

	Deferred Compensation Plan	—	—	—	—
Sandra J. MacQuillan	Supplemental 401(k) Plan	9,047	(56)	—	8,991
	Deferred Compensation Plan	—	—	—	—
Elane B. Stock	Supplemental 401(k) Plan	91,778	(4,111)	—	271,931

	Deferred Compensation Plan	—	—	—	—
Mark A. Buthman	Supplemental 401(k) Plan	92,488	(572)	—	1,107,051

	Deferred Compensation Plan	—	—	—	—

(1)	Contributions consist solely of amounts accrued by Kimberly-Clark under the Supplemental 401(k) Plan, including the profit-sharing contribution in February 2016 with respect to our performance in 2015. These amounts are included in the Summary Compensation Table and represent a portion of the Defined Contribution Plan Payments included in All Other Compensation.

(2)	The amounts in this column show the changes in the aggregate account balance for our named executive officers during 2015 that are not attributable to company contributions. Aggregate earnings are not included in the Summary Compensation Table because the earnings are not above-market or preferential.

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(3)	Balance for the Supplemental 401(k) Plan includes the profit-sharing contribution made in February 2016 with respect to our performance in 2015, as well as the following contributions by Kimberly-Clark under the Supplemental 401(k) Plan in 2014 and 2013 that are reported in the Summary Compensation Table as a portion of All Other Compensation for those years:

Name	Year	Accrued Amount($)
Thomas J. Falk	2014	276,385
	2013	280,027
Michael D. Hsu	2014	82,480
	2013	37,512
Elane B. Stock	2014	63,234
Mark A. Buthman	2014	98,654
	2013	96,487

In addition to amounts shown in the table that reflect participation in the Supplemental 401(k) Plan, amounts shown for Mr. Falk represent compensation deferred in prior years under our Deferred Compensation Plan and accumulated earnings. Effective in 2005, no further amounts may be deferred under this plan. Participants in the Deferred Compensation Plan may elect to have deferrals credited with yields equal to those earned on any of a subset of funds available in the 401(k) Profit Sharing Plan. Generally, benefits are payable under the Deferred Compensation Plan in accordance with the participant’s election in a lump sum or in quarterly installments over a period between two and 20 years. If a participant ceases employment (other than as a result of a total and permanent disability or death or on or after age 55 with five or more years of service), the account balance is paid in a lump sum. In the event of a change of control or a reduction in our long-term credit rating (below investment grade), currently-employed participants have the option to elect an immediate lump-sum payment of their account balance, less a 10 percent penalty.

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Overview of 401(k) Profit Sharing Plan and Supplemental 401(k) Plan.

	401(k) Profit Sharing Plan	Supplemental 401(k) Plan
Purpose	To assist employees in saving for retirement, as well as to provide a discretionary profit sharing contribution in which contributions will be based on our profit performance.	To provide benefits to the extent necessary to fulfill the intent of the 401(k) Profit Sharing Plan without regard to the limitations imposed by the Internal Revenue Code on qualified defined contribution plans.
Eligible participants	Most employees.	Salaried employees impacted by limitations imposed by the Internal Revenue Code on the 401(k) Profit Sharing Plan.
Is the plan qualified under the Internal Revenue Code?	Yes.	No.
Can employees make contributions?	Yes.	No.
Do we make contributions or match employee contributions?	We match 100% of employee contributions, to a yearly maximum of 4% of eligible compensation. In addition, we may make a discretionary profit sharing contribution of 0% to 6% of eligible compensation based on our profit performance.	We provide credit to the extent our contributions to the 401(k) Profit Sharing Plan are limited by the Internal Revenue Code.
When do account balances vest?	Account balances under these plans generally vest once the participant completes at least two years of service.	Same.
How are account balances invested?	Account balances are invested in certain designated investment options selected by the participant.	Account balances are credited with earnings and losses as if these account balances were invested in certain designated investment options selected by the participant.
When are account balances distributed?	Distributions of the participant’s vested account balance are only available after termination of employment. Loans, hardship and certain other withdrawals are allowed prior to termination of employment for certain vested amounts under the 401(k) Profit Sharing Plan.	Distributions of the participant’s vested account balance are payable after termination of employment.

While the Supplemental 401(k) Plan remains unfunded, in 1996 the Board amended a previously established trust and authorized us to make contributions to this trust in order to provide a source of funds to assist us in meeting our liabilities under our supplemental defined contribution plans.

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Compensation Tables

Potential Payments on Termination or Change of Control

Our named executive officers are eligible to receive certain benefits in the event of termination of employment, including following a change of control. This section describes various termination scenarios as well as the payments and benefits payable under those scenarios.

Severance Benefits

We maintain two severance plans that cover our executive officers, depending on the circumstances that result in their termination. Those plans include the Executive Severance Plan, which is applicable when an executive officer is terminated following a change of control, and the Severance Pay Plan, which is applicable in the event of certain other involuntary terminations. An executive officer may not receive severance payments under more than one of the plans described below.

We entered into an additional severance pay arrangement with Ms. Henry as an incentive to join the company, which arrangement covers the first year of Ms. Henry’s employment in lieu of benefits under the Executive Severance Plan and the Severance Pay Plan to the extent that benefits under the additional arrangement would exceed benefits under those plans. If Ms. Henry’s employment is involuntarily terminated by Kimberly-Clark for any reason other than for cause, or by Ms. Henry for good reason, during the first year of her employment, Ms. Henry will receive a lump sum cash payment equal to the sum of her annual base salary and the target amount of her annual incentive award.

Executive Severance Plan. We have agreements under our Executive Severance Plan with each named executive officer. The agreements provide that, in the event of a “Qualified Termination of Employment” (as described below), the participant will receive a cash payment in an amount equal to the sum of:

▶	Two times the sum of annual base salary and the average annual incentive award for the three prior fiscal years,

▶	The value of any forfeited awards, based on the closing price of our common stock at the date of the participant’s separation from service, of restricted stock and time-vested restricted share units,

▶	The number of performance-based restricted share units that are forfeited multiplied by the average performance-based restricted share unit payment for the prior three years,

▶	The value of any forfeited benefits under the 401(k) Profit Sharing Plan and Supplemental 401(k) Plan,

▶	The value of the employer match and assumed 3 percent profit sharing contribution the named executive officer would have received if he or she had remained employed an additional two years under the 401(k) Profit Sharing Plan and Supplemental 401(k) Plan, and

▶	the cost of two years of COBRA premiums for medical and dental coverage.

In addition, nonqualified stock options will vest and be exercisable within the earlier of five years from the participant’s termination or the remaining term of the option.

A “Qualified Termination of Employment” is a separation of service within two years following a change of control of Kimberly-Clark (as defined in the plan) either involuntarily without cause or by the participant with good reason. In addition, any involuntary separation of service without cause within one year before a change of control will also be determined to be a Qualified Termination of Employment if it is in connection with, or in anticipation of, a change of control.

The current agreements with our named executive officers expire on December 31, 2017, unless extended by the Committee.

These agreements reflect that the named executive officer is not entitled to a tax gross-up if the named executive officer incurs an excise tax due to the application of Section 280G of the Internal Revenue Code. Instead, payments and benefits payable to the named executive officer will be reduced to the extent doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits.

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The Board has determined the eligibility criteria for participation in the plan. Each named executive officer’s agreement under the Executive Severance Plan provides that the executive will retain in confidence any confidential information known to the executive concerning Kimberly-Clark and Kimberly-Clark’s business so long as such information is not publicly disclosed.

Severance Pay Plan. Our Severance Pay Plan generally provides eligible employees (including our named executive officers) severance payments and benefits in the event of certain involuntary terminations. Under the Severance Pay Plan, a named executive officer (employed for at least one year) whose employment is involuntarily terminated would receive:

▶	Two times the sum of annual base salary and the average annual incentive award for the three prior fiscal years,

▶	If the termination occurs after March 31, the pro-rated current year annual incentive award based on actual performance,

▶	An amount equal to the cost of six months of COBRA premiums for medical coverage, and

▶	An amount equal to the cost of six months of outplacement services and three months of participation in our employee assistance program.

If the named executive officer’s employment is involuntarily terminated within the first 12 months of employment, the Severance Pay Plan provides that the named executive officer would receive three months’ base salary.

Severance pay under the Severance Pay Plan will not be paid to any participant who is terminated for cause (as defined under the plan), is terminated during a period in which the participant is not actively at work for more than 25 weeks (except to the extent otherwise required by law), voluntarily quits or retires, dies or is offered a comparable position (as defined under the plan).

A named executive officer must execute a full and final release of claims against us within a specified period of time following termination to receive severance benefits under our severance pay plans. Under the Severance Pay Plan, if the release has been timely executed, severance benefits are payable as a lump sum cash payment no later than 60 days following the participant’s termination date. Any current year annual incentive award that is payable under the Severance Pay Plan will be paid at the same time as it was payable under the Executive Officer Achievement Award Program, but no later than 60 days following the calendar year of the separation from service.

2011 Plan. In the event of a “Qualified Termination of Employment” (as described below) of a participant in the 2011 Plan in connection with a change of control, all of the participant’s awards not subject to performance goals would become fully vested. Any awards subject to performance goals will vest at the average performance-based restricted share unit payout for awards for the three prior fiscal years. Unless otherwise governed by another applicable plan or agreement, such as the terms of the Executive Severance Plan, options in this event would be exercisable for the lesser of three months or the remaining term of the option. If any amounts payable under the 2011 Plan result in excise tax due to the application of Section 280G of the Internal Revenue Code, the 2011 Plan provides that payments and benefits payable to the named executive officer will be reduced to the extent necessary so that no excise tax will be imposed if doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. A “Qualified Termination of Employment” is a termination of the participant’s employment within two years following a change of control of Kimberly-Clark (as defined in the 2011 Plan), unless the termination is by reason of death or disability or unless the termination is by Kimberly-Clark for cause or by the participant without good reason.

The 2011 Plan provides that, if pending a change of control, the Committee determines that Kimberly-Clark common stock will cease to exist without an adequate replacement security that preserves the economic rights and positions of the participants in the 2011 Plan (for example, as a result of the failure of the acquiring company to assume outstanding grants), then all options and

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stock appreciation rights will become exercisable, in a manner deemed fair and equitable by the Committee, immediately prior to the consummation of the change of control. In addition, the restrictions on all restricted stock will lapse and all restricted share units, performance awards and other stock-based awards will vest immediately prior to the consummation of the change of control and will be settled upon the change of control in cash equal to the fair market value of the restricted share units, performance awards and other stock-based awards at the time of the change of control.

In the event of a termination of employment of a participant in the 2011 Plan, other than a Qualified Termination of Employment, death, total and permanent disability or retirement of the participant, the participant will forfeit all unvested restricted stock and restricted share units, and any vested stock options held by the participant will be exercisable for the lesser of three months or the remaining term of the option.

Retirement, Death and Disability

Retirement. In the event of retirement (separation from service on or after age 55), our named executive officers are entitled to receive:

▶	Benefits payable under our pension plans for eligible participants (if the participant has at least five years of vesting service) (see “Pension Benefits” for additional information),

▶	Their account balance, if any, under the Deferred Compensation Plan,

▶	Their account balance under the Supplemental 401(k) Plan (if the participant has at least two years of vesting service),

▶	Their account balance under the 401(k) Profit Sharing Plan, including any unvested employer contributions,

▶	Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of five years or the remaining term of the options,

▶	For units outstanding more than six months after the date of grant, performance-based restricted share units will be payable based on attainment of the performance goal at the end of the restricted period,

▶	Annual incentive award payment under the Executive Officer Achievement Award Program as determined by the Committee in its discretion,

▶	For participants with at least fifteen years of vesting service and who joined Kimberly-Clark before January 1, 2004, retiree medical credits based on number of years of vesting service (up to a maximum of $104,500 in credits), and

▶	For participants with at least fifteen years of vesting service, continuing coverage under Kimberly-Clark’s group life insurance plan.

Death. In the event of death while an active employee, the following benefits are payable:

▶	50 percent of the benefits under our pension plans for eligible participants, not reduced for early payment (if the participant has at least five years of vesting service) (see “Pension Benefits”), payable under the terms of the plans to the participant’s spouse or minor children,

▶	Their account balance, if any, under the Deferred Compensation Plan,

▶	Their account balance under the Supplemental 401(k) Plan,

▶	Their account balance under the 401(k) Profit Sharing Plan, including any unvested employer contributions,

▶	Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of three years or the remaining term of the options,

▶	Time-vested restricted share units will be vested pro rata, based on the number of full months of employment during the restricted period prior to the participant’s termination of employment, payable within 70 days following the end of the restricted period,

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▶	For units outstanding more than six months after the date of grant, performance-based restricted share units will be vested pro rata, based on attainment of the performance goal at the end of the restricted period, payable within 70 days following the end of the restricted period,

▶	Annual incentive award payment under the Executive Officer Achievement Award Program as determined by the Committee in its discretion,

▶	For participants who were at least age 55, had at least fifteen years of vesting service and joined Kimberly-Clark before January 1, 2004, medical credits payable to their spouse or dependent based on number of years of vesting service (up to a maximum of $104,500 in credits), and

▶	Payment of benefits under Kimberly-Clark’s group life insurance plan (which is available to all salaried employees in the U.S.) equal to two times the participant’s annual pay, up to $2 million (plus any additional coverage of three, four, five or six times the participant’s annual pay, in increments of up to $1 million each, purchased by the participant at group rates). Benefits provided by Kimberly-Clark and employee-purchased benefits cannot exceed $6 million.

Disability. In the event of a separation of service due to a total and permanent disability, as defined in the applicable plan, our named executive officers are entitled to receive:

▶	Benefits payable under our pension plans for eligible participants, not reduced for early payment, if the participant has at least five years of vesting service (see “Pension Benefits” for additional information),

▶	Their account balance, if any, under the Deferred Compensation Plan,

▶	Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of three years or the remaining term of the options,

▶	Time-vested restricted share units will be vested pro rata, based on the number of full months of employment during the restricted period prior to the participant’s termination of employment, payable within 70 days following the end of the restricted period,

▶	For units outstanding more than six months after the date of grant, performance-based restricted share units will be vested pro rata, based on attainment of the performance goal at the end of the restricted period, payable within 70 days following the end of the restricted period,

▶	Annual incentive award payment under the Executive Officer Achievement Award Program as determined by the Committee in its discretion,

▶	For participants of at least age 55 with at least fifteen years of vesting service and who joined Kimberly-Clark before January 1, 2004, medical credits based on number of years of vesting service (up to a maximum of $104,500 in credits),

▶	Continuing coverage under Kimberly-Clark’s group life insurance plan (available to all U.S. salaried employees), with no requirement to make monthly contributions toward coverage during disability, and

▶	Payment of benefits under Kimberly-Clark’s Long-Term Disability Plan (available to all U.S. salaried employees). Long-term disability under the plan would provide income protection of monthly base pay, ranging from a minimum monthly benefit of $50 to a maximum monthly benefit of $20,000. Benefits are reduced by the amount of any other Kimberly-Clark or government-provided income benefits received (but will not be lower than the minimum monthly benefit).

Potential Payments on Termination or Change of Control Table

The following table presents the approximate value of (i) the severance benefits for our named executive officers under the Executive Severance Plan had a Qualified Termination of Employment under that plan occurred on December 31, 2015; (ii) the severance benefits for our named executive officers under the Severance Pay Plan if an involuntary termination had occurred on December 31, 2015; (iii) the benefits that would have been payable on the death of our named

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executive officers on December 31, 2015; (iv) the benefits that would have been payable on the total and permanent disability of our named executive officers on December 31, 2015; and (v) the potential payments to Mr. Falk if he had retired on December 31, 2015. If applicable, amounts in the table were calculated using the closing price of our common stock on December 31, 2015 of $127.30 per share.

Because Mr. Buthman retired on December 31, 2015, he is discussed separately below under “Retirement of Mr. Buthman.”

The termination benefits provided to our executive officers upon their voluntary termination of employment do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees, so those benefits are not included in the table below. Because none of our named executive officers, other than Messrs. Falk and Buthman, was eligible to retire as of December 31, 2015, potential payments assuming retirement on that date are not included for the other named executive officers.

The amounts presented in the table are in addition to amounts each named executive officer earned or accrued prior to termination, such as the officer’s balances under our Deferred Compensation Plan, accrued retirement benefits (including accrued pension plan benefits), previously vested benefits under our qualified and non-qualified plans, previously vested options, restricted stock and restricted share units and accrued salary and vacation. For information about these previously earned and accrued amounts, see “Summary Compensation,” “Outstanding Equity Awards,” “Option Exercises and Stock Vested,” “Pension Benefits,” and “Nonqualified Deferred Compensation.”

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POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL TABLE

Name	Cash Payment($)		Equity with Accelerated Vesting($)		Additional Retirement Benefits($)		Continued Benefits and Other Amounts($)		Total($)
Thomas J. Falk
Qualified Termination of Employment	10,298,153	(1)	31,717,649	(2)	559,128	(3)	36,347	(4)	42,611,277
Involuntary Termination(5)	10,298,153		—		—		14,469	(6)	10,312,622
Death	4,310,615	(7)	24,968,784	(8)	—	(9)	104,500		29,383,899
Disability	2,310,615	(7)	24,968,784	(8)	3,516,594	(10)	104,500	(11)	30,900,493
Retirement	2,310,615	(1)	34,556,214		726,570		104,500	(12)	37,697,899
Maria G. Henry
Qualified Termination of Employment	3,361,958	(1)	2,441,249	(2)	205,818	(3)	36,347	(4)	6,045,372
Involuntary Termination(5)	1,425,000		—		—		—	(6)	1,425,000
Death	1,712,483	(7)	1,252,047	(8)	20,355		—		2,984,885
Disability	712,483	(7)	1,252,047	(8)	—		—	(11)	1,964,530
Michael D. Hsu
Qualified Termination of Employment	3,508,741	(1)	7,030,794	(2)	183,264	(3)	36,347	(4)	10,759,146
Involuntary Termination(5)	3,508,741		—		—		14,469	(6)	3,523,210
Death	2,440,683	(7)	5,616,591	(8)	—		—		8,057,274
Disability	890,683	(7)	5,616,591	(8)	—		—	(11)	6,507,274
Sandra J. MacQuillan
Qualified Termination of Employment	2,688,143	(1)	832,242	(2)	174,560	(3)	36,347	(4)	3,731,292
Involuntary Termination(5)	558,668		—		—		14,469	(6)	573,137
Death	1,538,668	(7)	691,690	(8)	15,697		—		2,246,055
Disability	418,668	(7)	691,690	(8)	—		—	(11)	1,110,358
Elane B. Stock
Qualified Termination of Employment	3,438,139	(1)	6,720,305	(2)	186,636	(3)	36,347	(4)	10,381,427
Involuntary Termination(5)	3,438,139		—		—		14,469	(6)	3,452,608
Death	2,321,904	(7)	5,075,821	(8)	—		—		7,397,725
Disability	771,904	(7)	5,075,821	(8)	—		—	(11)	5,847,725

(1)	Assumes the Committee would approve full payment under the Executive Officer Achievement Award Program for 2015; actual amount that would be paid is determined by the Committee in its discretion.

(2)	Assumes vesting of unvested performance-based restricted share units at the target level for the 2013, 2014 and 2015 grants. See “Outstanding Equity Awards.” In addition, under the terms of the 2011 Plan, if the Committee were to determine that, pending a change of control, our common stock would cease to exist without an adequate replacement security, the payment of this amount would not be contingent upon the Qualified Termination of Employment of the named executive officer. This provision also applies to grants under the 2011 Plan to employees other than our named executive officers.

(3)	Includes the value of two additional years of employer contributions under the 401(k) Profit Sharing Plan and the Supplemental 401(k) Plan, pursuant to the terms of the Executive Severance Plan.

(4)	Includes an amount equal to 24 months of COBRA medical and dental coverage.

(5)	Benefits payable under the Severance Pay Plan. For Mr. Falk, does not include accelerated equity vesting that occurred when he became retirement eligible at age 55. See the benefits payable for Mr. Falk for retirement for the amount of this accelerated equity vesting.

(6)	Equals six months of COBRA medical coverage and outplacement services with an estimated value of $8,469 and $6,000, respectively.

(7)	For death, includes the payment of benefits under Kimberly-Clark’s group life insurance plan (which is available to all U.S. salaried employees). For death and disability, assumes the Committee would approve full payment under the Executive Officer Achievement Award Program for 2015; actual amount that would be paid is determined by the Committee in its discretion. For disability, does not include benefits payable under Kimberly-Clark’s Long-Term Disability Plan (which is available to all U.S. salaried employees), the value of which would be dependent on the life span of the named executive officer and the value of any Kimberly-Clark or government-provided income benefits received.

(8)	Assumes pro rata vesting of unvested performance-based restricted share units at the maximum level for all grants. See “Outstanding Equity Awards.”

(9)	For Mr. Falk, the estimated actuarial present value of the pension benefits payable on death is less than the present value of the aggregate accumulated benefit set forth in the Pension Benefits table; as a result, no incremental benefit as a result of his death is included in the amount.

(10)	Includes the excess, if any, of the estimated actuarial present value of the retirement benefits payable on disability for the named executive officer through December 31, 2015 (assuming the named executive officer elects to receive a continuing benefit for his surviving spouse) over the present value of the aggregate accumulated benefit set forth in the Pension Benefits table.

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(11)	For Mr. Falk, includes the value of retiree medical credits assuming total and permanent disability on December 31, 2015. Our named executive officers would also be eligible for continuing coverage under Kimberly-Clark’s group life insurance plan assuming total and permanent disability on December 31, 2015, which benefit does not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all U.S. salaried employees and is therefore not included in the table.

(12)	Includes the value of retiree medical credits assuming Mr. Falk’s retirement on December 31, 2015. Mr. Falk would also be eligible for continuing coverage under Kimberly-Clark’s group life insurance plan assuming retirement on December 31, 2015, which benefit does not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all U.S. salaried employees and is therefore not included in the table.

Retirement of Mr. Buthman

Mr. Buthman retired on December 31, 2015. He received a payout for 2015 under our annual cash incentive program which is shown in the Summary Compensation Table above. Because Mr. Buthman is over age 55, under the terms of the 2011 Plan, his unvested stock options vested on the date of his departure and will be exercisable until the earlier of five years or the remaining term of the options, and his unvested performance-based restricted share units will be payable in full based on attainment of the performance goal at the end of the restricted period. The value of the unvested stock options and performance-based restricted share units was $8,469,016 at the time of Mr. Buthman’s retirement (assuming that all performance-based restricted share units vest at the target level). Upon Mr. Buthman’s retirement, the following benefits under the Supplemental Pension Plan became payable: (1) a distribution of $106,377, payable on December 31, 2015, for required income and payroll taxes withheld in 2015 and (2) a lump sum distribution having a present value of $1,926,851, payable on July 1, 2016, relating to benefits accrued after 2004. Commencement of Mr. Buthman’s remaining benefits under the Pension Plan and Supplemental Pension Plan is subject to his election, as described above under Pension Benefits. Mr. Buthman received retiree medical credits valued at $104,500 and he is eligible for continuing coverage under Kimberly-Clark’s group life insurance plan. Mr. Buthman did not receive any additional retirement benefits or other benefits upon his retirement.

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Proposal 4. Reapproval of

Performance Goals Under

the 2011 Equity Participation Plan

We are asking stockholders to reapprove the performance goals for our 2011 Equity Participation Plan (the “2011 Plan”) set forth below, as previously approved by stockholders in 2011. No amendments to the 2011 Plan are being requested. Stockholder approval is necessary for the Corporation to meet one of the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”).

The material terms of the 2011 Plan are summarized below. This summary is qualified by the specific language of the 2011 Plan, which is included as Appendix A to this proxy statement.

Purpose

The purpose of the 2011 Plan is to encourage ownership in Kimberly-Clark by those employees who have contributed, or are determined to be in a position to materially contribute, to our success. Equity participation plans are significant factors in attracting and retaining management talent, encouraging key employees to identify more closely with the interests of the stockholders and providing incentive and reward for long-term growth and performance.

The 2011 Plan allows us to grant stock options, SARs, restricted shares, restricted share units, performance awards and other stock-based awards.

Plan Term

The 2011 Plan will expire on April 20, 2021, unless earlier terminated by the Committee.

Administration

The Committee administers the 2011 Plan. Each member of the Committee is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), an “outside director” within the meaning of Section 162(m) of the Code and an Independent Director. In the event that all members of the Committee are not Disinterested Directors (as defined in the 2011 Plan), the 2011 Plan will be administered by a committee appointed by the Board of two or more directors, all of whom are Disinterested Directors.

Under the terms of the 2011 Plan, the Committee selects participants, determines the extent of participation and makes all other necessary decisions and interpretations.

The Committee may delegate its authority under the 2011 Plan, including the authority to grant awards. This delegation of authority, however, is limited as follows:

▶	Only the Committee may grant awards under the 2011 Plan to participants who are subject to Section 16 of the Exchange Act (which includes our executive officers).

▶	The maximum number of shares of common stock covered by awards to newly hired employees or to respond to special recognition or retention needs that may be granted by the Chief Executive Officer cannot exceed 200,000 in any calendar year. This 200,000 limitation does not apply to any delegation by the Committee to the Chief Executive Officer with respect to scheduled annual grants of awards (but these annual grants are subject to the other limitations on delegations of authority).

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▶	The authority to grant awards is limited to grants by the Chief Executive Officer subject to the requirements of Section 157(c) of the Delaware General Corporation Law and no delegation may result in the disallowance of a deduction under Section 162(m).

▶	The Chief Executive Officer does not have the authority to grant awards to himself.

Eligibility

The participants in the 2011 Plan are employees the Committee determines are in a position to contribute materially to the success of Kimberly-Clark or have in the past so contributed. Only employees (including officers and directors who are employees) of Kimberly-Clark and our affiliates are eligible to participate in the 2011 Plan.

Awards under the 2011 Plan are made by the Committee, or by the Chief Executive Officer to the extent he has been delegated authority to grant awards to participants as described above. Currently, Kimberly-Clark and our affiliates have approximately 3,000 employees and officers eligible to participate in the 2011 Plan, including our current executive officers.

The selection of officers and other employees who will receive awards under the 2011 Plan and the size and types of awards will be determined by the Committee in its discretion. Therefore, the amount of any future awards under the Plan is not yet determinable and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees. For information concerning awards granted in 2015 to our named executive officers under the 2011 Plan see “Executive Compensation—Grants of Plan Based Awards” above.

During 2015, 2014 and 2013, we made awards to an average of 1,300 employees per year, covering an average of approximately 2,500,000 shares per year. However, these amounts are not necessarily indicative of the number of participants or the number of shares that might be awarded in the future.

Shares Authorized; Share Limitations

When adopted, the 2011 Plan provided for the issuance of up to 69,956,978 shares of Kimberly-Clark common stock (as adjusted for our Halyard Health spin-off on October 31, 2014). Of the 69,956,978 shares, no more than 24,015,082 shares (as adjusted) were authorized for grants of restricted shares and restricted share units, performance awards settled in shares of Kimberly-Clark common stock, and all other non-option or SAR stock-based awards settled in shares of Kimberly-Clark common stock. As of February 29, 2016, awards representing 8,101,188 shares of common stock were outstanding under the 2011 Plan and 19,033,145 shares of common stock remained available for grant, of which 15,280,849 shares are available for grants of restricted shares and restricted share units, performance awards settled in shares of Kimberly-Clark common stock, and all other non-option or SAR stock-based awards settled in shares of Kimberly-Clark common stock under the 2011 Plan.

The 2011 Plan describes how the number of shares available for awards is reduced for exercises, settlements or vestings of awards. Shares subject to stock options and SARs that become ineligible for purchase, restricted share units, performance awards and other stock-based awards that are retired through forfeiture or maturity other than those that are retired through the payment of common stock, and restricted shares that are forfeited during the restricted period due to any applicable transferability restrictions will again become available under the 2011 Plan to the extent permitted by Section 16 of the Exchange Act.

The total number of shares of Kimberly-Clark common stock available for awards under the 2011 Plan will be reduced by the maximum number of shares issued upon exercise or settlement of options and SARs granted, as well as shares retained or withheld in satisfaction of a participant’s withholding. Shares that were subject to an option or SAR and were not issued upon the net

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settlement or net exercise of the option or SAR may not again be made available for issuance under the 2011 Plan. All other awards (except restricted share units subject to performance goals, performance awards, other stock-based awards subject to performance goals and dividend equivalents) will reduce the total number of shares available for awards under the stock award pool by the number of shares vested under the Award. Restricted share units subject to performance goals, performance awards and other stock-based awards subject to performance goals will reduce the total number of shares available for awards under the stock award pool by the target number of shares to be issued under grants of restricted share units subject to performance goals, grants of performance awards and grants of other stock-based awards, and the number of shares will then be adjusted accordingly upon actual vesting of these awards. Dividend equivalents on restricted share units, performance awards and other stock-based awards subject to performance goals will reduce the total number of shares available for awards under the stock award pool by the number of shares of common stock vested upon vesting of the underlying award. Any award that may be settled only in cash will reduce the number of shares available for awards, including, as applicable, the stock award pool.

The maximum number of shares of common stock covered by all awards under the 2011 Plan that are granted to any participant within any calendar year period will not exceed 1,500,000 in the aggregate, except that, in connection with a participant’s initial service, a participant may be granted awards covering up to an additional 1,500,000 shares.

Section 162(m)

Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to its chief executive officer and the three other most highly compensated officers other than the principal financial officer. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit. Awards under the 2011 Plan are designed to qualify as qualified performance-based compensation, by satisfying the following requirements: (1) the performance goals are determined by the Committee consisting solely of outside directors; (2) the material terms under which the compensation is to be paid, including examples of the performance goals, are approved by a majority of votes cast by our stockholders; and (3) if applicable, the Committee certifies that the applicable performance goals and any other material terms were satisfied before payment of any performance-based compensation is made.

Awards

All awards are expected to be evidenced by an award agreement between us and the individual participant. In the discretion of the Committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee.

The types of awards under the 2011 Plan include:

Stock Options

The 2011 Plan employs market value as a basis for rewarding performance through the use of incentive stock options under Section 422 of the Code (“Incentive Stock Options”) and stock options which are not Incentive Stock Options (“Nonqualified Stock Options”) to acquire Kimberly-Clark common stock. The option price per share will be at least equal to the fair market value per share of Kimberly-Clark common stock at the date of grant. The option period will be no more than 10 years from the date of grant. Options will only become exercisable (1) after specified periods of employment after grant (generally, 30 percent after the first year, 30 percent after the second year and the remaining 40 percent after the third year), (2) if earlier, upon the employee’s termination of employment without cause following a change of control of Kimberly-Clark, or (3) as otherwise

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determined by the Committee. The 2011 Plan also provides the Committee with discretion to require performance-based standards to be met before option awards will vest. The option price, as well as any withholding tax, is payable in full in cash at the time of exercise, or at the discretion of the Committee in shares of Kimberly-Clark common stock transferable to us and having a fair market value on the transfer date equal to the amount payable to us.

If the participant terminates employment for any reason other than death, disability, retirement or without cause following a change of control of Kimberly-Clark, the then-exercisable portion of the option will only be exercisable for three months following such termination. The entire unexercised portion of the option is exercisable within three years from the date of death or disability of a participant, within five years of the date of retirement of a participant, or within the remaining period of the option, whichever is earlier, unless otherwise determined by the Committee. Under no circumstances, however, will an option be exercisable beyond 10 years from the date of the grant.

Under the 2011 Plan, the Committee, by written notice to a participant, may limit the period in which an incentive stock option may be exercised to a period ending at least three months following the date of the notice, and/or limit or eliminate the number of shares subject to an incentive stock option after a period ending at least three months following the date of the notice.

Stock Appreciation Rights (SARs)

SARs offer recipients the right to receive payment for the difference (spread) between the exercise price of the SAR and the fair market value of Kimberly-Clark common stock at the time of redemption. The Committee may authorize payment of the spread for a SAR in the form of cash, common stock to be valued at its fair market value on the date of exercise, a combination of these, or by any other method as the Committee may determine. SARs are generally subject to the same limitations and restrictions regarding exercise, transfer and forfeiture as are stock options.

Restricted Shares and Restricted Share Units

The 2011 Plan permits the Committee to award restricted shares or restricted share units to participants. The Committee may determine the number of restricted shares to be granted to participants and the periods during which the shares may not be transferred. Unless otherwise determined by the Committee, the transferability restrictions will last for a period of three to ten years from the date of grant. During this restricted period, the restricted shares may not be sold or transferred by the participant except in the case of death. Upon expiration of the restricted period, the restricted shares will be delivered to the participant free of restrictions. A participant who is awarded restricted shares will be entitled to vote these shares and to receive dividends declared on these shares during the restricted period.

The Committee may also determine the number of restricted share units to be granted to participants and the periods during which the units may not be transferred. During this restricted period, the restricted share units may not be sold or transferred by the participant except in the case of death. Upon expiration of the restricted period, payment of restricted share units will be made in cash or shares of common stock as determined by the Committee at the time of grant. During the restricted period, a participant who is awarded restricted share units will not be entitled to vote these units. Unless otherwise determined by the Committee, (i) during this restricted period participants will be credited with dividend equivalents equal in value to the dividends declared and paid on Kimberly-Clark common stock, (ii) these dividend equivalents will be reinvested in restricted share units at the then fair market value of Kimberly-Clark common stock on the date dividends are paid, and (iii) the dividend equivalents will be paid only to the extent the underlying awards vest.

Performance Awards

The 2011 Plan permits the Committee to grant performance awards to participants. Performance awards include arrangements under which the grant, issuance, retention, vesting and/or

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transferability of the Award are subject to performance goals and any additional conditions or terms as the Committee may designate. A performance award granted may be denominated or payable in cash, Kimberly-Clark common stock (including, without limitation, restricted shares), other securities or other awards. The performance awards denominated in shares may earn dividend equivalents; however, unless otherwise determined by the Committee, dividend equivalents for performance awards will accrue and will not be paid unless and until the underlying awards vest.

Other Stock-Based Awards

The Committee may grant other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Kimberly-Clark common stock, as are deemed by the Committee to be consistent with the purposes of the 2011 Plan. The Committee will determine the terms and conditions of these awards.

Performance Goals

The 2011 Plan provides that specific performance goals may be established by the Committee, which, if achieved, will result in the amount of payment, or the early payment, of an award under the 2011 Plan. The performance goals may consist of one or more or any combination of the following criteria: return on invested capital, stock price, market share, sales revenue, cash flow, earnings per share, return on equity, total stockholder return, gross margin, net sales, operating profit return on sales, costs and/or such other financial, accounting or quantitative metric determined by the Committee. The performance goals may be described in terms that are related to the individual participant, to Kimberly-Clark as a whole, or to a subsidiary, division, department, region, function or business unit of Kimberly-Clark in which the participant is employed. The Committee, in its discretion, may change or modify these criteria; however, in the case of any award to any employee who is or may be a “covered employee” (as defined in Section 162(m) of the Code), the Committee has no discretion to increase the amount of compensation that would otherwise be due on attainment of the goal, and at all times the criteria must meet the requirements of Section 162(m) of the Code, or any successor section, to the extent applicable.

Vesting

Under the 2011 Plan, no award (other than awards subject to performance goals) may vest in whole in less than three years from the date of grant. Notwithstanding the preceding sentence, in certain situations such as for new hires, retirement, and other situations warranting a shorter or no vesting period as determined by the Committee, these awards may vest in whole in less than three years from the date of grant, provided that these awards do not constitute more than ten percent of the shares of Kimberly-Clark common stock covered by all awards granted in any calendar year period. Awards subject to performance goals may not vest in whole in less than one year from the date of grant.

Amendment of the 2011 Plan; Modifications of Awards

The 2011 Plan provides that the Committee may amend, suspend or discontinue the 2011 Plan or amend any or all awards under the 2011 Plan to the extent permitted by law, permitted by the rules of any stock exchange on which Kimberly-Clark common stock is listed, permitted under applicable provisions of the Securities Act of 1933 and the Exchange Act, and that the action would not result in the disallowance of a deduction to Kimberly-Clark under Section 162(m) of the Code. However, if an amendment must be approved by the stockholders, any such proposed amendment will be submitted to the stockholders for approval. Except as provided in the 2011 Plan, no amendment, suspension or termination of the 2011 Plan will adversely alter any rights granted a participant under the 2011 Plan.

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Proposal 4. Reapproval of Performance Goals Under the 2011 Equity Participation Plan

Under the 2011 Plan, the Committee may, by written notice to a participant, (i) limit the period in which an incentive stock option may be exercised to a period ending at least three months following the date of such notice, (ii) limit or eliminate the number of shares subject to an incentive stock option after a period ending at least three months following the date of such notice, (iii) accelerate the restricted period with respect to the restricted shares, restricted share units, performance awards and other stock-based awards granted under the 2011 Plan, (iv) subject any performance-based award or any other award subject to performance goals to any policy adopted by Kimberly-Clark relating to the recovery of the award to the extent it is determined that the performance goals were not actually achieved or (v) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, common stock, other securities or other awards, or cancelled, forfeited, or suspended, and the method by which awards may be settled, exercised, cancelled, forfeited or suspended. However, the Committee may not take any action to the extent that it would result in the disallowance of a deduction to Kimberly-Clark under Section 162(m) of the Code. Further, any restricted share units, performance awards and other stock-based awards that are required to meet the requirements of Section 409A of the Code will be settled in a manner that complies with that section. Except as provided in the 2011 Plan, no amendment, suspension, or termination of the 2011 Plan or any awards under the 2011 Plan will, without the consent of the participant, adversely alter or change any of the rights or obligations under any awards or other rights previously granted to the participant.

Re-pricings and Cash Buyouts Prohibited

Except in connection with a change in Kimberly-Clark common stock or the capitalization of Kimberly-Clark as provided in Section 17 of the 2011 Plan, no option or SAR may be re-priced, replaced, re-granted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the option, and no stock option or SAR may be repurchased for cash at a time when the price is equal to or less than the fair market value of the underlying shares. The Committee may take these actions, however, subject to the approval of stockholders.

Effect of Change of Control

In the event of a “Qualified Termination of Employment” (as defined in the 2011 Plan) of a participant in the 2011 Plan in connection with a “Change of Control” of Kimberly-Clark (as defined in the 2011 Plan), all of the awards not subject to performance goals would become fully vested. Any awards subject to performance goals will vest at the average performance-based restricted share unit payout for awards for the three prior fiscal years. Unless otherwise governed by another applicable plan or agreement, such as the terms of the Executive Severance Plan, options in this event would be exercisable for the lesser of three months or the remaining term of the option. If any amounts payable under the 2011 Plan constitute a parachute payment under Section 280G of the Code, the 2011 Plan provides that the amounts will be reduced to the extent necessary to provide the participant with the greatest aggregate net after tax receipt.

The 2011 Plan provides that, if pending a change of control, the Committee determines that Kimberly-Clark common stock will cease to exist without an adequate replacement security that preserves the economic rights and positions of the participants in the 2011 Plan (for example, as a result of the failure of the acquiring company to assume outstanding grants), then all options (other than incentive stock options) and SARs will become exercisable, in a manner deemed fair and equitable by the Committee, immediately prior to the consummation of the change of control. In addition, the restrictions on all restricted stock will lapse and all restricted share units, performance awards and other stock-based awards will vest immediately prior to the consummation of the change of control and will be settled upon the change of control in cash equal to the fair market value of the restricted share units, performance awards and other stock-based awards at the time of the change of control.

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Proposal 4. Reapproval of Performance Goals Under the 2011 Equity Participation Plan

Non-Transferability of Awards

During a participant’s lifetime, options shall be exercisable only by that participant. Awards are not transferable other than by will or the laws of descent and distribution upon the participant’s death. However, the Committee may grant to designated participants the right to transfer awards, to the extent allowed under Rule 16b-3 of the Exchange Act, subject to the terms and conditions of administrative rules approved by the Committee.

Use of Proceeds

The proceeds we receive from the sale of stock under the 2011 Plan will be used for general corporate purposes.

U.S. Federal Tax Consequences

See Appendix B for a discussion of certain U.S. federal tax consequences regarding the 2011 Plan.

Closing Quotation

The closing quotation of Kimberly-Clark common stock on February 29, 2016 was $130.30 per share.

The Board of Directors unanimously recommends a vote FOR reapproval of the performance goals under the 2011 Equity Participation Plan.

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Proposal 4. Reapproval of Performance Goals Under the 2011 Equity Participation Plan

Equity Compensation Plan Information

The following table gives information about Kimberly-Clark’s common stock that may be issued upon the exercise of options, warrants, and rights under all of Kimberly-Clark’s equity compensation plans as of December 31, 2015.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (In millions) (a)	Weighted average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions) (c)
Equity compensation plans approved by stockholders(1)	8.8(2)	$92.35	20

(1)	Includes (a) the stockholder-approved 2011 Plan, which effective April 21, 2011 amended and restated the stockholder-approved 2001 Equity Participation Plan and (b) the stockholder-approved 2011 Outside Directors’ Compensation Plan, which effective April 21, 2011 amended and restated the Outside Directors’ Compensation Plan.

(2)	Includes 2.0 million restricted share units granted under the 2011 Plan (including shares that may be issued pursuant to outstanding performance-based restricted share units, assuming the target award is met; actual shares issued may vary, depending on actual performance). Upon vesting, a share of Kimberly-Clark common stock is issued for each restricted share unit. Column (b) does not take these awards into account because they do not have an exercise price. Also includes 0.2 million restricted share units granted under the 2011 Outside Directors’ Compensation Plan. Upon retirement from or any other termination of service from the Board, a share of Kimberly-Clark common stock is issued for each restricted share unit. Column (b) does not take these awards into account because they do not have an exercise price.

2011 Outside Directors’ Compensation Plan

In 2011, our Board approved the 2011 Outside Directors’ Compensation Plan. A maximum of 1,044,134 shares of Kimberly-Clark common stock was available for grant under this plan (as adjusted for the Halyard Heath spin-off). The Board may grant awards in the form of stock options, SARs, restricted stock, restricted share units, or any combination of cash, stock options, SARs, restricted shares or restricted share units under this plan. The 2011 Outside Directors’ Compensation Plan is proposed to be amended to add annual limits on compensation awarded to our directors, subject to stockholder approval. See “Proposal 5. Approval of Amended and Restated 2011 Outside Directors’ Compensation Plan.”

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Proposal 5. Approval of Amended and

Restated 2011 Outside

Directors’ Compensation Plan

In consideration of emerging best practices in corporate governance, on February 10, 2016, our Board adopted an amendment and restatement of the Kimberly-Clark Corporation 2011 Outside Directors’ Compensation Plan (as amended and restated, the “2011 Directors Plan”), for the sole purpose of adding a limit on the amount of equity and cash compensation that can be paid to an Outside Director in a calendar year. The amendment is subject to approval by our stockholders at the 2016 Annual Meeting. In setting the compensation limit, the Board used survey data covering companies within the Fortune 500, as well as data from our 2015 executive compensation peer group discussed above in the Compensation Discussion and Analysis.

We believe that the 2011 Directors Plan promotes the interests of Kimberly-Clark and our stockholders by enhancing our ability to attract, motivate and retain our Outside Directors. The 2011 Directors Plan is intended to permit flexibility in implementing an Outside Director compensation policy to align the Outside Directors’ compensation closely with the economic interests of our stockholders by use of equity based compensation awards.

The only change to the 2011 Directors Plan from the prior plan is:

Annual Individual Limit:

The 2011 Directors Plan (as amended and restated) provides that the aggregate value of equity-based and cash compensation granted under the 2011 Directors Plan or otherwise during any calendar year to any individual Outside Director shall not exceed $1,000,000, provided that in the calendar year in which an Outside Director is first designated as Chairman of the Board or Lead Director, the maximum for that Outside Director is $2,000,000.

The prior plan does not contain this limit.

The following is a summary of the basic features of the 2011 Directors Plan, which is subject to the specific provisions of the full text of the 2011 Directors Plan included in Appendix C of this proxy statement.

Plan Term

The 2011 Directors Plan will expire on April 20, 2021, unless earlier terminated by the Board.

Shares to be Granted

When adopted, the 2011 Directors Plan provided for the issuance of up to 1,044,134 shares of Kimberly-Clark common stock (as adjusted for our Halyard Health spin-off on October 31, 2014). As of February 29, 2016, awards representing 247,001 shares of common stock were outstanding under the 2011 Directors Plan and 585,116 shares of common stock remained available for grant.

Annual Individual Limit

The 2011 Directors Plan provides that the aggregate value of equity-based (based on the grant date fair value of equity-based awards as determined for financial reporting purposes) and cash

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Proposal 5. Approval of Amended and Restated 2011 Outside Directors’ Compensation Plan

compensation granted under the 2011 Directors Plan or otherwise during any calendar year to any individual Outside Director shall not exceed $1,000,000; provided that in the calendar year in which an Outside Director is first designated as Chairman of the Board of Directors or Lead Director, the maximum aggregate value applicable to that Outside Director is $2,000,000.

Awards

Although other types of awards may be granted under the 2011 Directors Plan, currently only restricted share units are issued. If outside director compensation practices change, the 2011 Directors Plan continues to permit the following types of awards:

Stock Options

The 2011 Directors Plan permits awards of options to acquire Kimberly-Clark common stock. The option price per share will be at least equal to the fair market value per share of Kimberly-Clark common stock at the date of grant. The option period will be 10 years from the date of grant. Payment of the option price may be made in cash, by check, or with shares of Kimberly-Clark common stock having a fair market value at the time of exercise equal to the option price. In general, no option may be exercised until one year after it has been granted, except that the 2011 Directors Plan provides that the options become exercisable in full if the Outside Director separates from service as a Director within the two year period following the date of a change of control of Kimberly-Clark, as defined in the 2011 Directors Plan.

If an Outside Director’s service is terminated for any reason other than death, retirement, disability or voluntary decision by the Outside Director not to stand for reelection to the Board, the options become exercisable only for the number of shares of common stock which were exercisable on the date of such termination. If an Outside Director dies, retires, becomes disabled, or voluntarily decides not to stand for reelection to the Board without having exercised an option in full, the remaining portion of the option may be exercised within the remaining period of the option. Under no circumstances, however, will an option be exercisable beyond 10 years from the date of the grant. Options are not transferable other than by will or by the laws of descent and distribution, provided that Outside Directors have the right to transfer options, to the extent allowed and subject to the same terms and conditions applicable to options granted to the Chief Executive Officer under the current equity participation plan.

Under the 2011 Directors Plan, the Board, by written notice to an Outside Director, may limit the period in which an option may be exercised to a period ending at least three months following the date of the notice, and/or limit or eliminate the number of shares subject to option after a period ending at least three months following the date of the notice.

Stock Appreciation Rights (SARs)

SARs offer Outside Directors the right to receive payment for the difference (spread) between the exercise price of the SAR and the fair market value of Kimberly-Clark common stock at the time of redemption. The Board may authorize payment of the spread for a SAR in the form of cash, common stock to be valued at its fair market value on the date of exercise, a combination of these, or by any other method as the Board may determine. SARs are generally subject to the same limitations and restrictions regarding exercise, transfer and forfeiture as are stock options.

Restricted Shares and Restricted Share Units

The Board may award restricted shares or restricted share units to Outside Directors. The Board may determine the number of restricted shares to be granted to Outside Directors and the periods during which the shares may not be transferred. During this restricted period, the restricted shares may not be sold or transferred by the Outside Director except in the case of death. Upon expiration

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Proposal 5. Approval of Amended and Restated 2011 Outside Directors’ Compensation Plan

of the restricted period, the restricted shares will be delivered to the Outside Director free of restrictions. Outside Directors who are awarded restricted shares will be entitled to vote these shares and to receive dividends declared on these shares during the restricted period.

The Board may also determine the number of restricted share units to be granted to Outside Directors and the periods during which the units may not be transferred. Unless otherwise determined by the Board, the restricted period for restricted share units begins on the date of grant and expires on the date the recipient retires from or otherwise terminates service on the Board. During this restricted period, the restricted share units may not be sold or transferred by the Outside Director except in the case of death. Upon expiration of the restricted period, payment of restricted share units will be made in cash or shares of common stock as determined by the Board at the time of grant. During the restricted period, an Outside Director who is awarded restricted share units will not be entitled to vote these units but will be credited with dividend equivalents equal in value to the dividends declared and paid on Kimberly-Clark common stock which will be reinvested in restricted share units at the then fair market value of Kimberly-Clark common stock on the date dividends are paid, and these dividend equivalents will not be paid unless and until the underlying awards are paid.

Administration; Termination

The 2011 Directors Plan is administered by the Board. The Board may amend, suspend, or discontinue the 2011 Directors Plan or amend any or all awards under the 2011 Directors Plan to the extent permitted by law and the rules of any stock exchange on which Kimberly-Clark common stock is listed, provided that no action may be taken if it would result in a failure to comply with applicable provisions of the federal securities or income tax laws or constitute a re-pricing, replacing, re-granting through cancellation or modifying without stockholder approval (except as provided in Section 7 of the 2011 Directors Plan) if the effect would be to reduce the exercise price for the shares underlying the option or SAR. However, if an amendment must be approved by the stockholders pursuant to law or the rules of any stock exchange on which Kimberly-Clark common stock is listed, any such proposed amendment will be submitted to the stockholders for approval.

The Board may, by written notice to an Outside Director, limit the period during which an option may be exercised to a period ending at least three months following the date of such notice, and/or limit or eliminate the number of shares subject to an option after a period ending at least three months following the notice. Except as provided in the 2011 Directors Plan, no amendment, suspension or termination of the 2011 Directors Plan will adversely alter any rights granted to an Outside Director without the Outside Director’s consent.

Amendment; Expiration

The Board may amend the 2011 Directors Plan from time to time, including amendments to increase the amount of the compensation payable in common stock from time to time, provided that the total number of shares of common stock issued under the 2011 Directors Plan may not exceed the amount previously approved by stockholders.

The authorization to issue common stock under the 2011 Directors Plan will expire on April 20, 2021, unless reapproved by stockholders. If for any reason shares cannot be issued, the value of any shares that cannot be issued will be paid in the form of cash.

Effect of Section 409A of the Code

Section 409A of the Internal Revenue Code of 1986 (the “Code”) imposes certain requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the 2011 Directors Plan may become immediately taxable. It is our intention that any agreement governing awards subject to Section 409A will comply with these rules.

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Proposal 5. Approval of Amended and Restated 2011 Outside Directors’ Compensation Plan

U.S. Federal Tax Consequences

See Appendix D for a discussion of certain U.S. federal tax consequences regarding the 2011 Directors Plan.

Plan Benefits

See “Director Compensation” above for information concerning compensation to our Outside Directors under the 2011 Outside Directors’ Compensation Plan prior to the amendment and restatement.

The Board of Directors unanimously recommends a vote FOR approval of the amended and restated 2011 Outside Directors’ Compensation Plan.

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Other Information

Security Ownership Information

The following table shows the number of shares of our common stock beneficially owned as of December 31, 2015, by each director and nominee, by each named executive officer, and by all directors, nominees and executive officers as a group.

Name	Number of Shares(1)(2)(3)(4)		Percent of Class
John F. Bergstrom	43,548		*
Abelardo E. Bru	26,397		*
Mark A. Buthman	300,040		*
Robert W. Decherd	75,704	(6)	*
Thomas J. Falk	904,209	(5)(7)	*
Fabian T. Garcia	8,221		*
Maria G. Henry	15,145		*
Michael D. Hsu	89,857		*
Mae C. Jemison, M.D.	32,548		*
James M. Jenness	24,100		*
Nancy J. Karch	12,779		*
Sandra J. MacQuillan	20,767		*
Ian C. Read	21,405		*
Marc J. Shapiro	56,790	(8)	*
Elane B. Stock	104,993		*
Michael D. White	2,633		*
All directors, nominees and executive officers as a group (20 persons)	2,086,048	(5)(9)	*

*	Each director, nominee, named executive officer and the directors, nominees and executive officers as a group, owns less than one percent of the outstanding shares of our common stock.

(1)	Except as otherwise noted, the directors, nominees and named executive officers, and the directors, nominees and executive officers as a group, have sole voting and investment power with respect to the shares listed.

(2)	As of the date of this proxy statement, none of the executive officers or directors has pledged any shares of our common stock.

(3)	Share amounts include unvested restricted share units granted to the following named executive officers under the 2011 Plan as indicated below. Amounts representing performance-based restricted share units in the table below represent target levels for these awards. See “Compensation Tables – Outstanding Equity Awards” for additional information regarding these grants.

Name	Time-Vested Restricted Share Units(#)	Performance-Based Restricted Share Units(#)
Mark A. Buthman	—	49,845
Thomas J. Falk	—	204,180
Maria G. Henry	—	15,145
Michael D. Hsu	—	46,948
Sandra J. MacQuillan	15,604	5,163
Elane B. Stock	3,101	40,900

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Other Information Security Ownership Information

(4)	For each director who is not an officer or employee of Kimberly-Clark, share amounts include restricted share units and shares of restricted stock granted under our Outside Directors’ Compensation Plan. These awards are restricted and may not be transferred or sold until the Outside Director retires from or otherwise terminates service on the Board. See footnote 4 to the 2015 Outside Director Compensation table for the number of shares of restricted stock and restricted share units that the Outside Directors had outstanding as of December 31, 2015.

(5)	Includes shares of common stock held by the trustee of the 401(k) Profit Sharing Plan for the benefit of, and that are attributable to, the accounts in the plans of, the named executive officers. Also includes the following shares which could be acquired within 60 days of December 31, 2015 by:

Name	Number of Shares That Could be Acquired Within 60 Days of December 31, 2015
Mark A. Buthman	150,840
Thomas J. Falk	62,786
Maria G. Henry	—
Michael D. Hsu	38,968
Sandra J. MacQuillan	—
Elane B. Stock	47,048
All directors, nominees and executive officers as a group (20 persons)	467,095

(6)	Voting and investment power with respect to 39,944 of the shares is shared with Mr. Decherd’s spouse.

(7)	Includes 99,411 shares held by TKM, Ltd. and 523,798 shares held by TKM II, Ltd. TKM, Ltd. is a family limited partnership, which is owned by (i) an entity owned by a trust, controlled by Mr. Falk and his spouse as general partner and (ii) two family trusts previously established for the benefit of Mr. Falk’s child as limited partners. TKM II, Ltd. is a family limited partnership which is owned by (i) an entity owned by a trust, controlled by Mr. Falk and his spouse as general partner, and (ii) a trust controlled by Mr. Falk and his spouse as limited partners. Mr. Falk shares voting control over the shares held by TKM, Ltd. and TKM II, Ltd.

(8)	Includes 8,000 shares held by a trust for the benefit of Mr. Shapiro’s children and for which Mr. Shapiro shares voting and investment power.

(9)	Voting and investment power with respect to 689,872 of the shares is shared.

Our Corporate Governance Policies provide that, within three years of joining the Board, all Outside Directors should own an amount of our common stock or share units at least equal in value to three times the annual Board cash compensation. For the purpose of these stock ownership guidelines, a director is deemed to own beneficially-owned shares, as well as restricted stock and restricted share units (whether or not any applicable restrictions have lapsed), but not stock options (whether vested or unvested). As of December 31, 2015, the stock ownership levels specified by these guidelines had been met or exceeded by each of the Outside Directors.

The following table sets forth the information, as of December 31, 2015, regarding persons or groups known to us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	25,221,762	6.9%
The Vanguard Group Inc.(2) 100 Vanguard Boulevard Malvern, PA 19355	21,293,346	5.9%

(1)	The address, number and percentage of shares of our common stock beneficially owned by BlackRock, Inc. (“BlackRock”) are based on the Schedule 13G/A filed by BlackRock with the SEC on February 10, 2016. According to the filing, BlackRock had sole voting power with respect to 21,790,073 shares, sole dispositive power with respect to 25,221,762 shares, and did not have shared voting or dispositive power as to any shares.

(2)	The address, number and percentage of shares of our common stock beneficially owned by The Vanguard Group Inc. (“Vanguard”) are based on the Schedule 13G/A filed by Vanguard with the SEC on February 10, 2016. According to the filing, Vanguard had sole voting power with respect to 675,285 shares, sole dispositive power with respect to 20,573,253 shares, shared dispositive power with respect to 720,093 shares and did not have shared voting power as to any shares.

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Other Information Transactions With Related Persons

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and any person owning more than 10 percent of a class of our common stock to file reports with the SEC regarding their ownership of our stock and any changes in ownership. We maintain a compliance program to assist our directors and executive officers in making these filings. Other than the exceptions noted below, we believe that our executive officers and directors timely complied with their filing requirements for 2015. Due to an administrative oversight, each of the following executive officers filed one late

Form 4, which reported one transaction, the automatic vesting of previously reported time-vested restricted share units in accordance with their previously disclosed vesting schedule: Mr. Hsu and Ms. Kimberly K. Underhill. The grants of the restricted share units were initially reported in 2012 and the restricted share units vested on November 15, 2015. The Form 4 reports reflecting these transactions were filed on November 24, 2015.

Transactions With Related Persons

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions. The Board has adopted procedures for reviewing any transactions between the company and certain “related persons” that involve amounts above certain thresholds. The SEC requires that our proxy statement disclose these “related person transactions.” A related person is defined under the SEC’s rules and includes our directors, executive officers and five percent stockholders.

The Board’s procedures provide that:

▶	The Nominating and Corporate Governance Committee is best suited to review, approve and ratify related person transactions involving any director, nominee for director, any five percent stockholder, or any of their immediate family members or related firms, and

▶	The Audit Committee is best suited to review, approve and ratify related person transactions involving executive officers (or their immediate family members or related firms), other than any executive officer that is also a Board member.

▶	Either Committee may, in its sole discretion, refer its consideration of related person transactions to the full Board.

Each director, director nominee and executive officer is required to promptly provide written notification of any material interest that he or she (or an immediate family member) has or will have in a transaction with Kimberly-Clark. Based on a review of the transaction, a determination will be made as to whether the transaction constitutes a related person transaction under the SEC’s rules. As appropriate, the Nominating and Corporate Governance Committee or the Audit Committee will then review the terms and substance of the transaction to determine whether to ratify or approve the related person transaction.

In determining whether the transaction is consistent with Kimberly-Clark’s best interest, the Nominating and Corporate Governance Committee or the Audit Committee may consider any factors deemed relevant or appropriate, including:

▶	Whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party;

▶	Whether the transaction constitutes a conflict of interest under our Code of Conduct, the nature, size or degree of any conflict, and whether mitigation of the conflict is feasible;

▶	The impact of the transaction on a director’s independence; and

▶	Whether steps have been taken to ensure fairness to Kimberly-Clark.

2015 Related Person Transactions. We share aircraft hangar space, pilots and related services with Bergstrom Corporation, an entity that is majority-owned by Mr. Bergstrom. During 2015, Bergstrom Corporation paid us $463,000 for its share of the costs associated with these services. We believe this arrangement is fair and reasonable, advantageous to Kimberly-Clark, and consistent with national benchmarking. Based on an analysis of the arrangement, we also believe its terms to be comparable to those that could be obtained in arm’s-length dealings with an unrelated third party.

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Other Information Stockholder Director Nominees Not Included in Next Year’s Proxy Statement

Stockholders Sharing the Same Household

Stockholders who have the same address and last name as of the record date and have not previously requested electronic delivery of proxy materials may receive their voting materials in one of two ways. They may receive a single proxy package containing one annual report, one proxy statement and multiple proxy cards for each stockholder. Or they may receive one envelope containing a Notice of Internet Availability of Proxy Materials for each stockholder. This “householding” procedure helps us reduce printing and postage costs associated with providing our proxy materials and is consistent with our sustainability efforts.

If you reside in the same household with another stockholder with the same last name and would like us to mail proxy-related materials to you separately in the future, or are receiving multiple copies of materials and wish to receive only one set of proxy-related materials, please contact Stockholder Services by mail at P.O. Box 619100, Dallas, Texas 75261-9100, by telephone at (972) 281-5317 or by e-mail at stockholders@kcc.com.

Beneficial stockholders can request information about householding from their banks, brokers or other such holders of record.

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for the 2017 Annual Meeting of Stockholders must submit their proposals to the Corporate Secretary, Kimberly-Clark Corporation, P.O. Box 619100, Dallas, Texas 75261-9100, so that they are received at this address no later than November 11, 2016. Upon receipt of a proposal, we will determine whether or not to include the proposal in the proxy statement and form of proxy in accordance with applicable law. We suggest that proposals be forwarded by certified mail, return receipt requested.

Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement

Stockholders who wish to nominate one or more director candidates to be included in our proxy statement and form of proxy pursuant to By-Law 11A of our By-Laws (a “proxy access nomination”) must submit written notice of the nomination to the Corporate Secretary so that it is received at least 75 days, but not more than 100 days, before the 2017 Annual Meeting of Stockholders (unless we give less than 75 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). Any notice of a proxy access nomination must comply with the requirements of our By-Laws, which may be found in the Investors section of our website at www.kimberly-clark.com, and any applicable law.

Stockholder Director Nominees Not Included in Next Year’s Proxy Statement

Under our Certificate of Incorporation and By-Laws, a stockholder who wishes to nominate a candidate for election to the Board who is not intended to be included in our proxy statement for the 2017 Annual Meeting of Stockholders is required to give written notice to our Corporate Secretary. We must receive this notice at least 75 days, but not more than 100 days, before the 2017 Annual Meeting of Stockholders (unless we give less than 75 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). Any notice of a director nomination must comply with the requirements of our By-Laws and any applicable law. A nomination that does not comply with the requirements set forth in our Certificate of Incorporation and By-Laws will not be considered for presentation at the annual meeting, but will be considered by the Nominating and Corporate Governance Committee for any vacancies arising on the Board between annual meetings in accordance with the process described in “Proposal 1. Election of Directors—Process and Criteria for Nominating Directors.”

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Other Information Other Stockholder Proposals Not Included in Next Year’s Proxy Statement

Other Stockholder Proposals Not Included in Next Year’s Proxy Statement

Under our Certificate of Incorporation and By-Laws, a stockholder who wishes to present a proposal at the 2017 Annual Meeting of Stockholders, other than a matter brought under SEC Rule 14a-8 or a director nomination, must submit written notice of the proposal to the Corporate Secretary. This notice must be received between January 24, 2017 and February 18, 2017, unless the 2017 annual meeting is held earlier than April 4, 2017 or later than July 3, 2017, in which case the notice must be received at least 75 days, but not more than 100 days, before the 2017 Annual Meeting of Stockholders (unless we give less than 75 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). Any notice of a proposal must comply with the requirements of our By-Laws and any applicable law.

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Other Matters

to Be Presented at the

Annual Meeting

Our management does not know of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

Kimberly-Clark Corporation P.O. Box 619100 Dallas, Texas 75261-9100 Telephone (972) 281-1200 March 11, 2016	By Order of the Board of Directors.

Jeffrey P. Melucci Vice President—Deputy General Counsel Corporate Secretary

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Appendix A

Kimberly-Clark Corporation

2011 Equity Participation Plan

(Amended and restated effective April 21, 2011)

1. Purpose

This 2011 Equity Participation Plan (formerly the 2001 Equity Participation Plan) (the “Plan”) of Kimberly-Clark Corporation (the “Corporation”) is intended to aid in attracting and retaining highly qualified personnel and to encourage those employees who materially contribute, by managerial, scientific or other innovative means to the success of the Corporation or of an Affiliate, to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation’s or Affiliate’s long-term success.

2. Effective

Date

The Plan was originally adopted effective as of April 26, 2001, upon approval by the stockholders of the Corporation at its 2001 annual meeting. The Plan is renamed, amended and restated effective as of April 21, 2011, upon approval by the stockholders of the Corporation at its 2011 annual meeting.

3. Definitions

“Affiliate” means any domestic or foreign corporation at least fifty percent (50%) of whose shares normally entitled to vote in electing directors is owned directly or indirectly by the Corporation or other Affiliates (collectively, the “Affiliates”), provided, however, that “at least twenty percent (20%)” shall replace “at least fifty percent (50%)” where there is a legitimate business criteria for using such lower percentage.

“Average PRSU Payout” has the meaning set forth in subsection 14(b) of the Plan.

“Award” has the meaning set forth in Section 6 of the Plan.

“Award Agreement” means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions applicable to the Award granted to the Participant.

“Board” means the Board of Directors of the Corporation.

“Cause” means any of the following: (i) the commission by the Participant of a felony; (ii) the Participant’s dishonesty, habitual neglect or incompetence in the management of the affairs of the Corporation; or (iii) the refusal or failure by the Participant to act in accordance with any lawful directive or order of the Corporation, or an act or failure to act by the Participant which is in bad faith and which is detrimental to the Corporation.

“Change of Control” means an event deemed to have taken place if: (i) a third person, including a “group” as defined for purposes of Code Section 409A, acquires shares of the Corporation having thirty percent (30%) or more of the total number of votes that may be cast for the election of directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), within a twelve month period, the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of the Corporation or any successor to the Corporation.

“Code” means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

“Committee” means the Management Development and Compensation Committee of the Board, provided that if the requisite number of members of the Management Development and Compensation Committee are not Disinterested Persons, the Plan shall be administered by a

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committee, all of whom are Disinterested Persons, appointed by the Board and consisting of two or more directors with full authority to act in the matter. The term “Committee” shall mean the Management Development and Compensation Committee or the committee appointed by the Board, as the case may be. Furthermore, the term “Committee” shall include any delegate to the extent authority is delegated pursuant to Section 4 hereunder.

“Committee Rules” means the interpretative guidelines approved by the Committee providing the foundation for administration of the Plan.

“Common Stock” means the common stock, par value $1.25 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Common Stock.

“Disinterested Person” means a person who is a “Non-Employee Director” for purposes of Rule 16b-3 under the Exchange Act, or any successor provision, and who is also an “outside director” for purposes of Section 162(m) of the Code or any successor section.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

“Fair Market Value” means (a) the reported closing price of the Common Stock, on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale, or (b) if clause (a) is not applicable, the value determined by the Committee using such reasonable method of valuation that complies with Section 409A of the Code and the regulations thereunder.

“Incentive Stock Option” means an Option which is so defined for purposes of Section 422 of the Code or any successor section.

“Nonqualified Stock Option” means any Option which is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a fixed option price equal to no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Award is granted.

“Other Stock-Based Award” has the meaning set forth in Section 12 of the Plan.

“Option Price” has the meaning set forth in subsection 7(b) of the Plan.

“Participant” means an employee who the Committee selects to participate in and receive Awards under the Plan (collectively, the “Participants”).

“Performance Award” shall mean any right granted under Section 11 of the Plan.

“Performance Goal” means the specific performance objectives as established by the Committee, which, if achieved, will result in the amount of payment, or the early payment, of the Award. The Performance Goal may consist of one or more or any combination of the following criteria: return on invested capital, stock price, market share, sales revenue, cash flow, earnings per share, return on equity, total stockholder return, gross margin, net sales, operating profit return on sales, costs and/or such other financial, accounting or quantitative metric determined by the Committee. The performance goals may be described in terms that are related to the individual Participant, to the Corporation as a whole, or to a subsidiary, division, department, region, function or business unit of the Corporation in which the Participant is employed. The Committee, in its discretion, may change or modify these criteria; however, in the case of any Award to any employee who is or may be a “covered employee,” as defined in Section 162(m) of the Code, the Committee has no discretion to increase the amount of compensation that would otherwise be due upon attainment of the goal, and at all times the criteria must meet the requirements of Section 162(m) of the Code, or any successor section, to the extent applicable.

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“Qualified Termination of Employment” means the termination of a Participant’s employment with the Corporation and/or its Affiliates within the two (2) year period following a Change of Control of the Corporation for any reason unless such termination is by reason of death or disability or unless such termination is (i) by the Corporation for Cause or (ii) by the Participant without Good Reason. Subject to the definition of “Termination by the Participant for Good Reason,” transfers of employment for administrative purposes among the Corporation and its Affiliates shall not be deemed a Qualified Termination of Employment.

“Restricted Period” shall mean the period of time during which the Transferability Restrictions applicable to Awards will be in force.

“Restricted Share” shall mean a share of Common Stock which may not be traded or sold, until the date the Transferability Restrictions expire.

“Restricted Share Unit” means the right, as described in Section 10, to receive an amount, payable in either cash or shares of Common Stock, equal to the value of a specified number of shares of Common Stock. No certificates shall be issued with respect to such Restricted Share Unit, except as provided in subsection 10(d), and the Corporation shall maintain a bookkeeping account in the name of the Participant to which the Restricted Share Unit shall relate.

“Retirement” and “Retires” for Awards granted after December 31, 2003 means the termination of employment on or after the date the Participant has attained age 55. For Awards granted prior to January 1, 2004 “Retirement” and “Retires” means the termination of employment on or after the date the Participant is entitled to receive immediate payments under a qualified retirement plan of the Corporation or an Affiliate; provided, however, if the Participant is not eligible to participate under a qualified retirement plan of the Corporation or its Affiliates then such Participant shall be deemed to have retired if his termination of employment is on or after the date such Participant has attained age 55.

“Stock Appreciation Right (SAR)” has the meaning set forth in Section 8 of the Plan.

“Termination by the Participant for Good Reason” shall mean the separation from service during the two year time period following the initial existence (without the Participant’s express written consent) of any one of the following conditions:

(a) A material diminution in the Participant’s base compensation;

(b) A material diminution in the Participant’s authority, duties, or responsibilities;

(c) A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the board of directors of the Corporation;

(d) A material diminution in the budget over which the Participant retains authority;

(e) A material change in the geographic location at which the Participant must perform the services; or

(f) Any other action or inaction that constitutes a material breach by the Corporation of any agreement under which the Participant provides services.

The Participant must provide notice to the Corporation of the existence of any of the above conditions within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Corporation must be provided a period of at least 30 days during which it may remedy the condition and not be required to pay the amount.

The Participant’s right to terminate the Participant’s employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness. The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

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“Total and Permanent Disability” means Totally and Permanently Disabled as defined in the Kimberly-Clark Corporation Pension Plan.

“Transferability Restrictions” means the restrictions on transferability imposed on Awards of Restricted Shares or Restricted Share Units.

4. Administration

The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan and any Award Agreements; provided, however, that no such action or determination may increase the amount of compensation payable that would otherwise be due in a manner that would result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section. Any interpretation or construction of any provisions of the Plan or the Award Agreements by the Committee shall be final and conclusive upon all persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

The Committee shall have the power to promulgate Committee Rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the Award Agreements.

The Committee may authorize persons other than its members to carry out its policies and directives subject to the limitations and guidelines set by the Committee, and may delegate its authority under the Plan. The foregoing delegation of authority shall be limited as follows: (a) with respect to persons who are subject to Section 16 of the Exchange Act, the authority to grant Awards, the selection for participation, decisions concerning the timing, pricing and amount of a grant or Award and authority to administer Awards shall not be delegated by the Committee; (b) the maximum number of shares of Common Stock covered by Awards to newly hired employees, or to respond to special recognition or retention needs which may be granted by the Chief Executive Officer within any calendar year period shall not exceed 200,000, provided, however, this limitation shall not apply to any delegation by the Committee to the Chief Executive Officer with respect to any scheduled annual grant of Awards (subject, however, to the other limitations set forth in this Section 4); (c) the delegation of authority to grant Awards shall be limited to grants by the Chief Executive Officer subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor statute); (d) any delegation shall satisfy all applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision; (e) no such delegation shall result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section; and (f) the Chief Executive Officer shall not have the authority to grant Awards to himself or herself. Any person to whom such authority is granted shall continue to be eligible to receive Awards under the Plan.

5. Eligibility

The Committee shall from time to time select the Participants from those employees whom the Committee determines either to be in a position to contribute materially to the success of the Corporation or Affiliate or to have in the past so contributed. Only employees (including officers and directors who are employees) of the Corporation and its Affiliates are eligible to participate in the Plan.

6. Form of

Grants

All Awards under the Plan shall be made in the form of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Awards, Other Stock-Based Awards or any combination thereof. Notwithstanding anything in the Plan to the contrary, any Awards shall contain the restriction on assignability in subsection 20(f) of the Plan to the extent required under Rule 16b-3 of the Exchange Act.

7. Stock

Options

The Committee or its delegate shall determine and designate from time to time those Participants to whom Options are to be granted, the number of shares of Common Stock to be granted/

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awarded to each and the periods the Option shall be exercisable. Such Options may be in the form of Incentive Stock Options or in the form of Nonqualified Stock Options. The Committee in its discretion at the time of grant may establish Performance Goals that may affect the grant, exercise and/or settlement of an Option. After granting an Option to a Participant, the Committee shall cause to be delivered to the Participant an Award Agreement evidencing the granting of the Option. The Award Agreement shall be in such form as the Committee shall from time to time approve. The terms and conditions of all Options granted under the Plan need not be the same, but all Options must meet the applicable terms and conditions specified in subsections 7(a) through 7(i).

(a) Period of Option. The Period of each Option shall be no more than 10 years from the date it is granted.

(b) Option Price. The Option price shall be determined by the Committee, but shall not in any instance be less than the Fair Market Value of the Common Stock at the time that the Option is granted (the “Option Price”).

(c) Limitations on Exercise. The Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Participant shall have been in the continuous employ of the Corporation or an Affiliate; provided, however, that the Option shall become exercisable immediately in the event of a Qualified Termination of Employment of a Participant, without regard to the limitations set forth below in this subsection 7(c). Unless otherwise determined by the Committee or its delegate at the time of grant, at any time during the period of the Option after the end of the first year, the Participant may purchase up to thirty percent (30%) of the shares covered by the Option; after the end of the second year, an additional thirty percent (30%); and after the end of the third year, the remaining forty percent (40%) of the total number of shares covered by the Option; provided, however, that if the Participant’s employment is terminated for any reason other than death, Retirement or Total and Permanent Disability, the Option shall be exercisable only for three months following such termination and only for the number of shares of Common Stock which were exercisable on the date of such termination. In no event, however, may an Option be exercised more than 10 years after the date of its grant.

(d) Exercise after Death, Retirement, or Disability. Unless otherwise determined by the Committee or its delegate at the time of grant, if a Participant dies, becomes Totally and Permanently Disabled, or Retires without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 7(c), as follows. If a Participant dies or becomes Totally and Permanently Disabled the remaining portion of such Option may be exercised within (i) three years from the date of any such event or (ii) the remaining period of the Option, whichever is earlier. Upon a Participant’s death, the Option may be exercised by the person or persons to whom such Participant’s rights under the Option shall pass by will or by applicable law or, if no such person has such rights, by his executor or administrator. If a Participant Retires the remaining portion of such Option may be exercised within (i) five years from the date of any such event or (ii) the remaining period of the Option, whichever is earlier.

(e) No Repricings. No Option or SAR may be re-priced, replaced, re-granted through cancellation, or modified (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 17 hereof) if the effect would be to reduce the exercise price for the shares underlying such Option or SAR. In addition, no Option or SAR may be repurchased or otherwise cancelled in exchange for cash (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 17 hereof) if the Option Price or Grant Price of the SAR is equal to or less than the Fair Market Value of the Common Stock at the time of such repurchase or exchange. Notwithstanding anything herein to the contrary, the Committee may take any such action set forth in this subsection 7(e) subject to the approval of the stockholders.

(f) Exercise; Notice Thereof. Options shall be exercised by delivering to the Corporation, or an agent designated by the Corporation, subject to any applicable rules or regulations adopted by the Committee, notice of the number of shares with respect to which Option rights are being

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exercised and by paying in full the Option Price of the shares at the time being acquired. Exercise methods and processes for paying the Option Price shall be as determined by the Committee, or its delegate, and may include payment in cash, a check payable to the Corporation, or in shares of Common Stock transferable to the Corporation and having a fair market value on the transfer date equal to the amount payable to the Corporation or such other methods permitted by the Committee in its sole discretion. A Participant shall have none of the rights of a stockholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares.

(g) Purchase for Investment. It is contemplated that the Corporation will register shares sold to Participants pursuant to the Plan under the Securities Act of 1933. In the absence of an effective registration, however, a Participant exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

(h) Limitations on Incentive Stock Option Grants.

(i) An Incentive Stock Option shall be granted only to an individual who, at the time the Option is granted, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or Affiliates.

(ii) The aggregate Fair Market Value of all shares with respect to which Incentive Stock Options are exercisable by a Participant for the first time during any year shall not exceed $100,000. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

(i) Tandem Grants.

(i) At the same time as Nonqualified Stock Options are granted the Committee may also grant to designated Participants a tandem SAR, subject to the terms and conditions of this subsection 7(i) and Section 8. If Nonqualified Stock Options and a SAR are granted in tandem, as designated in the relevant Award Agreements, such tandem Option shall be cancelled to the extent that the shares of Common Stock subject to such Option are used to calculate amounts or shares receivable upon the exercise of the related tandem SAR. The tandem SAR shall expire when the period of the subject Option expires. Participants to whom a tandem SAR has been granted shall be notified of such grant and of the Options to which such SAR pertains. A tandem SAR may be revoked by the Committee, in its sole discretion, at any time, provided, however, that no such revocation may be taken hereunder if such action would result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section.

(ii) At the time a Participant converts one or more shares of Common Stock covered by an Option to cash pursuant to a SAR, such Participant must exercise one or more Nonqualified Stock Options, which were granted at the same time as the Option subject to such SAR, for an equal number of shares of Common Stock. In the event that the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options is adjusted as provided in the Plan, the above SARs shall automatically be adjusted in the same ratio which reflects the adjustment to the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options.

8. Stock

Appreciation Rights

The Committee or its delegate may from time to time designate those Participants who shall receive Awards of Stock Appreciation Rights. Subject to the terms of the Plan and any applicable Award Agreement, a SAR granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of the difference between the Fair Market Value of the Common Stock at the time the Participant’s SAR is granted and the Fair Market Value of the Common Stock on the date of conversion. A SAR may be revoked by the Committee, in its sole

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discretion, at any time, provided, however, that no such revocation may be taken hereunder if such action would result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section.

(a) Grant. A SAR may be granted in addition to any other Award under the Plan or in tandem with or independent of a Nonqualified Stock Option.

(b) Grant Price. The Grant Price shall be determined by the Committee, provided, however, that such price shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant of the SAR, except that if a SAR is at any time granted in tandem to an Option, the grant price of the SAR shall not be less than the exercise price of such Option.

(c) Term. The term of each SAR shall be such period of time as is fixed by the Committee; provided, however, that the term of any SAR shall not exceed ten (10) years from the date of grant. The Committee in its discretion at the time of grant may establish Performance Goals that may affect the grant, exercise and/or settlement of a SAR.

(d) Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which a SAR may be exercised in whole or in part.

(e) Form of Payment. Payment may be made to the Participant in respect thereof in cash or in shares of Common Stock, or any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement. If stock-settled SARs are issued and paid, the gross amount of the Award shall be counted against the Plan.

9. Restricted

Shares

The Committee or its delegate may from time to time designate those Participants who shall receive Awards of Restricted Shares. Each grant of Restricted Shares under the Plan shall be evidenced by an agreement which shall be executed by the Corporation and the Participant. The agreement shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee and shall indicate the number of Restricted Shares awarded and the following terms and conditions of the award.

(a) Grant of Restricted Shares. The Committee shall determine the number of Restricted Shares to be included in the grant and the period or periods during which the Transferability Restrictions applicable to the Restricted Shares will be in force (the “Restricted Period”). Unless otherwise determined by the Committee at the time of grant, the Restricted Period shall be for a minimum of three years and shall not exceed ten years from the date of grant, as determined by the Committee at the time of grant. The Restricted Period may be the same for all Restricted Shares granted at a particular time to any one Participant or may be different with respect to different Participants or with respect to various of the Restricted Shares granted to the same Participant, all as determined by the Committee at the time of grant.

(b) Transferability Restrictions. During the Restricted Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Participant’s right, if any, to receive Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. In order to enforce the limitations imposed upon the Restricted Shares the Committee may (i) cause a legend or legends to be placed on any such certificates, and/or (ii) issue “stop transfer” instructions as it deems necessary or appropriate. Holders of Restricted Shares limited as to sale under this subsection 9(b) shall have rights as a stockholder with respect to such shares to receive dividends in cash or other property or other distribution or rights in respect of such shares, and to vote such shares as the record owner thereof. With respect to each grant of Restricted Shares, the Committee shall determine the Transferability Restrictions which will apply to the Restricted Shares for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Committee may provide (i) that the

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Participant will not be entitled to receive any shares of Common Stock unless he or she is still employed by the Corporation or its Affiliates at the end of the Restricted Period, (ii) that the Participant will become vested in Restricted Shares according to a schedule determined by the Committee, or under other terms and conditions, including Performance Goals, determined by the Committee, and (iii) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Participant’s death or Total and Permanent Disability.

(c) Manner of Holding and Delivering Restricted Shares. Each certificate issued for Restricted Shares shall be registered in the name of the Participant and deposited with the Corporation or its designee. These certificates shall remain in the possession of the Corporation or its designee until the end of the applicable Restricted Period or, if the Committee has provided for earlier termination of the Transferability Restrictions following a Participant’s death, Total and Permanent Disability or earlier vesting of the shares of Common Stock, such earlier termination of the Transferability Restrictions. At whichever time is applicable, certificates representing the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the Transferability Restrictions; provided that in the case of a Participant who is not entitled to receive the full number of Shares evidenced by the certificates then being released from escrow because of the application of the Transferability Restrictions, those certificates shall be returned to the Corporation and canceled and a new certificate representing the shares of Common Stock, if any, to which the Participant is entitled pursuant to the Transferability Restrictions shall be issued and delivered to the Participant, free and clear of the Transferability Restrictions.

10. Restricted

Share Units

The Committee or its delegate shall from time to time designate those Participants who shall receive Awards of Restricted Share Units. The Committee shall advise such Participants of their Awards by a letter indicating the number of Restricted Share Units awarded and the following terms and conditions of the award.

(a) Restricted Share Units may be granted to Participants as of the first day of a Restricted Period. The number of Restricted Share Units to be granted to each Participant and the Restricted Period shall be determined by the Committee in its sole discretion.

(b) Transferability Restrictions. During the Restricted Period, Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Participant’s right, if any, to receive cash or Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Share Units, the Committee shall determine the Transferability Restrictions which will apply to the Restricted Share Units for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Committee may provide (i) that the Participant will forfeit any Restricted Share Units unless he or she is still employed by the Corporation or its Affiliates at the end of the Restricted Period, (ii) that the Participant will forfeit any or all Restricted Share Units unless he or she has met the Performance Goals according to the schedule determined by the Committee, (iii) that the Participant will become vested in Restricted Share Units according to a schedule determined by the Committee, or under other terms and conditions, including Performance Goals, determined by the Committee, and (iv) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Participant’s death or Total and Permanent Disability.

(c) Unless otherwise determined by the Committee, (i) during the Restricted Period, Participants will be credited with dividend equivalents equal in value to those declared and paid on shares of Common Stock, on all Restricted Share Units granted to them, (ii) these dividends will be regarded as having been reinvested in Restricted Share Units on the date of the Common Stock dividend payments based on the then Fair Market Value of the Common Stock thereby increasing the number of Restricted Share Units held by a Participant, and (iii) such dividend equivalents will be paid only to the extent the underlying Awards vest. Holders of Restricted Share Units under this subsection 10(c) shall have none of the rights of a stockholder with

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respect to such shares. Holders of Restricted Share Units are not entitled to receive distribution of rights in respect of such shares, nor to vote such shares as the record owner thereof.

(d) Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in cash or shares of Common Stock, or a combination of both, as determined by the Committee at the time of grant. The payment of Restricted Share Units shall be made within 90 days following the end of the Restricted Period.

11. Performance

Awards

The Committee or its delegate may from time to time designate those Participants who shall receive Performance Awards. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Goals, Transferability Restrictions and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(a) may be denominated or payable in cash, Common Stock (including, without limitation, Restricted Shares), other securities, or other Awards;

(b) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish; and

(c) as specified in the relevant Award Agreement, the Committee may provide that Performance Awards denominated in shares earn dividend equivalents. Unless otherwise determined by the Committee, dividend equivalents for Performance Awards will accrue and will not be paid unless and until the underlying Awards vest.

12. Other

Stock-Based Awards

The Committee or its delegate may from time to time designate those Participants who shall receive such other Awards (“Other Stock-Based Awards”) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions, including Performance Goals and Transferability Restrictions, of such Awards. Common Stock or other securities delivered pursuant to a purchase right granted under this Section 12 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Stock, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee shall not be less than the Fair Market Value of such Common Stock or other securities as of the date such purchase right is granted.

13. Vesting

An Award (other than Awards subject to Performance Goals) may not vest in whole in less than three years from the date of grant (although individual Award shares may vest in annual installments over a period of not less than three years). Notwithstanding the preceding sentence, in certain limited situations such as for new hires, retirement and certain other limited situations warranting a shorter or no vesting period, as may be determined by the Committee, these Awards may vest in whole in less than three years from the date of grant; provided, however, that these Awards do not constitute more than ten percent (10%) of the shares of Common Stock covered by all Awards granted within any calendar year period. Awards subject to Performance Goals may not vest in whole in less than one year from the date of grant.

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14. Government

Service, Leaves of Absence and Other Terminations

(a) In the event the Participant’s employment with the Corporation or an Affiliate is terminated by reason of a shutdown or divestiture of all or a portion of the Corporation’s or its Affiliate’s business, a proportion of the Restricted Shares or Restricted Share Unit Award shall be considered to vest as of the Participant’s termination of employment. The number of shares that shall vest shall be prorated for the number of full years of employment during the Restricted Period prior to the Participant’s termination of employment. In the event the number of Restricted Shares or Restricted Share Units was to be determined by the attainment of Performance Goals according to a schedule determined by the Committee the number of shares that are considered to vest shall be determined at the end of the Restricted Period, prorated for the number of full years of employment during the Restricted Period prior to the Participant’s termination of employment, and shall be paid within 90 days following the end of the Restricted Period.

(b) In the event of a Qualified Termination of Employment of a Participant, all of the Awards that were not subject to Performance Goals shall be considered to vest immediately. For Awards subject to Performance Goals, (i) with respect to a grant prior to January 1, 2010, with a performance period starting on or before January 1, 2009, the number of shares that shall be considered to vest shall be the greater of the target level established or the number of shares which would have vested based on the attainment of the Performance Goal as of the end of the prior calendar year, and (ii) with respect to a grant on or after January 1, 2010, with a performance period starting after January 1, 2009, a severance amount shall be paid equal to the Average PRSU Payout multiplied by the number of annual applicable Awards subject to Performance Goals with a performance period starting after January 1, 2009 which are forfeited due to the Qualified Termination of Employment and the forfeited Awards determined by the attainment of Performance Goals according to a schedule determined by the Committee will not be paid. For purposes of this subsection 14(b), the “Average PRSU Payout” shall mean the three year average of the dollar amount of the restricted shares and/or restricted share units determined by the attainment of performance goals (the “PRSUs”) awards paid to the Participant under the Plan. The three year average of the PRSUs paid to the Participant will be determined based on the higher of two dollar amount averages computed during alternative three year periods consisting of either (i) the year in which the relevant date occurred (or, if the award is not yet paid as of the relevant date, for the preceding year) and the two preceding years or, (ii) the year of the Qualified Termination of Employment (or, if the award is not yet paid as of the Qualified Termination of Employment, for the preceding year) and the two preceding years. If a Participant has been paid less than three years of PRSUs, the three year average of the PRSUs paid to the Participant will be determined based on the average dollar amount of the PRSUs paid in prior years to the Participant under the Plan. If a Participant has not received any prior payment of PRSUs, the Average PRSU Payout will be determined as follows:

(1) For a Participant classified at the Corporation’s Grade 1 through 6 level, as defined by the Corporation’s Compensation Department, the Average PRSU Payout shall be calculated based on the prior three year average PRSU payment to other employees at the same grade level.

(2) For a Participant at the Global Senior Leadership Team level (except for the Chief Executive Officer of the Corporation), the Average PRSU Payout shall be calculated based on the prior three year average PRSU payment to Participants at GSLT level.

(3) For the Chief Executive Officer of the Corporation, the Average PRSU Payout shall be calculated based on the prior three year average PRSU payment to the previous Chief Executive Officer(s) of the Corporation.

Notwithstanding the foregoing, no severance amount shall be paid to any Participant with respect to any Awards to the extent that the Participant is entitled to receive payment under the Kimberly-Clark Executive Severance Plan. Notwithstanding anything in the Plan to the contrary, this definition may be amended at the discretion of the Committee to allow any amounts payable by the Corporation to comply with the definition of performance based compensation under Section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder).

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(c) If, pending a Change of Control, the Committee determines the Common Stock will cease to exist without an adequate replacement security that preserves Participants’ economic rights and positions, then, by action of the Committee, the following shall occur:

(i) All Options and SARs, except for Incentive Stock Options, shall become exercisable immediately prior to the consummation of the Change of Control in such manner as is deemed fair and equitable by the Committee.

(ii) The restrictions on all Restricted Shares shall lapse, and all Restricted Share Units, Performance Awards and Other Stock-Based Awards shall vest immediately prior to consummation of the Change of Control and shall be settled upon the Change of Control in cash equal to the Fair Market Value of the Restricted Share Units, Performance Awards and Other Stock-Based Awards at the time of the Change of Control. Provided, however, that any Restricted Share Units that are required to meet the requirements of Section 409A of the Code and the regulations thereunder shall be settled in a manner that complies with Section 409A of the Code and the regulations thereunder.

(d) A termination of employment shall not be deemed to have occurred while a Participant is on military leave or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Corporation or an Affiliate under an applicable statute or by contract. For purposes of this subparagraph, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Corporation or an Affiliate. If the period of leave exceeds six months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing sentence, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence is substituted for such six-month period in determining whether a termination of employment shall be deemed to have occurred. A termination of employment with the Corporation or an Affiliate to accept immediate reemployment with the Corporation or an Affiliate likewise shall not be deemed to be a termination of employment for purposes of the Plan. A Participant who is classified as an intermittent employee shall be deemed to have a termination of employment for purposes of the Plan. Notwithstanding anything in the Plan to the contrary, a termination of employment with respect to any Restricted Share Units, Performance Awards and Other Stock-Based Awards that are required to meet the requirements of Section 409A of the Code and the regulations thereunder shall not be deemed to be a termination of employment for purposes of the Plan if it is anticipated that the level of bona fide services the Participant would perform after such date would continue at a rate equal to more than 20 percent (20%) of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of services to the Corporation or an Affiliate if the Participant has been providing such services less than 36 months).

(e) If any amounts payable under the Plan would constitute a parachute payment under Section 280G(b)(2) of the Code then such amounts shall be reduced to the extent necessary to provide the Participant with the greatest aggregate net after tax receipt as determined by applying the procedures set forth in the Committee Rules.

15. Shares

Subject to the Plan

(a) The number of shares of Common Stock available with respect to all Awards that may be issued under the Plan shall not exceed 67,000,000 in the aggregate, consisting of 17,000,000 newly authorized shares, plus up to 50,000,000 shares which on April 21, 2011 are previously authorized but not awarded under the Corporation’s original 2001 Equity Participation Plan.

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Appendix A 2011 Equity Participation Plan

(b) In no event shall more than 23,000,000 shares of Common Stock be available for grant as Restricted Shares, Restricted Share Units, Performance Awards settled in shares of Common Stock, and all Other Stock-Based Awards settled in shares of Common Stock (the “Stock Award Pool”), in each case subject to the adjustment provision set forth in Section 17 hereof.

(c) Shares subject to (i) Options and SARs which become ineligible for purchase, (ii) Restricted Share Units, Performance Awards and Other Stock-Based Awards which are retired through forfeiture or maturity, other than those which are retired through the payment of Common Stock, and (iii) Restricted Shares which are forfeited during the Restricted Period due to any applicable Transferability Restrictions will be available for Awards under the Plan to the extent permitted by Section 16 of the Exchange Act (or the rules and regulations promulgated thereunder) and to the extent determined to be appropriate by the Committee.

(d) The total number of shares of Common Stock available for Awards under the Plan shall be reduced by the maximum number of shares of Common Stock issued upon exercise or settlement of Options and SARs granted, as well as shares of Common Stock retained or withheld by the Corporation in satisfaction of a Participant’s withholding (as defined in subsection 20(j) below). Shares that were subject to an Option or SAR and were not issued upon the net settlement or net exercised of such Option or SAR may not again be made available for issuance under the Plan. All other Awards (except Restricted Share Units subject to Performance Goals, Performance Awards, Other Stock-Based Awards subject to Performance Goals and dividend equivalents thereof) shall reduce the total number of shares available for Awards under the Stock Award Pool by the number of shares of Common Stock vested under the Award. Restricted Share Units subject to Performance Goals, Performance Awards and Other Stock-Based Awards subject to Performance Goals shall reduce the total number of shares available for Awards under the Stock Award Pool by the target number of shares of Common Stock to be issued under grants of Restricted Share Units subject to Performance Goals, grants of Performance Awards and grants of Other Stock-Based Awards, and the number of shares of Common Stock will then be adjusted accordingly upon actual vesting of such Awards. Dividend equivalents on Restricted Share Units, Performance Awards and Other Stock-Based Awards subject to Performance Goals shall reduce the total number of shares available for Awards under the Stock Award Pool by the number of shares of Common Stock vested upon vesting of the underlying Award. Any Award that may be settled only in cash shall reduce the number of shares available for Awards, including, as applicable, the Stock Award Pool.

(e) The shares of Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board may from time to time determine.

16. Individual

Limits

The maximum number of shares of Common Stock covered by Awards which may be granted to any Participant within any calendar year period shall not exceed 1,500,000 in the aggregate, except that in connection with a newly-hired Participant’s initial service, a Participant may be granted Awards covering up to an additional 1,500,000 shares of Common Stock. If an Option which had been granted to a Participant is canceled, the shares of Common Stock which had been subject to such canceled Option shall continue to be counted against the maximum number of shares for which Options may be granted to the Participant. In the event that the number of Options which may be granted is adjusted as provided in the Plan, the above limits shall automatically be adjusted in the same ratio which reflects the adjustment to the number of Options available under the Plan.

17. Changes in

Capitalization

In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, combination, or exchange of shares, any separation of the Corporation (including a spin-off, split-up or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split, extraordinary cash dividend or other change in the

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Appendix A 2011 Equity Participation Plan

corporate structure, appropriate adjustments and changes shall be made by the Committee, to the extent necessary to preserve the benefit to the Participant contemplated hereby, to reflect such changes in (a) the aggregate number of shares subject to the Plan, (b) the maximum number of shares subject to the Plan, (c) the maximum number of shares for which Awards may be granted to any Participant, (d) the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options, (e) the maximum number of shares of Common Stock covered by Awards which may be granted by the Chief Executive Officer within any calendar year period, (f) the maximum number of shares of Common Stock available for option and sale and available for grant as Restricted Shares and Restricted Share Units, (g) the number of Restricted Shares, Restricted Share Units, Performance Awards and Other Stock-Based Awards awarded to Participants, and (h) such other provisions of the Plan and individual Awards as may be necessary and equitable to carry out the foregoing purposes, provided, however that no such adjustment or change may be made to the extent that such adjustment or change will result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section.

18. Effect on

Other Plans

All payments and benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant’s estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. The Plan shall not be construed to affect in any way a Participant’s rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

19. Term of

the Plan

The term of the Plan, as amended and restated, shall be ten years, beginning April 21, 2011, and ending April 20, 2021, unless the Plan is terminated prior thereto by the Committee. No Award may be granted or awarded after the termination date of the Plan, but Awards theretofore granted or awarded shall continue in force beyond that date pursuant to their terms.

20. General

Provisions

(a) No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any Participant without liability to the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

(b) Binding Effect. Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons. Notwithstanding anything in Section 3 to the contrary, the Committee may determine in its sole discretion whether a termination of employment for purposes of the Plan is caused by disability, retirement or for other reasons.

(c) Modification of Awards. The Committee may in its sole and absolute discretion, by written notice to a Participant, (i) limit the period in which an Incentive Stock Option may be exercised to a period ending at least three months following the date of such notice, (ii) limit or eliminate the number of shares subject to an Incentive Stock Option after a period ending at least three months following the date of such notice, (iii) accelerate the Restricted Period with respect to the Restricted Shares, Restricted Share Units, Performance Awards and Other Stock-Based Awards granted under the Plan, (iv) subject any Performance-Based Award or any other Award subject to Performance Goals to any policy adopted by the Corporation relating to the recovery of such Award to the extent it is determined that the Performance Goals were not actually achieved and/or (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Stock, other securities or other Awards, or canceled, forfeited, or

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Appendix A 2011 Equity Participation Plan

suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended. Notwithstanding anything in this subsection 20(c) to the contrary, the Committee may not take any action to the extent that such action would result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section. Provided however, that any Restricted Share Units, Performance Awards and Other Stock-Based Awards that are required to meet the requirements of Section 409A of the Code and the regulations thereunder shall be settled in a manner that complies with Section 409A of the Code and the regulations thereunder. Except as provided in this subsection and in subsection 20(d) no amendment, suspension, or termination of the Plan or any Awards under the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant.

(d) Nonresident Aliens. In the case of any Award granted to a Participant who is not a resident of the United States or who is employed by an Affiliate other than an Affiliate that is incorporated, or whose place of business is, in a State of the United States, the Committee may (i) waive or alter the terms and conditions of any Awards to the extent that such action is necessary to conform such Award to applicable foreign law, (ii) determine which Participants, countries and Affiliates are eligible to participate in the Plan, (iii) modify the terms and conditions of any Awards granted to Participants who are employed outside the United States, (iv) establish subplans, each of which shall be attached as an appendix hereto, modify Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, and (v) take any action, either before or after the Award is made, which is deemed advisable to obtain approval of such Award by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (i) materially increase any benefits accruing to any Participants under the Plan, (ii) increase the number of shares of Common Stock which may be issued under the Plan, (iii) modify the requirements for eligibility to participate in the Plan, (iv) result in a failure to comply with applicable provisions of the Securities Act of 1933, the Exchange Act or the Code or (v) result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section.

(e) No Segregation of Cash or Stock. The Restricted Share Unit accounts established for Participants are merely a bookkeeping convenience and neither the Corporation nor its Affiliates shall be required to segregate any cash or stock which may at any time be represented by Awards. Nor shall anything provided herein be construed as providing for such segregation. Neither the Corporation, its Affiliates, the Board nor the Committee shall, by any provisions of the Plan, be deemed to be a trustee of any property, and the liability of the Corporation or its Affiliates to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of the Corporation or its Affiliates shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation or its Affiliates.

(f) Non-transferability. During the Participant’s lifetime, Options shall be exercisable only by such Participant. Awards shall not be transferable other than by will or the laws of descent and distribution upon the Participant’s death. Notwithstanding anything in this subsection 20(f) to the contrary, the Committee may grant to designated Participants the right to transfer Awards, to the extent allowed under Rule 16b-3 of the Exchange Act, subject to the terms and conditions of the Committee Rules.

Except as otherwise provided in the Plan, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

(g) Delaware Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware.

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Appendix A 2011 Equity Participation Plan

(h) Purchase of Common Stock. The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

(i) Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options shall be used for general corporate purposes.

(j) Withholding. The Committee shall require the withholding of all taxes as required by law. In the case of exercise of an Option or payments of Awards whether in cash or in shares of Common Stock or other securities, withholding shall be as required by law and the Committee Rules.

(k) Amendments. The Committee may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Awards and Award Agreements under the Plan to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, (3) permitted under applicable provisions of the Securities Act of 1933, as amended, the Exchange Act (including Rule 16b-3 thereof); and (4) that such action would not result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder); provided, however, that if any of the foregoing requires the approval by stockholders of any such amendment, suspension or discontinuance, then the Committee may take such action subject to the approval of the stockholders. Except as provided in subsections 20(c) and 20(d) no such amendment, suspension, or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant.

(l) Section 409A of the Code. To the extent that any Award is subject to Section 409A of the Code, such Award and the Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Such Award shall be paid in a manner that will comply with Section 409A of the Code, including the final treasury regulations or any other official guidance issued by the Secretary of the Treasury or the Internal Revenue Service with respect thereto.

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Appendix B

Kimberly-Clark Corporation

2011 Equity Participation Plan

U.S. Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income and employment tax rules relevant to stock options, stock appreciation rights (SARs), performance awards, restricted shares and, restricted share units under the 2011 Equity Participation Plan (the “2011 Plan”). These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to stock options, SARs, performance awards, restricted shares, and restricted share units.

Incentive Stock Options

A participant who is granted an incentive stock option (“Incentive Stock Option”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”) recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of Kimberly-Clark shares on the date of exercise over the option price is an item includible in the optionee’s alternative minimum taxable income. The IRS may require the optionee to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the Incentive Stock Option that the optionee can use to pay such tax.

If an optionee holds the common stock acquired upon exercise of the Incentive Stock Option for at least two years from the date of grant and at least one year following exercise (the “Statutory Holding Periods”), the IRS taxes the optionee’s gain, if any, upon a subsequent disposition of such common stock, as capital gain. If an optionee disposes of common stock acquired through the exercise of an Incentive Stock Option before satisfying the Statutory Holding Periods (a “Disqualifying Disposition”), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. This income is subject to income tax, but not to income or employment tax withholding. The balance of the gain that the optionee realizes on such a disposition, if any, is long-term or short-term capital gain depending on whether the common stock has been held for more than one year following exercise of the Incentive Stock Option.

Special rules apply for determining an optionee’s tax basis in and holding period for common stock acquired upon the exercise of an Incentive Stock Option if the optionee pays the exercise price of the Incentive Stock Option in whole or in part with previously owned Kimberly-Clark shares. Under these rules, the optionee does not recognize any income or loss from delivery of shares of common stock (other than shares previously acquired through the exercise of an Incentive Stock Option and not held for the Statutory Holding Periods) in payment of the exercise price. The optionee’s tax basis in and holding period for the newly-acquired shares of common stock will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee’s tax basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will be zero (or, if part of the exercise price is paid in cash, the amount of such cash divided by the number of such remaining newly-acquired shares) and the optionee’s holding period will begin on the date such shares are transferred. Under regulations, any Disqualifying Disposition is deemed made from shares with the lowest basis first.

If any optionee pays the exercise price of an Incentive Stock Option in whole or in part with previously-owned shares that were acquired upon the exercise of an Incentive Stock Option and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions.

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Appendix B 2011 Equity Participation Plan — U.S. Federal Income Tax Consequences

Kimberly-Clark is not entitled to any deduction with respect to the grant or exercise of an Incentive Stock Option or the optionee’s subsequent disposition of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, we are generally entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the optionee’s compensation income.

Nonqualified Stock Options

A participant who is granted a stock option that is not an Incentive Stock Option (a “Nonqualified Stock Option”) recognizes no income upon grant of the option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of the Kimberly-Clark shares received on the date of exercise. This income is subject to income and employment tax withholding. Kimberly-Clark is generally entitled to an income tax deduction corresponding to the compensation income that the optionee recognizes.

When an optionee disposes of common stock received upon the exercise of a Nonqualified Stock Option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee’s basis in the stock sold. Kimberly-Clark will not receive a deduction for any capital gain recognized by the optionee.

If an optionee pays the exercise price for a Nonqualified Stock Option entirely in cash, the optionee’s tax basis in the common stock received equals the stock’s fair market value on the exercise date, and the optionee’s holding period begins on the day after the exercise date. If however, an optionee pays the exercise price of a Nonqualified Stock Option in whole or in part with previously-owned shares of common stock, then the optionee’s tax basis in and holding period for the newly-acquired shares will be determined as follows: as to a number of newly acquired shares equal to the previously-owned shares delivered, the optionee’s basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will equal the share’s value on the exercise date, and the optionee’s holding period will begin on the day after the exercise date.

SARs

A participant who is granted a SAR recognizes no income upon grant of the SAR. At the time of exercise, however, the participant recognizes compensation income equal to any cash received and the fair market value of any Kimberly-Clark common stock received. This income is subject to income and employment tax withholding. Kimberly-Clark is generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Restricted Shares

Restricted shares are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. A participant to whom we grant restricted shares may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to have the grant taxed as compensation income at the date of receipt, resulting in the IRS taxing any future appreciation (or depreciation) in the value of the restricted shares as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date that we grant the restricted shares.

However, if a participant does not make a Section 83(b) Election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless the participant makes a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitutes compensation income to the participant and compensation expense to us. Any compensation income the participant recognizes from a grant of restricted shares is subject to income and employment tax withholding. Kimberly-Clark is generally entitled to an income tax deduction for any compensation income taxed to the participant.

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Appendix B 2011 Equity Participation Plan — U.S. Federal Income Tax Consequences

Performance

Awards and Restricted Share Units

The grant of a performance award or restricted share unit does not generate taxable income to a participant or an income tax deduction to us. Any cash and the fair market value of any Kimberly-Clark common stock received as payment in respect of a performance award or restricted share unit will constitute ordinary income to the participant. The participant’s income is subject to income and employment tax withholding. Kimberly-Clark is generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Payment of

Withholding Taxes

Kimberly-Clark has the right to withhold or require a participant to remit to us an amount sufficient to satisfy any federal, state, local, or foreign withholding tax requirements on any grant or exercise made under the 2011 Plan. However, to the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit the participant to satisfy a tax withholding requirement by delivering shares of Kimberly-Clark common stock that the participant previously owned or directing us to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or the lapse of a period of restriction, to satisfy such requirement.

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Appendix C

Kimberly-Clark Corporation

2011 Outside Directors’ Compensation Plan

(Amended and Restated Effective May 4, 2016)

1. Introduction

The Kimberly-Clark Corporation Outside Directors’ Compensation Plan (the “Plan”) is intended to promote the interests of Kimberly-Clark Corporation (the “Corporation”) and its stockholders by enhancing the Corporation’s ability to attract, motivate and retain as Outside Directors persons of training, experience and ability, and to encourage the highest level of Outside Director performance. The Plan is intended to permit the Corporation maximum flexibility in implementing a compensation policy including aligning the Outside Directors’ economic interests closely with those of the Corporation’s stockholders by use of equity based compensation awards.

2. Definitions

Unless otherwise defined in the text of the Plan, capitalized terms herein shall have the meanings set forth in this Section 2.

“Affiliate” means any Corporation in which the Corporation owns 20 percent or more of the equity interest (collectively, the “Affiliates”).

“Award” has the meaning set forth in Section 3 of the Plan.

“Board” means the Board of Directors of the Corporation.

“Change of Control” means an event deemed to have taken place if: (i) a third person, including a “group” as defined for purposes of Code Section 409A, acquires shares of the Corporation having 30 percent or more of the total number of votes that may be cast for the election of Directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were Directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation.

“Code” means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

“Committee Rules” means the Committee Rules for the Kimberly-Clark Corporation 2001 Equity Participation Plan or any successor plan.

“Director” means a member of the Board.

“Effective Date” means May 4, 2016 for the amended and restated Plan, upon approval by the stockholders of the Corporation at its 2016 annual meeting. The Plan was originally adopted effective January 1, 2001.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

“Fair Market Value” means the reported closing price of the Stock, on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices or, if no such sale shall has been made on that day, on the last preceding day on which there was such a sale.

“Management Development and Compensation Committee” means the Management Development and Compensation Committee of the Board.

“Nominating and Corporate Governance Committee” means the Nominating and Corporate Governance Committee of the Board.

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Appendix C 2011 Outside Directors’ Compensation Plan

“Option” means a right to purchase a specified number of shares of Stock at a fixed Option price equal to no less than the Fair Market Value of the Stock on the date the Option is granted. For purposes of this Plan, Options shall be issued either as “Annual Options,” as described in subsection 8(a)(iii), or “Additional Options,” as described in subsection 8(b).

“Outside Director” means a Director who is not on the date of grant of an Award pursuant to the Plan, or within one year prior to the date of such grant, an employee of the Corporation or any of its Affiliates.

“Restricted Period” shall mean the period of time during which the Transferability Restrictions applicable to Awards will be in force.

“Restricted Share” shall mean a share of Stock which may not be traded or sold, until the date the Transferability Restrictions expire.

“Restricted Share Unit” means the right, as described in Section 10, to receive an amount, payable in either cash or shares of Stock, equal to the value of a specified number of shares of Stock. No certificates shall be issued with respect to such Restricted Share Unit, except as provided in subsection 10(d), and the Corporation shall maintain a bookkeeping account in the name of the Outside Director to which the Restricted Share Unit shall relate.

“Retainer” means the annual retainer payable to an Outside Director for services rendered as a Director. As of the Effective Date, the amount of the cash portion of such Retainer shall be $100,000 per year, payable in quarterly installments in advance. The Board may, from time to time, establish a different retainer amount and/or the method of paying the retainer.

“Rule 16b-3” means Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

“Retirement” and “Retires” means the separation from service as a Director on or after the date the Director has attained age 55.

“Stock” means the shares of the Corporation’s common stock, par value $1.25 per share.

“Stock Appreciation Right (SAR)” has the meaning set forth in subsection 8(l)(i) of this Plan.

“Transferability Restrictions” means the restrictions on transferability imposed on Awards of Restricted Shares or Restricted Share Units.

3. Compensation

The Outside Directors will be entitled to receive compensation for their services as a member of the Board, and any of its committees, as may be determined from time to time by the Board following a review of, and recommendation on, Outside Director compensation made by the Nominating and Corporate Governance Committee. The compensation paid to each Outside Director is referred to herein as an “Award”, and may be paid in cash, Stock, Options, SARs, Restricted Shares, Restricted Share Units, other forms of equity or any combination thereof as is determined by the Board.

4. Participation

and Form of Grant

Participation in the Plan is limited to Outside Directors. It is intended that all Outside Directors will be participants in the Plan.

All Awards under the Plan shall be made in the form of Options, SARs, Stock, cash, Restricted Shares, Restricted Share Units, other forms of equity or any combination thereof. Notwithstanding anything in this Plan to the contrary, any Awards shall contain restrictions on assignability to the extent required under Rule 16b-3 of the Exchange Act.

5. Administration

of the Plan

The Plan shall be administered by the Board, which shall have sole and complete discretion and authority with respect thereto, except as expressly limited by the Plan. All action taken by the Board in the administration and interpretation of the Plan shall be final and binding on all matters relating

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Appendix C 2011 Outside Directors’ Compensation Plan

to the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Board, except that the Board may authorize any Directors, officers or employees of the Corporation to assist the Board in the administration of the Plan and to execute documents on behalf of the Board. The Board also may delegate to a committee of the Board, or such other Directors, officers or employees, as the Board determines, such other ministerial and discretionary duties as it sees fit.

The Corporation or the Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member of the Board shall be liable for any act done or omitted to be done by such member, or by any other member of the Board, in connection with the Plan, except for such member’s own willful misconduct or as otherwise expressly provided by statute.

The Board shall have the power to promulgate rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the Awards.

All expenses of administering the Plan shall be paid by the Corporation.

6. Term of Plan

The Plan as amended and restated shall become effective as of the Effective Date. The Plan shall remain in effect until April 20, 2021, unless the Plan is terminated prior thereto by the Board. No Awards may be granted after the termination date of the Plan, but Awards theretofore granted shall continue in force beyond that date pursuant to their terms.

7. Shares

Subject to the Plan; Adjustments; Individual Limit

(a) Shares Subject to the Plan. The aggregate maximum number of shares of Stock available for grant under the Plan shall be 1,000,000 shares, subject to the adjustment provision set forth in subsection 7(b) below. Shares of Stock subject to the Plan will be shares that were once issued and subsequently reacquired by the Corporation in the form of treasury stock. Shares subject to Awards which become ineligible for purchase, and Restricted Shares forfeited, will be available for Awards under the Plan to the extent permitted by Section 16 of the Exchange Act (or the rules and regulations promulgated thereunder) and to the extent determined to be appropriate by the Board. Notwithstanding anything in this Plan to the contrary, each grant of Awards under this Plan shall be subject to the availability of shares of Stock under this subsection 7(a).

(b) Adjustments. In the event there are any changes in the Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Board, to the extent necessary to preserve the benefit to the Outside Director contemplated hereby, to reflect such changes in (i) the aggregate number of shares of Stock subject to the Plan, (ii) the number of shares and the Award price per share of all shares of Stock subject to outstanding Awards, and (iii) such other provisions of the Plan as may be necessary and equitable to carry out the foregoing purposes, provided, however, that no such adjustment or change may be made to the extent that such adjustment or change will result in the dilution or enlargement of any rights of any Outside Director.

(c) Individual Limit. Notwithstanding anything in this Plan to the contrary, the aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards as determined for financial reporting purposes) and cash compensation granted under this Plan or otherwise during any calendar year to any individual Outside Director shall not exceed one million dollars ($1,000,000); provided, however, that in the calendar year in which an Outside Director is first designated as Chairman of the Board of Directors or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation to the Outside Director may be up to two hundred percent (200%) of the foregoing limit.

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Appendix C 2011 Outside Directors’ Compensation Plan

8. Stock

Options

(a) Annual Grant of Options. Except to the extent that the Board determines otherwise, Options may be granted to Outside Directors under the Plan as follows:

(i) The Board, by resolution, may provide that each Outside Director in office on January 1 of the calendar year may be automatically granted an Option to purchase a number of shares of Stock to be determined by the Board. The Board, by resolution, also may provide that each Outside Director who is first elected or appointed to the Board after January 1 of the calendar year, may be automatically granted a pro rata number of Options hereunder, without further action by the Board or the stockholders of the Corporation, on the earlier of the date of the first regular meeting during the calendar year of the Board or the Management Development and Compensation Committee after the date such Outside Director first becomes eligible for the grant of Options under this subsection 8(a). The Options to be pro rated will be the amount that would have been paid during the calendar year.

(ii) In addition, the Board, by resolution, may provide that each Outside Director who during the calendar year is designated to serve as the Chair of any one or more of the Audit, Management Development and Compensation, or Nominating and Corporate Governance Committees of the Board, or such other committee as may be determined by the Board, may be granted an Option to purchase an additional number of shares of Stock for each Chair to be determined by the Board.

(iii) A grant of Options as payment of either the annual Retainer or for each applicable Chair of a Committee is referred to herein as “Annual Options.”

(iv) Except as otherwise determined by the Board, Annual Options that may be granted to each Outside Director, and each Chair of the Audit, Management Development and Compensation, or Nominating and Corporate Governance Committees, as of January 1 of the calendar year, shall be automatically granted, without further action by the Board or the stockholders of the Corporation, on the date of the regular February meeting of the Management Development and Compensation Committee.

(b) Election of Additional Option. To the extent determined by the Board, each Outside Director may elect to receive the cash portion of his or her annual Retainer in the form of an additional Option (hereinafter referred to as an “Additional Option”), in increments of 50 percent of such cash portion of the Retainer. Except as otherwise provided below, such election must be made prior to the date that services are rendered in the calendar year in which such Retainer otherwise would be paid and shall be irrevocable thereafter for such calendar year; provided, however, that an election by an Outside Director pursuant to this subsection for a calendar year (or portion thereof) shall be valid and effective for all purposes for all succeeding calendar years, unless and until such election is revoked or modified by such Outside Director prior to the date that services are rendered in such succeeding calendar year(s); and, provided further, that no such election, revocation or modification may be made within six months of another such election, revocation or modification if the exemption afforded by Rule 16b-3 would not be available as a result thereof.

Notwithstanding the preceding, an individual who is first elected to the Board as an Outside Director during a calendar year may, to the extent determined by the Board, be permitted to make an election to receive the cash portion of his or her annual Retainer in the form of an Additional Option, in increments of 50 percent of such cash portion of the Retainer, during the thirty day period following his or her election date. An election under this paragraph shall be subject to the terms and conditions of this Section.

The number of shares of Stock subject to this Additional Option shall be based on 85 percent of the Black-Scholes-Merton valuation of the cash portion of the Retainer elected to be received as an Additional Option as of the date of grant. To the extent Additional Options are authorized by the Board, each Outside Director as of January 1 of the calendar year, shall be automatically granted the Additional Options elected hereunder, without further action by the Board or the stockholders of the Corporation, on the date of the February Management Development and Compensation

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Appendix C 2011 Outside Directors’ Compensation Plan

Committee meeting. To the extent Additional Options are authorized by the Board, each Outside Director who first becomes eligible for a grant after January 1 of the calendar year, shall be automatically granted the Additional Options elected hereunder, without further action by the Board or the stockholders of the Corporation, on the earlier of the date of the first regular meeting during the calendar year of either the Board or the Management Development and Compensation Committee after the date such Outside Director first becomes eligible and elects the grant of Additional Options under this subsection 8(b).

(c) Form of Additional Option Election. An election by an Outside Director to receive some or all of the cash portion of his or her Retainer as an Additional Option shall (i) be in writing, (ii) be delivered to the Secretary of the Corporation, and (iii) be irrevocable in all respects with respect to the calendar year(s) to which the election relates. If no election has ever been made by the Outside Director pursuant to subsection 8(b) above, he or she shall be deemed to have made an election to receive the entire cash portion of the Retainer in cash.

(d) Period of Option. The period of each Option shall be 10 years from the date it is granted.

(e) Option Price. The exercise price of an Option shall be the Fair Market Value of the Stock at the time the Option is granted.

(f) Limitations on Exercise. Each Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Outside Director shall have been in the continuous service as a Director of the Corporation; provided, however, that the provisions of this subsection 8(f) shall not apply and all Options outstanding under the Plan shall be exercisable in full if the Outside Director separates from service as a Director within the two (2) year period following the date a Change of Control of the Corporation occurs. Commencing one year after the date the Option was granted, the Outside Director may purchase the total number of shares of Stock covered by the Option; provided, however, that if the Director separates from service as a Director for any reason other than death, Retirement, a voluntary decision by the Outside Director not to stand for reelection to the Board or total and permanent disability, the Option shall be exercisable only for the number of shares of Stock which were exercisable on the date of such separation from service. In no event, however, may an Option be exercised more than 10 years after the date of its grant.

(g) Exercise; Notice Thereof. Options shall be exercised by delivering to the Corporation, as directed by the office of the Treasurer at the World Headquarters, written notice of the number of shares of Stock with respect to which Option rights are being exercised and by paying in full the Option Price of the shares at the time being acquired. Payment may be made in cash, a check payable to the Corporation or in shares of Stock transferable to the Corporation and having a Fair Market Value on the transfer date equal to the amount payable to the Corporation. The date of exercise shall be deemed to be the date the Corporation receives the written notice and payment for the shares being purchased. An Outside Director shall have none of the rights of a stockholder with respect to shares covered by an Option until the Outside Director becomes the record holder of such shares.

(h) Exercise after Death, Retirement, Disability or Voluntary Separation of Service. If a Director dies, retires, becomes totally and permanently disabled, or separates from service on the Board by reason of a voluntary decision by the Outside Director not to stand for reelection to the Board, without having exercised an Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 8(f), within the remaining period of the Option. Upon an Outside Director’s death, the Option may be exercised by the person or persons to whom such Outside Director’s rights under the Option shall pass by will or the laws of descent and distribution or, if no such person has such rights, by his executor or administrator.

(i) Non-transferability. During the Outside Director’s lifetime, Options shall be exercisable only by such Outside Director. Options shall not be transferable other than by will or the laws of descent and distribution upon the Outside Director’s death. Notwithstanding anything in this subsection 8(i) to the contrary, Outside Directors shall have the right to transfer Options, to the extent allowed under Rule 16b-3 of the Exchange Act, subject to the same terms and conditions applicable to Options granted to the Chief Executive Officer of the Corporation under Committee Rules.

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Appendix C 2011 Outside Directors’ Compensation Plan

(j) Purchase for Investment. It is contemplated that the Corporation will register shares sold to Directors pursuant to the Plan under the Securities Act of 1933. In the absence of an effective registration, however, an Outside Director exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

(k) Options for Nonresident Aliens. In the case of any Option awarded to an Outside Director who is not a resident of the United States, the Board may (i) waive or alter the conditions set forth in subsections 8(a) through 8(j) to the extent that such action is necessary to conform such Option to applicable foreign law, or (ii) take any action, either before or after the award of such Option, which it deems advisable to obtain approval of such Option by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (1) increase any benefits accruing to any Outside Directors under the Plan, (2) increase the number of securities which may be issued under the Plan, (3) modify the requirements for eligibility to participate in the Plan, or (4) result in a failure to comply with applicable provisions of the Securities Act of 1933, the Exchange Act or the Code.

(l) Election to Receive Cash Rather than Stock.

(i) At the same time as Options are granted the Board may also grant to designated Outside Directors the right to convert a specified number of shares of Stock covered by such Options to cash, subject to the terms and conditions of this subsection 8(l). For each such Option so converted, the Outside Director shall be entitled to receive cash equal to the difference between the Outside Director’s Option Price and the Fair Market Value of the Stock on the date of conversion. Such a right shall be referred to herein as a Stock Appreciation Right (“SAR”). Outside Directors to whom a SAR has been granted shall be notified of such grant and of the Options to which such SAR pertains. A SAR may be revoked by the Board, in its sole discretion, at any time, provided, however, that no such revocation may be taken hereunder if such action would result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section.

(ii) An Outside Director who has been granted a SAR may exercise such SAR during such periods as provided for in the rules promulgated under Section 16 of the Exchange Act. The SAR shall expire when the period of the subject Option expires.

(iii) At the time an Outside Director converts one or more shares of Stock covered by an Option to cash pursuant to a SAR, such Outside Director must exercise one or more Options, which were granted at the same time as the Option subject to such SAR, for an equal number of shares of Stock. In the event that the number of shares and the Option Price per share of all shares of Stock subject to outstanding Options is adjusted as provided in the Plan, the above SARs shall automatically be adjusted in the same ratio which reflects the adjustment to the number of shares and the Option Price per share of all shares of Stock subject to outstanding Options.

(m) No Repricings. No Option or SAR may be re-priced, replaced, re-granted through cancellation, or modified without stockholder approval (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 7 hereof) if the effect would be to reduce the exercise price for the shares underlying such Option or SAR. In addition, no Option or SAR may be repurchased or otherwise cancelled in exchange for cash (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 7 hereof) if the Option Price or Grant Price of the SAR is equal to or less than the Fair Market Value of the Common Stock at the time of such repurchase or exchange. Notwithstanding anything herein to the contrary, the Committee may take any such action set forth in this subsection 8(m) subject to the approval of the stockholders.

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Appendix C 2011 Outside Directors’ Compensation Plan

9. Restricted

Shares

The Board may from time to time designate those Outside Directors who shall receive Restricted Share Awards. Each grant of Restricted Shares under the Plan shall be evidenced by a notice from the Board to the Outside Director. The notice shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Board and shall indicate the number of Restricted Shares awarded and the following terms and conditions of the award.

(a) Grant of Restricted Shares. The Board shall determine the number of Restricted Shares to be included in the grant and the period or periods during which the Transferability Restrictions applicable to the Restricted Shares will be in force (the “Restricted Period”). The Restricted Period may be the same for all Restricted Shares granted at a particular time to any one Outside Director or may be different with respect to different Outside Directors or with respect to various of the Restricted Shares granted to the same Outside Director, all as determined by the Board at the time of grant.

(b) Transferability Restrictions. During the Restricted Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, an Outside Director’s right, if any, to receive Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. In order to enforce the limitations imposed upon the Restricted Shares the Board may (i) cause a legend or legends to be placed on any such certificates, and/or (ii) issue “stop transfer” instructions as it deems necessary or appropriate. Holders of Restricted Shares limited as to sale under this subsection 9(b) shall have rights as a shareholder with respect to such shares to receive dividends in cash or other property or other distribution or rights in respect of such shares, and to vote such shares as the record owner thereof. With respect to each grant of Restricted Shares, the Board shall determine the Transferability Restrictions which will apply to the Restricted Shares for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Board may provide (i) that the Outside Director will not be entitled to receive any shares of Stock unless he or she still serves as a Director of the Corporation at the end of the Restricted Period, (ii) that the Outside Director will become vested in Restricted Shares according to a schedule determined by the Board, or under other terms and conditions determined by the Board, and (iii) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Outside Director’s death or total and permanent disability.

(c) Manner of Holding and Delivering Restricted Shares. Each certificate issued for Restricted Shares shall be registered in the name of the Outside Director and deposited with the Corporation or its designee. These certificates shall remain in the possession of the Corporation or its designee until the end of the applicable Restricted Period or, if the Board has provided for earlier termination of the Transferability Restrictions following an Outside Director’s death, total and permanent disability or earlier vesting of the shares of Stock, such earlier termination of the Transferability Restrictions. At whichever time is applicable, certificates representing the number of shares of Stock to which the Outside Director is then entitled shall be delivered to the Outside Director free and clear of the Transferability Restrictions; provided that in the case of an Outside Director who is not entitled to receive the full number of Restricted Shares evidenced by the certificates then being released from escrow because of the application of the Transferability Restrictions, those certificates shall be returned to the Corporation and canceled and a new certificate representing the shares of Stock, if any, to which the Outside Director is entitled pursuant to the Transferability Restrictions shall be issued and delivered to the Outside Director, free and clear of the Transferability Restrictions.

10. Restricted

Share Units

The Board shall from time to time designate those Outside Directors who shall receive Restricted Share Unit Awards. The Board shall advise such Outside Directors of their Awards by a letter indicating the number of Restricted Share Units awarded and the following terms and conditions of the award.

(a) Restricted Share Units may be granted to Outside Directors as of the first day of a Restricted Period. The number of Restricted Share Units to be granted to each Outside Director and the Restricted Period shall be determined by the Board in its sole discretion.

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Appendix C 2011 Outside Directors’ Compensation Plan

(b) Transferability Restrictions. During the Restricted Period, Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, an Outside Director’s right, if any, to receive cash or Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Share Units, the Board shall determine the Transferability Restrictions which will apply to the Restricted Share Units for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Board may provide (i) that the Outside Director will forfeit any Restricted Share Units unless he or she still serves as a Director of the Corporation at the end of the Restricted Period, (ii) that the Outside Director will become vested in Restricted Share Units according to a schedule determined by the Board or under other terms and conditions determined by the Board, and (iii) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Outside Director’s death or total and permanent disability.

(c) Dividends. During the Restricted Period, Outside Directors will be credited with dividends, equivalent in value to those declared and paid on shares of Stock, on all Restricted Share Units granted to them. These dividends will be regarded as having been reinvested in Restricted Share Units on the date of the Stock dividend payments based on the then Fair Market Value of the Stock thereby increasing the number of Restricted Share Units held by an Outside Director. Holders of Restricted Share Units under this subsection 10(c) shall have none of the rights of a shareholder with respect to such shares. Holders of Restricted Share Units are not entitled to receive dividends in cash or other property, nor other distribution of rights in respect of such shares, nor to vote such shares as the record owner thereof.

(d) Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in shares of Stock unless the Board determines at the time of grant that payment will be made in cash or a combination of both cash and shares of Stock. The payment of Restricted Share Units shall be made within 90 days following the end of the Restricted Period.

11. Notices;

Delivery of Stock Certificates

Any notice required or permitted to be given by the Corporation or the Board pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Outside Director at the last address shown for the Outside Director on the records of the Corporation.

12. Amendment

and Termination

The Board may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Awards under the Plan to the extent (i) permitted by law, (ii) permitted by the rules of any stock exchange on which the Stock or any other security of the Corporation is listed, and (iii) permitted under applicable provisions of the Securities Act of 1933, as amended, the Exchange Act (including Rule 16b-3 thereof); provided, however, that if any of the foregoing requires the approval by the stockholders of any such amendment, suspension or discontinuance, then the Board may take such action subject to the approval of the stockholders. Except as provided in subsection 7(b), no such amendment, suspension or termination of the Plan shall, without the consent of the Director, adversely alter or change any of the rights or obligations under any Award granted to the Director. The Board may in its sole and absolute discretion, by written notice to a Director, (i) limit the period in which an Award may be exercised to a period ending at least three months following the date of such notice, and/or (ii) limit or eliminate the number of shares of Stock subject to Award after a period ending at least three months following the date of such notice. Except as provided in subsection 8(k) and this Section 12, no such amendment, suspension, or termination of the Plan shall, without the consent of the Director, adversely alter or change any of the rights or obligations under any Options or other rights previously granted the Director under the Plan.

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Appendix C 2011 Outside Directors’ Compensation Plan

13. Taxes

The Corporation shall require the withholding of all taxes as required by law. An Outside Director may elect, to the extent allowed by law, to have any portion of the federal, state or local income tax withholding required with respect to an Award satisfied by tendering Stock to the Corporation, which, in the absence of such an election, would have been issued to the Director in connection with the Award.

14. Governing

Law

The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the state of Delaware and applicable federal law. In the event any provision of the Plan shall be determined to be illegal or invalid for any reason, the other provisions of the Plan shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

15. Director’s

Service

Nothing contained in the Plan, or with respect to any grant hereunder, shall interfere with or limit in any way the right of stockholders of the Corporation to remove any Director from the Board, nor confer upon any Director any right to continue to serve on the Board as a Director.

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Appendix D

Kimberly-Clark Corporation

2011 Outside Directors’ Compensation Plan

U.S. Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the United States federal income tax rules relevant to stock options, stock appreciation rights (SARs), restricted shares, restricted share units and cash payments under the 2011 Outside Directors’ Compensation Plan, as amended and restated on February 10, 2016 (the “2011 Directors Plan”). These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States. Different or additional rules may apply to individuals who are subject to income tax in foreign jurisdictions or subject to state or local income taxes in the United States.

Options

An Outside Director who is granted an option recognizes no income upon grant of the option. At the time of exercise, however, the Outside Director recognizes compensation income equal to the difference between the exercise price and the fair market value of the Kimberly-Clark shares received on the date of exercise. Kimberly-Clark is generally entitled to an income tax deduction corresponding to the compensation income that the Outside Director recognizes.

When an Outside Director disposes of common stock received upon the exercise of an option, the Outside Director will recognize a capital gain or loss equal to the difference between the sales proceeds received and the Outside Director’s basis in the stock sold. Kimberly-Clark will not receive a deduction for any capital gain recognized by the Outside Director.

SARs

An Outside Director who is granted a SAR recognizes no income upon grant of the SAR. At the time of exercise, however, the Outside Director recognizes compensation income equal to any cash received and the fair market value of any Kimberly-Clark common stock received. Kimberly-Clark is generally entitled to an income tax deduction corresponding to the ordinary income that the Outside Director recognizes.

Restricted Shares

Restricted shares, if issued under the 2011 Directors Plan, are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. An Outside Director to whom we grant restricted shares may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to have the grant taxed as compensation income at the date of receipt, resulting in the IRS taxing any future appreciation (or depreciation) in the value of the shares of common stock that we grant as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date that we grant the restricted shares.

However, if an Outside Director does not make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless the Outside Director makes a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitutes compensation income to the Outside Director. Kimberly-Clark is generally entitled to an income tax deduction for any compensation income taxed to the Outside Director.

Restricted Share Units

The grant of a restricted share unit does not generate taxable income to an Outside Director or an income tax deduction to us. Any cash and the fair market value of any Kimberly-Clark common stock received as payment in respect of a restricted share unit will constitute ordinary income to the Outside Director. On

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Appendix D 2011 Outside Directors’ Compensation Plan — U.S. Federal Income Tax Consequences

any subsequent sale of the common stock, Outside Directors will realize a capital gain or loss in an amount equal to the net sale proceeds, less the Outside Director’s tax basis in the common stock. The holding period, for purposes of determining long-term or short-term capital gain or loss on the sale of the common stock, would commence on the date of distribution. Kimberly-Clark is generally entitled to an income tax deduction corresponding to the ordinary income that the Outside Director recognizes.

Stock

In general, an Outside Directors’ basis for common stock received under the 2011 Directors Plan will be the amount recognized as taxable compensation with respect to such common stock, and an Outside Director’s holding period for such shares will begin on the date the Outside Director recognizes taxable compensation with respect to the shares.

The foregoing tax effects may be different if common stock is subject to restrictions imposed by Section 16(b) of the Exchange Act. In such case, an Outside Director who is issued common stock under the 2011 Directors Plan will recognize taxable compensation on the issued shares when the restrictions on such shares imposed by Section 16(b) of the Exchange Act lapse, unless the Outside Director makes a Section 83(b) Election to be taxed at the time of issuance of the shares.

Cash

In general, an Outside Director will recognize taxable compensation in the year of payment of the cash annual retainer in an amount equal to such cash payment, and in the year of payment we will be allowed a deduction for federal income tax purposes equal to the compensation recognized by that Outside Director.

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Kimberly-Clark Corporation

Invitation to Stockholders

Notice of 2016 Annual Meeting

Proxy Statement

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 4, 2016.

    Vote by Internet

•	Go to www.envisionreports.com/kmb

•	Or scan the QR code with your smartphone

•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees (terms to expire at 2017 Annual Stockholder Meeting).

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1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John F. Bergstrom	☐	☐	☐	02 - Abelardo E. Bru	☐	☐	☐	03 - Robert W. Decherd	☐	☐	☐
04 - Thomas J. Falk	☐	☐	☐	05 - Fabian T. Garcia	☐	☐	☐	06 - Mae C. Jemison, M.D.	☐	☐	☐
07 - James M. Jenness	☐	☐	☐	08 - Nancy J. Karch	☐	☐	☐	09 - Ian C. Read	☐	☐	☐
10 - Marc J. Shapiro	☐	☐	☐	11 - Michael D. White	☐	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5.

	For	Against	Abstain		For	Against	Abstain

2. Ratification of Auditors	☐	☐	☐	3. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

4. Reapproval of Performance Goals under the 2011 Equity Participation Plan	☐	☐	☐	5. Approval of the Amended and Restated 2011 Outside Directors’ Compensation Plan	☐	☐	☐

C	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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PLEASE SEE REVERSE FOR ADDRESS CHANGES AND ATTENDANCE PREFERENCE.

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0294CC

Proxy — Kimberly-Clark Corporation

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 4, 2016: The Notice of the Annual Meeting, the Proxy Statement and the 2015 Annual Report, including Form 10-K, are available at http://www.kimberly-clark.com/investors

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy/Voting Instructions for the Annual Stockholder Meeting — May 4, 2016

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Solicited on Behalf of the Board of Directors

Thomas J. Falk, Thomas J. Mielke and Jeffrey P. Melucci, or any of them, with full power of substitution to each, hereby are appointed proxies and are authorized to vote, as specified on the reverse side of this card, all shares of common stock that the undersigned is entitled to vote at the Annual Stockholder Meeting of Kimberly-Clark Corporation, to be held at the Kimberly-Clark World Headquarters, 351 Phelps Drive, Irving, Texas on May 4, 2016 at 9:00 a.m. Central Time and at any adjournment thereof. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. IF YOU PREFER TO VOTE SEPARATELY ON INDIVIDUAL PROPOSALS YOU MAY DO SO BY MARKING THE APPROPRIATE BOXES, SIGN AND DATE ON THE REVERSE SIDE.

This card also constitutes voting instructions to the trustees of the Corporation’s employee benefits and stock purchase plans to vote whole shares attributable to accounts the undersigned may hold under such plans. If no voting instructions are provided, the respective plan committees, which are comprised of management personnel, will direct the trustees to vote the shares. Please date, sign and return this proxy/voting instruction card promptly. If you own shares directly and plan to attend the Annual Stockholder Meeting, please so indicate in the space provided below.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE PLEASE RETURN THIS CARD IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

D	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

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